                                                                  EXECUTION COPY


                                                                   Exhibit 10.14
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                                CREDIT AGREEMENT

                           dated as of April 16, 1999

                                  by and among

                       CONDOR TECHNOLOGY SOLUTIONS, INC.,

                   the Subsidiary Borrowers referenced herein,

                                  as Borrowers,

                         the Lenders referred to herein,

                                       and

                           FIRST UNION NATIONAL BANK,
        as Issuing Lender, Collateral Agent and Administrative Agent, and

                       FIRST UNION COMMERCIAL CORPORATION,
                         as Swingline Lender and Lender


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



                                                 TABLE OF CONTENTS



ARTICLE I  DEFINITIONS............................................................................................1

     SECTION 1.1               DEFINITIONS........................................................................1
     SECTION 1.2               GENERAL...........................................................................15
     SECTION 1.3               OTHER DEFINITIONS AND PROVISIONS..................................................16

ARTICLE II  REVOLVING CREDIT FACILITY............................................................................16

     SECTION 2.1               REVOLVING CREDIT LOANS............................................................16
     SECTION 2.2               SWINGLINE LOANS...................................................................16
     SECTION 2.3               PROCEDURE FOR ADVANCES OF REVOLVING CREDIT AND SWINGLINE LOANS....................18
     SECTION 2.4               REPAYMENT OF LOANS................................................................19
     SECTION 2.5               NOTES.............................................................................19
     SECTION 2.6               PERMANENT REDUCTION OF REVOLVING CREDIT FACILITY..................................20
     SECTION 2.7               TERMINATION OF REVOLVING CREDIT FACILITY..........................................20
     SECTION 2.8               USE OF PROCEEDS...................................................................21

ARTICLE III  LETTER OF CREDIT FACILITY...........................................................................21

     SECTION 3.1               L/C COMMITMENT....................................................................21
     SECTION 3.2               PROCEDURE FOR ISSUANCE OF LETTERS OF CREDIT.......................................21
     SECTION 3.3               COMMISSIONS AND OTHER CHARGES.....................................................22
     SECTION 3.4               L/C PARTICIPATIONS................................................................22
     SECTION 3.5               REIMBURSEMENT OBLIGATION OF THE BORROWERS.........................................23
     SECTION 3.6               OBLIGATIONS ABSOLUTE..............................................................24
     SECTION 3.7               EFFECT OF APPLICATION.............................................................24
     SECTION 3.8               LETTERS OF CREDIT ISSUED PURSUANT TO THE EXISTING FACILITY........................24

ARTICLE IV  TERM LOAN FACILITY...................................................................................25

     SECTION 4.1               TERM LOAN.........................................................................25
     SECTION 4.2               PROCEDURE FOR ADVANCE OF TERM LOAN................................................25
     SECTION 4.3               REPAYMENT OF TERM LOAN............................................................25
     SECTION 4.4               OPTIONAL PREPAYMENT OF TERM LOAN..................................................26
     SECTION 4.5               TERM NOTES........................................................................26

ARTICLE V  GENERAL LOAN PROVISIONS...............................................................................26

     SECTION 5.1               INTEREST..........................................................................26
     SECTION 5.2               NOTICE AND MANNER OF CONVERSION OR CONTINUATION OF LOANS..........................29


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

     SECTION 5.3               FEES..............................................................................29
     SECTION 5.4               MANNER OF PAYMENT.................................................................30
     SECTION 5.5               CREDITING OF PAYMENTS AND PROCEEDS................................................30
     SECTION 5.6               ADJUSTMENTS.......................................................................31
     SECTION 5.7               NATURE OF OBLIGATIONS OF LENDERS REGARDING EXTENSIONS OF CREDIT;  ASSUMPTION BY THE
                               ADMINISTRATIVE AGENT..............................................................31
     SECTION 5.8               CHANGED CIRCUMSTANCES.............................................................32
     SECTION 5.9               INDEMNITY.........................................................................34
     SECTION 5.10              CAPITAL REQUIREMENTS..............................................................34
     SECTION 5.11              TAXES.............................................................................34
     SECTION 5.12              SECURITY..........................................................................36
     SECTION 5.13              JOINT AND SEVERAL LIABILITY; CONTRIBUTION.........................................36
     SECTION 5.14              MITIGATION OF OBLIGATIONS; REPLACEMENT OF LENDERS.................................37

ARTICLE VI  CLOSING; CONDITIONS OF CLOSING AND BORROWING.........................................................37

     SECTION 6.1               CLOSING...........................................................................37
     SECTION 6.2               CONDITIONS TO CLOSING AND INITIAL EXTENSIONS OF CREDIT............................38
     SECTION 6.3               CONDITIONS TO ALL EXTENSIONS OF CREDIT............................................41

ARTICLE VII  REPRESENTATIONS AND WARRANTIES OF THE BORROWERS.....................................................41

     SECTION 7.1               REPRESENTATIONS AND WARRANTIES....................................................41
     SECTION 7.2               SURVIVAL OF REPRESENTATIONS AND WARRANTIES, ETC...................................47

ARTICLE VIII  FINANCIAL INFORMATION AND NOTICES..................................................................48

     SECTION 8.1               FINANCIAL STATEMENTS AND PROJECTIONS..............................................48
     SECTION 8.2               OFFICER'S COMPLIANCE CERTIFICATE..................................................49
     SECTION 8.3               ACCOUNTANTS'CERTIFICATE...........................................................49
     SECTION 8.4               OTHER REPORTS.....................................................................49
     SECTION 8.5               NOTICE OF LITIGATION AND OTHER MATTERS............................................50
     SECTION 8.6               ACCURACY OF INFORMATION...........................................................50

ARTICLE IX  AFFIRMATIVE COVENANTS................................................................................51

     SECTION 9.1               PRESERVATION OF CORPORATE EXISTENCE AND RELATED MATTERS...........................51
     SECTION 9.2               MAINTENANCE OF PROPERTY...........................................................51
     SECTION 9.3               INSURANCE.........................................................................51
     SECTION 9.4               ACCOUNTING METHODS AND FINANCIAL RECORDS..........................................51
     SECTION 9.5               PAYMENT AND PERFORMANCE OF OBLIGATIONS............................................51
     SECTION 9.6               COMPLIANCE WITH LAWS AND APPROVALS................................................52
     SECTION 9.7               ENVIRONMENTAL LAWS................................................................52
     SECTION 9.8               COMPLIANCE WITH ERISA.............................................................52
     SECTION 9.9               COMPLIANCE WITH AGREEMENTS........................................................53

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
     SECTION 9.10              CONDUCT OF BUSINESS...............................................................53
     SECTION 9.11              VISITS AND INSPECTIONS............................................................53
     SECTION 9.12              ADDITIONAL SUBSIDIARIES...........................................................53
     SECTION 9.13              YEAR 2000 COMPATIBILITY...........................................................53
     SECTION 9.14              FURTHER ASSURANCES................................................................53

ARTICLE X  FINANCIAL COVENANTS...................................................................................54

     SECTION 10.1              LEVERAGE RATIO....................................................................54
     SECTION 10.2              INTEREST COVERAGE RATIO...........................................................54
     SECTION 10.3              LIMITATIONS ON CAPITAL EXPENDITURES...............................................54
     SECTION 10.4              MINIMUM NET WORTH.................................................................54
     SECTION 10.5              MINIMUM PRO FORMA EBITDA..........................................................54

ARTICLE XI  NEGATIVE COVENANTS...................................................................................55

     SECTION 11.1              LIMITATIONS ON DEBT...............................................................55
     SECTION 11.2              LIMITATIONS ON GUARANTY OBLIGATIONS...............................................56
     SECTION 11.3              LIMITATIONS ON LIENS..............................................................56
     SECTION 11.4              LIMITATIONS ON LOANS, ADVANCES, INVESTMENTS AND ACQUISITIONS......................57
     SECTION 11.5              LIMITATIONS ON MERGERS AND LIQUIDATION............................................58
     SECTION 11.6              LIMITATIONS ON SALE OF ASSETS.....................................................59
     SECTION 11.7              LIMITATIONS ON DIVIDENDS AND DISTRIBUTIONS........................................59
     SECTION 11.8              LIMITATIONS ON EXCHANGE AND ISSUANCE OF CAPITAL STOCK.............................59
     SECTION 11.9              TRANSACTIONS WITH AFFILIATES......................................................60
     SECTION 11.10             CERTAIN ACCOUNTING CHANGES; ORGANIZATIONAL DOCUMENTS..............................60
     SECTION 11.11             AMENDMENTS; PAYMENTS AND PREPAYMENTS OF SUBORDINATED DEBT.........................60
     SECTION 11.12             RESTRICTIVE AGREEMENTS............................................................60
     SECTION 11.13             OWNERSHIP OF SUBSIDIARIES; LIMITATIONS ON THE COMPANY AND ITS SUBSIDIARIES........61
     SECTION 11.14             IMPAIRMENT OF SECURITY INTERESTS..................................................61

ARTICLE XII  DEFAULT AND REMEDIES................................................................................61

     SECTION 12.1              EVENTS OF DEFAULT.................................................................61
     SECTION 12.2              REMEDIES..........................................................................64
     SECTION 12.3              RIGHTS AND REMEDIES CUMULATIVE; NON-WAIVER; ETC...................................65

ARTICLE XIII  THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT..................................................65

     SECTION 13.1              APPOINTMENT.......................................................................65
     SECTION 13.2              DELEGATION OF DUTIES..............................................................65
     SECTION 13.3              EXCULPATORY PROVISIONS............................................................65
     SECTION 13.4              RELIANCE BY THE AGENTS............................................................66
     SECTION 13.5              NOTICE OF DEFAULT.................................................................66

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

     SECTION 13.6              NON-RELIANCE ON THE AGENTS AND OTHER LENDERS......................................67
     SECTION 13.7              INDEMNIFICATION...................................................................67
     SECTION 13.8              THE AGENTS IN THEIR INDIVIDUAL CAPACITY...........................................68
     SECTION 13.9              RESIGNATION OF THE AGENTS; SUCCESSOR AGENTS.......................................68

ARTICLE XIV  MISCELLANEOUS.......................................................................................68

     SECTION 14.1              NOTICES...........................................................................68
     SECTION 14.2              EXPENSES; INDEMNITY...............................................................69
     SECTION 14.3              SET-OFF...........................................................................70
     SECTION 14.4              GOVERNING LAW.....................................................................70
     SECTION 14.5              CONSENT TO JURISDICTION...........................................................70
     SECTION 14.6              BINDING ARBITRATION; WAIVER OF JURY TRIAL.........................................71
     SECTION 14.7              REVERSAL OF PAYMENTS..............................................................72
     SECTION 14.8              INJUNCTIVE RELIEF; PUNITIVE DAMAGES...............................................72
     SECTION 14.9              ACCOUNTING MATTERS................................................................72
     SECTION 14.10             SUCCESSORS AND ASSIGNS; PARTICIPATIONS............................................73
     SECTION 14.11             AMENDMENTS, WAIVERS AND CONSENTS..................................................76
     SECTION 14.12             PERFORMANCE OF DUTIES.............................................................77
     SECTION 14.13             ALL POWERS COUPLED WITH INTEREST..................................................77
     SECTION 14.14             SURVIVAL OF INDEMNITIES...........................................................77
     SECTION 14.15             TITLES AND CAPTIONS...............................................................77
     SECTION 14.16             SEVERABILITY OF PROVISIONS........................................................77
     SECTION 14.17             COUNTERPARTS......................................................................77
     SECTION 14.18             TERM OF AGREEMENT.................................................................77
     SECTION 14.19             INCONSISTENCIES WITH OTHER DOCUMENTS; INDEPENDENT EFFECT OF COVENANTS.............78
     SECTION 14.20             COMPANY AS AGENT FOR SUBSIDIARY BORROWERS.........................................78



EXHIBITS

Exhibit A-1       -        Form of Revolving Credit Note
Exhibit A-2       -        Form of Swingline Note
Exhibit A-3       -        Form of Term Note
Exhibit B         -        Form of Notice of Borrowing
Exhibit C         -        Form of Notice of Account Designation
Exhibit D         -        Form of Notice of Prepayment
Exhibit E         -        Form of Notice of Conversion/Continuation
Exhibit F         -        Form of Officer's Compliance Certificate
Exhibit G         -        Form of Assignment and Acceptance
Exhibit H         -        Form of Collateral Agreement
Exhibit I         -        Form of Joinder Agreement
Exhibit J         -        Form of Intercompany Note

SCHEDULES

Schedule 1        -        Lenders and Commitments
Schedule 7.1(a)   -        Jurisdictions of Organization and Qualification
Schedule 7.1(b)   -        Subsidiaries and Capitalization
Schedule 7.1(i)   -        ERISA Plans
Schedule 7.1(l)   -        Material Contracts
Schedule 7.1(m)   -        Labor and Collective Bargaining Agreements
Schedule 7.1(t)   -        Debt and Guaranty Obligations
Schedule 7.1(u)   -        Litigation
Schedule 11.3     -        Existing Liens
Schedule 11.4     -        Existing Loans, Advances and Investments
Schedule 11.9     -        Transactions with Affiliates

         CREDIT AGREEMENT dated as of the 16th day of April, 1999, by and among CONDOR TECHNOLOGY SOLUTIONS, INC., a Delaware corporation (the "COMPANY"), each of the Subsidiaries of the Company listed on the signature pages hereto and each additional Subsidiary of the Company which hereafter becomes a Borrower pursuant to SECTION 9.12 (collectively, the "SUBSIDIARY BORROWERS"; together with the Company being herein collectively referenced as the "BORROWERS"), the Lenders who are or may become a party to this Agreement, and FIRST UNION NATIONAL BANK, as Collateral Agent and Administrative Agent for the Lenders and as Issuing Lender and FIRST UNION COMMERCIAL CORPORATION, as Swingline Lender and Lender.

                              STATEMENT OF PURPOSE

         The Borrowers have requested, and the Lenders have agreed, to extend certain credit facilities to the Borrowers on the terms and conditions of this Agreement.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, such parties hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         SECTION 1.1 DEFINITIONS. The following terms when used in this Agreement shall have the meanings assigned to them below:

         "ACQUIRED EBITDA" means, for any period, Pro Forma EBITDA LESS EBITDA.

         "ADMINISTRATIVE AGENT" means First Union in its capacity as administrative agent hereunder, and any successor thereto appointed pursuant to
SECTION 13.9.

         "ADMINISTRATIVE AGENT'S OFFICE" means the office of the Administrative Agent specified in or determined in accordance with the provisions of SECTION 14.1(c).

         "AFFILIATE" means, with respect to any Person, any other Person (other than a Subsidiary) which directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person or any of its Subsidiaries. The term "CONTROL" means (a) the power to vote five percent (5%) or more of the securities or other equity interests of a Person having ordinary voting power, or (b) the possession, directly or indirectly, of any other power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

         "AGENTS" means the collective reference to the Administrative Agent and the Collateral

Agent.

         "AGGREGATE COMMITMENT" means the aggregate amount of the Lenders' Revolving Credit Commitments and Term Loan Commitments hereunder, as such amount may be reduced or modified at any time or from time to time pursuant to the terms hereof. On the Closing Date, the Aggregate Commitment shall be One Hundred Million Dollars ($100,000,000).

         "AGREEMENT" means this Credit Agreement, as amended, restated, supplemented or otherwise modified from time to time.

         "APPLICABLE LAW" means all applicable provisions of constitutions, laws, statutes, ordinances, rules, treaties, regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities and all orders and decrees of all courts and arbitrators.

         "APPLICABLE MARGIN" has the meaning assigned thereto in SECTION 5.1(c).

         "APPLICATION" means an application, in the form specified by the Issuing Lender from time to time, requesting the Issuing Lender to issue a Letter of Credit.

         "ARBITRATION RULES" has the meaning assigned thereto in SECTION 14.6.

         "ASSIGNMENT AND ACCEPTANCE" shall have the meaning assigned thereto in
SECTION 14.10.

        "AVERAGE UTILIZATION" means, for any fiscal quarter, the sum of the average aggregate amount of Revolving Credit Loans and L/C Obligations outstanding during each of the three (3) calendar months (calculated for each such month on the basis of actual daily outstandings) comprising such fiscal quarter divided by three (3).

         "BASE RATE" means, at any time, the higher of (a) the Prime Rate and
(b) the sum of (i) the Federal Funds Rate and (ii) 1/2 of 1%; each change in the Base Rate shall take effect simultaneously with the corresponding change or changes in the Prime Rate or the Federal Funds Rate.

         "BASE RATE LOAN" means any Loan bearing interest at a rate based upon the Base Rate as provided in SECTION 5.1(a).

         "BORROWERS" has the meaning assigned to such term in the preamble.

         "BUSINESS DAY" means (a) for all purposes other than as set forth in clause (b) below, any day other than a Saturday, Sunday or legal holiday on which banks in Charlotte, North Carolina and New York, New York, are open for the conduct of their commercial banking business, and (b) with respect to all notices and determinations in connection with, and payments of principal and interest on, any LIBOR Rate Loan, any day that is a Business Day described in clause (a) and that is also a day for trading by and between banks in Dollar deposits in the London interbank market.

         "CAPITAL ASSET" means, with respect to the Borrowers and their Subsidiaries, any asset that should, in accordance with GAAP, be classified and accounted for as a capital asset on a Consolidated balance sheet of the Borrowers.

         "CAPITAL EXPENDITURES" means, with respect to the Borrowers and their Subsidiaries for any period, the aggregate cost of all Capital Assets acquired by the Borrowers during such period determined on a Consolidated basis in accordance with GAAP; PROVIDED, that Capital Expenditures shall not include the purchase price paid in connection with a Permitted Acquisition, or expenditures for the repair, restoration or replacement of any asset that was damaged or destroyed, in an amount equal to any insurance proceeds received in connection with such damage or destruction.

         "CAPITAL LEASE" means, with respect to the Borrowers, any lease of any property that should, in accordance with GAAP, be classified and accounted for as a capital lease on a Consolidated balance sheet of the Borrowers.

         "CHANGE IN CONTROL" has the meaning assigned thereto in SECTION
12.1(i).

         "CLOSING DATE" means the date of this Agreement or such later Business Day upon which each condition described in SECTION 6.2 shall be satisfied or waived in all respects in a manner acceptable to the Administrative Agent, in its sole discretion.

         "CODE" means the Internal Revenue Code of 1986, and the rules and regulations thereunder, each as amended, supplemented or otherwise modified.

         "COLLATERAL" means any and all property or assets, whether real, personal or otherwise, described in or covered by the Security Documents as security for the Obligations and shall include, but not be limited to, all "COLLATERAL" as described in any Security Documents.

         "COLLATERAL AGREEMENT" means the Collateral Agreement of even date executed by the Borrowers and their Subsidiaries in favor of the Collateral Agent for the benefit of the Agents and the Lenders in substantially the form of EXHIBIT H, as amended, restated, supplemented or otherwise modified from time to time.

         "COLLATERAL AGENT" means First Union in its capacity as collateral agent hereunder, and any successor thereto appointed pursuant to SECTION 13.9.

         "COMMITMENT" means, as to any Lender, the sum of such Lender's Revolving Credit Commitment and Term Loan Commitment as set forth opposite such Lender's name on SCHEDULE 1, as the same may be reduced or modified at any time or from time to time pursuant to the terms hereof.

         "COMMITMENT FEE RATE" has the meaning set forth in SECTION 5.3.

         "COMPANY" has the meaning assigned to such term in the preamble.

         "CONSOLIDATED" means, when used with reference to financial statements or financial statement items of the Borrowers and their Subsidiaries, such statements or items on a consolidated basis in accordance with applicable principles of consolidation under GAAP.

         "CREDIT FACILITY" means the collective reference to the Revolving Credit Facility, the Term Loan Facility and the L/C Facility.

         "DEBT" means, with respect to the Borrowers at any date and without duplication, the sum of the following calculated in accordance with GAAP: (a) all liabilities, obligations and indebtedness including, but not limited to, obligations evidenced by bonds, debentures, notes or other similar instruments of any such Person, but excluding intercompany indebtedness (b) all obligations to pay the deferred purchase price of property or services of any such Person, except trade payables arising in the ordinary course of business not more than ninety (90) days past due (c) all obligations of any such Person as lessee under Capital Leases, (d) the total cash amount of all earn out obligations at such time the conditions precedent to such obligation are met and the obligation is deemed earned, (e) all Debt of any other Person secured by a Lien on any asset of any such Person, (f) all Guaranty Obligations of any such Person, (g) all obligations, contingent or otherwise, of any such Person relative to the face amount of letters of credit, whether or not drawn, including without limitation any Reimbursement Obligation, and banker's acceptances issued for the account of any such Person, (h) all obligations of any such Person to redeem, repurchase, exchange, defease or otherwise make payments in respect of capital stock or other securities of such Person and (i) all obligations incurred by any such Person pursuant to Hedging Agreements.

         "DEFAULT" means any of the events specified in SECTION 12.1 which with the passing of time, the giving of notice or any other condition, would constitute an Event of Default.

         "DOLLARS" OR "$" means, unless otherwise qualified, dollars in lawful currency of the United States.

         "EBITDA" means, for any period, the sum of the following determined on a Consolidated basis, without duplication, for the Borrowers and their Subsidiaries in accordance with GAAP: (a) Net Income for such period PLUS (b) the sum of the following to the extent deducted in determining Net Income: (i) income, franchise and other taxes, (ii) Interest Expense, (iii) amortization, depreciation and other non-cash charges, (iv) extraordinary losses LESS (c) interest income and any extraordinary gains which were included in determining Net Income.

         "ELIGIBLE ASSIGNEE" means, with respect to any assignment of the rights, interest and obligations of a Lender hereunder, a Person that is at the time of such assignment (a) a commercial bank organized under the laws of the United States or any state thereof, having combined capital and surplus in excess of $500,000,000, (b) a commercial bank organized under the laws of any other country that is a member of the Organization of Economic Cooperation and Development, or a political subdivision of any such country, having combined capital and surplus in excess of $500,000,000, (c) a finance company, insurance company or other financial institution which in the ordinary course of business extends credit of the type extended hereunder and that has total assets in excess of $1,000,000,000, (d) already a Lender hereunder (whether as an original party to this Agreement or as the assignee of another Lender), (e) the successor (whether by transfer of assets, merger or otherwise) to all or substantially all of the commercial lending business of the assigning Lender, or (f) any other Person that has been approved in writing as an Eligible Assignee by the Borrowers and the Administrative Agent.

         "EMPLOYEE BENEFIT PLAN" means any employee benefit plan within the meaning of Section 3(3) of ERISA which (a) is maintained for employees of the Borrowers or any ERISA Affiliate or (b) has at any time within the preceding six years been maintained for the employees of the Borrowers or any current or former ERISA Affiliate.

         "ENVIRONMENTAL LAWS" means any and all federal, state and local laws, statutes, ordinances, rules, regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities, relating to the protection of human health or the environment, including, but not limited to, requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Materials.

         "ERISA" means the Employee Retirement Income Security Act of 1974 and the rules and regulations thereunder, each as amended, supplemented or otherwise modified.

         "ERISA AFFILIATE" means any Person who together with the Borrowers are treated as a single employer within the meaning of Section 414(b), (c), (m) or
(o) of the Code or Section 4001(b) of ERISA.

         "EURODOLLAR RESERVE PERCENTAGE" means, for any day, the percentage (expressed as a decimal and rounded upwards, if necessary, to the next higher 1/100th of 1%) which is in effect for such day as prescribed by the Federal Reserve Board (or any successor) for determining the maximum reserve requirement (including without limitation any basic, supplemental or emergency reserves) in respect of eurocurrency liabilities or any similar category of liabilities for a member bank of the Federal Reserve System in New York City.

         "EVENT OF DEFAULT" means any of the events specified in SECTION 12.1, provided that any requirement for passing of time, giving of notice, or any other condition, has been satisfied.

         "EXISTING FACILITY" means collectively, (i) that certain Business Loan and Security Agreement dated as of April 15, 1998 by and among First Union Commercial Corporation, the Company and certain Subsidiaries of the Company, as amended and (ii) that certain Loan Agreement dated August 10, 1998 by and between First Union and Titan Technologies Group,

LLC.

         "EXTENSIONS OF CREDIT" means, as to any Lender at any time, an amount equal to the sum of (a): (i) the aggregate principal amount of all Revolving Credit Loans made by such Lender then outstanding, (ii) such Lender's Revolving Credit Commitment Percentage of the L/C Obligations then outstanding, (iii) such Lender's Revolving Credit Commitment Percentage of the Swingline Loans then outstanding and (iv) the aggregate principal amount of all Term Loans made by such Lender then outstanding; or (b) the making of any Loan or participation in any Letter of Credit, as the context requires.

         "FDIC" means the Federal Deposit Insurance Corporation, or any successor thereto.

         "FEDERAL FUNDS RATE" means, the rate per annum (rounded upwards, if necessary, to the next higher 1/100th of 1%) representing the daily effective federal funds rate as quoted by the Administrative Agent and confirmed in Federal Reserve Board Statistical Release H.15 (519) or any successor or substitute publication selected by the Administrative Agent. If, for any reason, such rate is not available, then "FEDERAL FUNDS RATE" shall mean a daily rate which is determined, in the opinion of the Administrative Agent, to be the rate at which federal funds are being offered for sale in the national federal funds market at 9:00 a.m. (Charlotte time). Rates for weekends or holidays shall be the same as the rate for the most immediate preceding Business Day.

         "FEDERAL GOVERNMENTAL AUTHORITY" means any nation and any government or any Person exercising executive, legislative, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

         "FIRST UNION" means First Union National Bank, a national banking association, and its successors.

         "FISCAL YEAR" means the fiscal year of the Borrowers ending on December 31.

         "FOREIGN SUBSIDIARY" has the meaning ascribed to such term in the Collateral Agreement.

         "GAAP" means generally accepted accounting principles, as recognized by the American Institute of Certified Public Accountants and the Financial Accounting Standards Board, consistently applied and maintained on a consistent basis for the Borrowers and their Subsidiaries throughout the period indicated and consistent with the prior financial practice of the Borrowers and their Subsidiaries.

         "GOVERNMENTAL APPROVALS" means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

         "GOVERNMENTAL AUTHORITY" means the collective reference to the Federal Governmental Authority and the State Governmental Authority.

         "GOVERNMENT CONTRACT" means any contract between any Grantor (as such term is defined in the Guarantee and Collateral Agreement) and any agency, department or instrumentality of the United States or any state, municipal or local Governmental Authority in the United States where such Grantor is the prime contractor, as the same may be amended, restated, supplemented or otherwise modified and which involves monetary liability of or to any such Person in an amount in excess of $500,000 per annum.

         "GUARANTY OBLIGATION" means, with respect to the Borrowers and their Subsidiaries, without duplication, any obligation, contingent or otherwise, of any such Person pursuant to which such Person has directly or indirectly guaranteed any Debt or other obligation of any other Person or of itself with respect to any reimbursement obligation or other contingent obligation incurred in connection with a performance of tenders, statutory obligation, bid, lease, government contract or performance and return-of-money bonds and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of any such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement condition or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); PROVIDED, that the term Guaranty Obligation shall not include endorsements for collection or deposit in the ordinary course of business.

         "HAZARDOUS MATERIALS" means any substances or materials (a) which are or become defined as hazardous wastes, hazardous substances, pollutants, contaminants, chemical substances or mixtures or toxic substances under any Applicable Law, (b) which are toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise harmful to human health or the environment and are or become regulated by any Governmental Authority, (c) the presence of which require investigation or remediation under any Applicable Law, (d) the discharge or emission or release of which requires a permit or license under any Applicable Law or other Governmental Approval, (e) which are deemed to constitute a nuisance, a trespass or pose a health or safety hazard to persons or neighboring properties, (f) which consist of underground or aboveground storage tanks, whether empty, filled or partially filled with any substance, or (g) which contain, without limitation, asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, petroleum hydrocarbons, petroleum derived substances or waste, crude oil, nuclear fuel, natural gas or synthetic gas.

         "HEDGING AGREEMENT" means any agreement with respect to an interest rate swap, collar, cap, floor or a forward rate agreement or other agreement regarding the hedging of interest rate risk exposure executed in connection with hedging the interest rate exposure of the Borrowers, and any confirming letter executed pursuant to such hedging agreement, all as amended, restated or otherwise modified.

         "IMMATERIAL SUBSIDIARY" means any Wholly-Owned Subsidiary of a Borrower the aggregate book value of the total assets of which do not exceed $3,000,000, as reflected on the financial statements for such period delivered in accordance with SECTION 8.1 or SECTION 8.2, as the case may be; PROVIDED, HOWEVER, that notwithstanding the foregoing, the aggregate EBITDA of all such Immaterial Subsidiaries shall not at any time exceed five percent (5%) of EBITDA, as reflected on the financial statements most recently delivered in accordance with
SECTION 8.1 or SECTION 8.2, as the case may be.

         "INTERCOMPANY NOTES" means the promissory notes of the Immaterial Subsidiaries in substantially the form of EXHIBIT J, as amended, restated, supplemented or otherwise modified from time to time.

         "INTEREST EXPENSE" means, for any period, total interest expense (including, without limitation, interest expense attributable to capital leases) determined on a consolidated basis, without duplication, for the Borrowers and their Subsidiaries in accordance with GAAP.

         "INTEREST PERIOD" shall have the meaning assigned thereto in SECTION 5.1(b).

         "ISPA98" means the International Standby Practices (1998 Revision, effective January 1, 1999), International Chamber of Commerce Publication No. 590.

         "ISSUING LENDER" means First Union, in its capacity as issuer of any Letter of Credit, or any successor thereto.

         "L/C COMMITMENT" means the lesser of (a) Fifteen Million Dollars ($15,000,000) and (b) the Revolving Credit Commitment.

         "L/C FACILITY" means the letter of credit facility established pursuant to ARTICLE III.

         "L/C OBLIGATIONS" means at any time, an amount equal to the sum of (a) the aggregate undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to SECTION 3.5.

         "L/C PARTICIPANTS" means the collective reference to all the Lenders other than the Issuing Lender.

         "LENDER" means each Person executing this Agreement as a Lender set forth on the signature pages hereto and each Person that hereafter becomes a party to this Agreement as a Lender pursuant to SECTION 14.10.

         "LENDING OFFICE" means, with respect to any Lender, the office of such Lender maintaining such Lender's Revolving Credit Commitment Percentage or Term Loan Commitment Percentage, as applicable, of the Extensions of Credit.

         "LETTERS OF CREDIT" shall have the meaning assigned thereto in SECTION 3.1.

         "LEVERAGE RATIO" has the meaning assigned to such term in SECTION 10.1.

         "LIBOR" means the rate of interest per annum determined on the basis of the rate for deposits in Dollars in minimum amounts of at least $5,000,000 for a period equal to the applicable Interest Period which appears on the Dow Jones Market Screen 3750 at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of the applicable Interest Period. If, for any reason, such rate does not appear on Dow Jones Market Screen 3750, then "LIBOR" shall be determined by the Administrative Agent to be the arithmetic average of the rate per annum at which deposits in Dollars in minimum amounts of at least $5,000,000 are offered by first class banks in the London interbank market to the Administrative Agent at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of the applicable Interest Period for a period equal to such Interest Period.

         "LIBOR RATE" means a rate per annum (rounded upwards, if necessary, to the next higher 1/100th of 1%) determined by the Administrative Agent pursuant to the following formula:

         LIBOR Rate =                       LIBOR
                                            -----
                           1.00-Eurodollar Reserve Percentage

         "LIBOR RATE LOAN" means any Loan bearing interest at a rate based upon the LIBOR Rate as provided in SECTION 5.1(a).

         "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement relating to such asset.

         "LOANS" means the collective reference to the Revolving Credit Loans, the Term Loans and the Swingline Loans and "LOAN" means any of such Loans.

         "LOAN DOCUMENTS" means, collectively, this Agreement, the Notes, the Applications, any Hedging Agreement with any Lender (which such Hedging Agreement is permitted or required hereunder), the Security Documents, the Side Letter and each other document, instrument, certificate and agreement executed and delivered by the Borrowers or their counsel in connection with this Agreement or otherwise referred to herein or contemplated hereby, all as may be amended, restated or otherwise modified.

         "MATERIAL ADVERSE EFFECT" means, with respect to the Borrowers and their Subsidiaries, a material adverse effect on the properties, business, prospects, operations or condition (financial or otherwise) of any such Person or the ability of any such Person to perform its obligations under the Loan Documents or Material Contracts, in each case to which it is a party.

         "MATERIAL CONTRACT" means (a) any Government Contract, or (b) any other contract or other agreement, written or oral, of any Borrower involving monetary liability of or to any such Person in an amount in excess of $500,000 per annum, or (c) any other contract or agreement, written or oral, of any Borrower the failure to comply with which could reasonably be expected to have a Material Adverse Effect.

         "MATERIAL SUBSIDIARY" means (i) each Subsidiary of Systems executing this Agreement on the Closing Date and (ii) any Subsidiary of a Borrower which is not an Immaterial Subsidiary.

         "MINIMUM COMPLIANCE LEVEL" has the meaning assigned to such term in
SECTION 10.4.

         "MULTIEMPLOYER PLAN" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which a Borrower or any ERISA Affiliate is making, or is accruing an obligation to make, contributions within the preceding six years.

         "NET CASH PROCEEDS" means, as applicable, (a) with respect to any sale or other disposition of assets, the gross cash proceeds received by the Borrowers from such sale LESS the sum of (i) all income taxes and other taxes assessed by a Governmental Authority as a result of such sale and any other fees and expenses incurred in connection therewith and (ii) the principal amount of, premium, if any, and interest on any Debt secured by a Lien on the asset (or a portion thereof) sold, which Debt is required to be repaid in connection with such sale, (b) with respect to any offering of capital stock or issuance of Debt, the gross cash proceeds received by the Borrowers therefrom LESS all legal, underwriting and other fees and expenses incurred in connection therewith and (c) with respect to any payment under an insurance policy or in connection with a condemnation proceeding, the amount of cash proceeds received by the Borrowers from an insurance company or Governmental Authority, as applicable, net of all expenses of collection.

         "NET INCOME" means, with respect to the Borrowers and their Subsidiaries for any period, on a Consolidated basis, the net income (or loss) thereof for such period determined with out duplication in accordance with GAAP; PROVIDED, that there shall be excluded from net income (or loss) the income (or loss) of any other Person (other than any Wholly-Owned Subsidiary) in which any Borrower has an ownership interest unless received by such Borrower.

         "NET WORTH" means, as of any date, the total of all amounts which would, in accordance with GAAP, be included on a Consolidated balance sheet of the Borrowers and their Subsidiaries as of such date as (a) the par or stated value of all outstanding capital stock of Borrowers and their Subsidiaries, (b) paid-in capital or capital surplus relating to such capital stock and (c) any retained earnings or earned surplus, less any accumulated deficit.

         "NOTES" means the collective reference to the Revolving Credit Notes, the Term Notes and Swingline Note and "NOTE" means any of such Notes.

         "NOTICE OF ACCOUNT DESIGNATION" shall have the meaning assigned thereto in SECTION 2.3(b).

         "NOTICE OF BORROWING" shall have the meaning assigned thereto in
SECTION 2.3(a).

         "NOTICE OF CONVERSION/CONTINUATION" shall have the meaning assigned thereto in SECTION 5.2.

         "NOTICE OF PREPAYMENT" shall have the meaning assigned thereto in
SECTION 2.4(c).

         "OBLIGATIONS" means, in each case, whether now in existence or hereafter arising: (a) the principal of and interest on (including interest accruing after the filing of any bankruptcy or similar petition) the Loans, (b) the L/C Obligations, (c) all payment and other obligations owing by the Borrowers to any Lender or the Administrative Agent under any Hedging Agreement with any Lender (which such Hedging Agreement is permitted or required hereunder), and (d) all other fees and commissions (including attorney's fees), charges, indebtedness, loans, liabilities, financial accommodations, obligations, covenants and duties owing by the Borrowers to the Lenders or the Administrative Agent, of every kind, nature and description, direct or indirect, absolute or contingent, due or to become due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any note, in each case under or in respect of this Agreement, any Note, any Letter of Credit or any of the other Loan Documents.

         "OFFICER'S COMPLIANCE CERTIFICATE" shall have the meaning assigned thereto in SECTION 8.2.

         "OTHER TAXES" shall have the meaning assigned thereto in SECTION
5.11(b).

         "PBGC" means the Pension Benefit Guaranty Corporation or any successor agency.

         "PENSION PLAN" means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to the provisions of Title IV of ERISA or
Section 412 of the Code and which (a) is maintained for employees of the Borrowers or any ERISA Affiliates or (b) has at any time within the preceding six years been maintained for the employees of the Borrowers or any of their current or former ERISA Affiliates.

         "PERMITTED ACQUISITIONS" means those acquisitions permitted pursuant to
SECTION 11.4(c) or otherwise consented to by the Required Lenders.

         "PERMITTED LIENS" has the meaning assigned to such term in the Collateral Agreement.

         "PERSON" means an individual, corporation, limited liability company, partnership, association, trust, business trust, joint venture, joint stock company, pool, syndicate, sole proprietorship, unincorporated organization, Governmental Authority or any other form of entity or group thereof.

         "PRIME RATE" means, at any time, the rate of interest per annum publicly announced from time to time by First Union as its prime rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in the Prime Rate occurs. The parties hereto acknowledge that the rate announced publicly by First Union as its Prime Rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.

         "PRO FORMA EBITDA" means EBITDA as adjusted in a manner reasonably satisfactory to the Administrative Agent, consistent with SEC pro forma rules including adjustments of nonrecurring and non cash charges, to take into account on a PRO FORMA basis, as of the first day of any calculation period, the effect of any acquisition consummated, or asset sold, during such period.

         "REAL PROPERTY SECURITY DOCUMENTS" means any landlord agreement, landlord consent, collateral assignment of lease, fee mortgagee consent or agreement, landlord estoppels, and any other agreement or writing pursuant to which any Borrower or Subsidiary grants a security interest in any real property interest securing the Obligations.

         "REGISTER" shall have the meaning assigned thereto in SECTION 14.10(d).

         "REIMBURSEMENT OBLIGATION" means the obligation of the Borrowers to reimburse the Issuing Lender pursuant to SECTION 3.5 for amounts drawn under Letters of Credit.

         "REQUIRED LENDERS" means, at any date, any combination of Lenders (i) whose Revolving Credit Commitment Percentages and Term Loan Commitment Percentages aggregate at least sixty-six and two-thirds percent (66%) of the Aggregate Commitment or, if the Commitments have been terminated, any combination of Lenders holding at least sixty-six and two-thirds percent
(66 2/3%) of the aggregate Extensions of Credit and (ii) at least one (1) such Lender is the holder of a Term Loan Commitment or, if the Term Loan Commitment has been terminated, is the holder of an outstanding Term Loan.

         "RESPONSIBLE OFFICER" means any of the following: the chief executive officer or chief financial officer of each Borrower or any other officer of such Borrower reasonably acceptable to the Administrative Agent.

         "REVOLVING CREDIT COMMITMENT" means (a) as to any Lender, the obligation of such Lender to make Revolving Credit Loans to the account of the Borrowers hereunder in an aggregate principal amount at any time outstanding not to exceed the amount set forth opposite such Lender's name on SCHEDULE 1 hereto as such amount may be reduced or modified at any time or from time to time pursuant to the terms hereof and (b) as to all Lenders, the aggregate commitment of all Lenders to make Revolving Credit Loans, as such amount may be reduced at any time or from time to time pursuant to the terms hereof. The Revolving Credit Commitment of all Lenders on the Closing Date shall be Seventy-Five Million Dollars ($75,000,000).

         "REVOLVING CREDIT COMMITMENT PERCENTAGE" means, as to the Revolving Credit Commitment, at any time the ratio of (a) the amount of the Revolving Credit Commitment, if any, of such Lender to (b) the aggregate Revolving Credit Commitments of all Lenders.

         "REVOLVING CREDIT FACILITY" means the revolving credit facility established pursuant to ARTICLE II.

         "REVOLVING CREDIT LOANS" means any revolving loan made to the Borrowers pursuant to SECTION 2.1, and all such revolving loans collectively as the context requires.

         "REVOLVING CREDIT NOTES" means the collective reference to the Revolving Credit Notes made by the Borrowers payable to the order of each Lender, substantially in the form of EXHIBIT A-1 hereto, evidencing the Revolving Credit Facility, and any amendments and modifications thereto, any substitutes therefor, and any replacements, restatements, renewals or extension thereof, in whole or in part; "REVOLVING CREDIT NOTE" means any of such Revolving Credit Notes.

         "REVOLVING CREDIT TERMINATION DATE" means the earliest of the dates referred to in SECTION 2.7.

         "SECURITY DOCUMENTS" means the collective reference to the Collateral Agreement, the Real Property Security Documents and each other agreement or writing pursuant to which the Borrowers and, as applicable, their Subsidiaries purport to pledge or grant a security interest in any property or assets securing the Obligations or any such Person purports to guaranty the payment and/or performance of the Obligations.

         "SIDE LETTER" that certain letter agreement by and between the Company on behalf of itself and the other Borrowers and the Administration Agent dated April 16, 1999.

         "SOLVENT" means, as to the Borrowers and their Subsidiaries on a particular date, that any such Person (a) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage and is able to pay its debts as they mature, (b) owns property having a value, both at fair valuation and at present fair saleable value, greater than the amount required to pay its probable liabilities (including contingencies), and (c) does not believe that it will incur debts or liabilities beyond its ability to pay such debts or liabilities as they mature.

         "STATE GOVERNMENTAL AUTHORITY" means any province, state, or political subdivision thereof, and any government of such Person exercising executive, legislative, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

         "SUBORDINATED DEBT" means the collective reference to Debt on SCHEDULE 6.1(t)
designated as Subordinated Debt and any other Debt of the Borrowers and their Subsidiaries subordinated in right and time of payment to the Obligations on terms satisfactory to the Required Lenders.

         "SUBSIDIARY" means as to any Person, any corporation, partnership, limited liability company or other entity of which more than fifty percent (50%) of the outstanding capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other managers of such corporation, partnership, limited liability company or other entity is at the time, directly or indirectly, owned by or the management is otherwise controlled by such Person (irrespective of whether, at the time, capital stock or other ownership interests of any other class or classes of such corporation, partnership, limited liability company or other entity shall have or might have voting power by reason of the happening of any contingency). Unless otherwise qualified references to "SUBSIDIARY" or "SUBSIDIARIES" herein shall refer to those of the Borrowers.

         "SUBSIDIARY BORROWERS" means Systems and all Subsidiaries of Systems which are signatories to this Agreement on the Closing Date together with any Subsidiary which becomes a Borrower pursuant to SECTION 9.12 after the Closing Date.

         "SUBSTANTIALLY SIMILAR LINE OF BUSINESS" means any business which is involved in one or more of the following activities: (i) strategic planning,
(ii) management consulting, (iii) strategic marketing communications, (iv) development, integration and installation of informational technology systems,
(v) contract, staffing, recruiting, and training, (vi) continuing education,
(vii) desktop and system maintenance and support, and (viii) procurement of computer hardware and software.

         "SWINGLINE COMMITMENT" means the lesser of (a) Five Million Dollars ($5,000,000) and (b) the Revolving Credit Commitment.

         "SWINGLINE LENDER" means First Union Commercial Corporation in its capacity as swingline lender hereunder.

         "SWINGLINE LOAN" has the meaning assigned to such term in SECTION 2.2.

         "SWINGLINE MATURITY DATE" means the first to occur of (a) the resignation of First Union as Administrative Agent in accordance with SECTION 13.9, and (b) the Revolving Credit Termination Date.

         "SWINGLINE NOTE" means the Swingline Note made by the Borrowers payable to the order of the Swingline Lender, substantially in the form of EXHIBIT A-2 hereto, evidencing the Swingline Loans, and any amendments and modifications thereto, any substitutes therefor, and any replacements, restatements, renewals or extension thereof, in whole or in part.

         "SYSTEMS" means Condor System Solutions, Inc., a Delaware corporation.

         "TAXES" shall have the meaning assigned thereto in SECTION 5.11(a).

         "TERM LOANS" shall mean the term loans to be made to the Borrowers by the Lenders pursuant to SECTION 4.1.

         "TERM LOAN COMMITMENT" means (a) as to any Lender, the obligation of such Lender to make the Term Loans to the account of the Borrowers hereunder in an aggregate principal amount not to exceed the amount set forth opposite such Lender's name on SCHEDULE 1 hereto, as such amount may be reduced or modified at any time or from time to time pursuant to the terms hereof and (b) as to all Lenders, the aggregate commitment to make Term Loans. The Term Loan Commitment of all Lenders as of the Closing Date shall be Twenty-Five Million Dollars ($25,000,000).

         "TERM LOAN COMMITMENT PERCENTAGE" means, as to any Lender, (a) prior to making the Term Loans, the ratio of (i) the Term Loan Commitment, if any of such Lender to (ii) the aggregate Term Loan Commitments of all Lenders, and (b) after the making of the Term Loans, the ratio of (i) the outstanding principal balance of the Term Loans of such Lender to (ii) the aggregate outstanding principal balance of the Term Loans of all Lenders.

         "TERM LOAN FACILITY" shall mean the term loan facility established pursuant to ARTICLE IV.

         "TERM LOAN MATURITY DATE" means the first to occur of (a) that date which is five (5) years from the Closing Date, and (b) the date of termination by the Administrative Agent on behalf of the Lenders pursuant to SECTION 12.2(a).

         "TERM NOTES" means the Term Notes made by the Borrowers payable to the order of each of the Lenders, substantially in the form of EXHIBIT A-3 hereto, evidencing the Debt incurred by the Borrowers pursuant to the Term Loan Facility, and any amendments, modifications and supplements thereto, any substitute therefor, and any replacement, restatements, renewals or extensions thereof, in whole or in part.

         "TERMINATION EVENT" means: (a) a "REPORTABLE EVENT" described in
Section 4043 of ERISA, or (b) the withdrawal of the Borrowers or any ERISA Affiliate from a Pension Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or (c) the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under Section 4041 of ERISA, or (d) the institution of proceedings to terminate, or the appointment of a trustee with respect to, any Pension Plan by the PBGC, or (e) any other event or condition which would constitute grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan, or (f) the partial or complete withdrawal of the Borrowers or any ERISA Affiliate from a Multiemployer Plan, or (g) the imposition of a Lien pursuant to
Section 412 of the Code or Section 302 of ERISA, or (h) any event or condition which results in the reorganization or insolvency of a Multiemployer Plan under Sections 4241 or 4245 of ERISA, or (i) any event or condition which results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by PBGC of proceedings to terminate a Multiemployer Plan under Section 4042 of ERISA.

         "TOTAL DEBT" means, as of any date of determination with respect to the Borrowers and their Subsidiaries on a Consolidated basis without duplication, the sum of all Debt of the Borrowers and their Subsidiaries.

         "UNIFORM CUSTOMS" the Uniform Customs and Practice for Documentary Credits (1993 Revision, effective January 1, 1994), International Chamber of Commerce Publication No. 500.

         "UCC" means the Uniform Commercial Code as in effect in the State of New York, as amended, restated or otherwise modified.

         "UNITED STATES" means the United States of America.

         "WHOLLY-OWNED" means, with respect to a Subsidiary, that all of the shares of capital stock or other ownership interests of such Subsidiary are, directly or indirectly, owned or controlled by one or more of the Borrowers and/or one or more of their Wholly-Owned Subsidiaries.

         SECTION 1.2 GENERAL. Unless otherwise specified, a reference in this Agreement to a particular section, subsection, Schedule or Exhibit is a reference to that section, subsection, Schedule or Exhibit of this Agreement. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter. Any reference herein to "Charlotte time" shall refer to the applicable time of day in Charlotte, North Carolina.

         SECTION 1.3 OTHER DEFINITIONS AND PROVISIONS.

         (a) USE OF CAPITALIZED TERMS. Unless otherwise defined therein, all capitalized terms defined in this Agreement shall have the defined meanings when used in this Agreement, the Notes and the other Loan Documents or any certificate, report or other document made or delivered pursuant to this Agreement.

         (b) MISCELLANEOUS. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

                                   ARTICLE II

                            REVOLVING CREDIT FACILITY

         SECTION 2.1 REVOLVING CREDIT LOANS. Subject to the terms and conditions of this Agreement, each Lender severally agrees to make Revolving Credit Loans to the Borrowers from time to time from the Closing Date through the Revolving Credit Termination Date as requested by any Borrower in accordance with the terms of SECTION 2.3; PROVIDED, that (a) the aggregate principal amount of all outstanding Revolving Credit Loans (after giving effect to any amount requested) shall not exceed the Revolving Credit Commitment LESS the sum of all outstanding Swingline Loans and L/C Obligations and (b) the principal amount of outstanding Revolving Credit Loans from any Lender to the Borrowers shall not at any time exceed such Lender's Revolving Credit Commitment LESS such Lender's Revolving Credit Commitment Percentage of outstanding L/C Obligations. Each Revolving Credit Loan by a Lender shall be in a principal amount equal to such Lender's Revolving Credit Commitment Percentage of the aggregate principal amount of Revolving Credit Loans requested on such occasion. Subject to the terms and conditions hereof, the Borrowers may borrow, repay and reborrow Revolving Credit Loans hereunder until the Revolving Credit Termination Date.

         SECTION 2.2 SWINGLINE LOANS.

         (a) AVAILABILITY. Subject to the terms and conditions of this Agreement, the Swingline Lender agrees to make certain revolving credit loans in Dollars ("SWINGLINE LOANS") to the Borrowers from time to time from the Closing Date through, but not including, the Swingline Maturity Date; PROVIDED, that the aggregate principal amount of all outstanding Swingline Loans (after giving effect to any amount requested), shall not exceed the lesser of (i) the Revolving Credit Commitment less the sum of all outstanding Revolving Credit Loans and the L/C Obligations and (ii) the Swingline Commitment.

         (b) REFUNDING.

                  (i) Swingline Loans shall be refunded by the Lenders on demand by the Swingline Lender. Such refundings shall be made by the Lenders in accordance with their respective Revolving Credit Commitment Percentages and shall thereafter be reflected as Revolving Credit Loans of the Lenders on the books and records of the Administrative Agent. Each Lender shall fund its respective Revolving Credit Commitment Percentage of Revolving Credit Loans as required to repay Swingline Loans outstanding to the Swingline Lender upon demand by the Swingline Lender but in no event later than 2:00 p.m. (Charlotte time) on the next succeeding Business Day after such demand is made. No Lender's obligation to fund its respective Revolving Credit Commitment Percentage of a Swingline Loan shall be affected by any other Lender's failure to fund its Revolving Credit Commitment Percentage of a Swingline Loan, nor shall any Lender's Revolving Credit Commitment Percentage be increased as a result of any such failure of any other Lender to fund its Revolving Credit Commitment Percentage.

                  (ii) The Borrowers shall pay to the Swingline Lender on demand the amount of such Swingline Loans to the extent amounts received from the Lenders are not sufficient to repay in full the outstanding Swingline Loans requested or required to be refunded. In addition, the Borrowers hereby authorize the Administrative Agent to charge any account maintained with the Swingline Lender (up to the amount available therein) in order to immediately pay the Swingline Lender the amount of such Swingline Loans to the extent amounts received from the Lenders are not sufficient to repay in full the outstanding Swingline Loans requested or required to be refunded. If any portion of any such amount paid to the Swingline Lender shall be recovered by or on behalf of the Borrowers from the Swingline Lender in bankruptcy or otherwise, the loss of the amount so recovered shall be ratably shared among all the Lenders in accordance with their respective Revolving Credit Commitment Percentages (unless the amounts so recovered by or on behalf of the Borrowers pertain to a Swingline Loan extended after the occurrence and during the continuance of an Event of Default of which the Administrative Agent has received actual notice and which such Event of Default has not been waived by the Required Lenders or the Lenders, as applicable).

                  (iii) Each Lender acknowledges and agrees that its obligation to refund Swingline Loans in accordance with the terms of this SECTION 2.2 is absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, non-satisfaction of the conditions set forth in ARTICLE VI. Further, each Lender agrees and acknowledges that if prior to the refunding of any outstanding Swingline Loans pursuant to this
SECTION 2.2, one of the events described in SECTION 12.1(j) or (k) shall have occurred, each Lender will, on the date the applicable Revolving Credit Loan would have been made, purchase an undivided participating interest in the Swingline Loan to be refunded in an amount equal to its Revolving Credit Commitment Percentage of the aggregate amount of such Swingline Loan. Each Lender will immediately transfer to the Swingline Lender, in immediately available funds, the amount of its participation and upon receipt thereof the Swingline Lender will deliver to such Lender a certificate evidencing such participation dated the date of receipt of such funds and for such amount. Whenever, at any time after the Swingline Lender has received from any Lender such Lender's participating interest in a Swingline Loan, the Swingline Lender receives any payment on account thereof, the Swingline Lender will distribute to such Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstanding and funded).

         SECTION 2.3 PROCEDURE FOR ADVANCES OF REVOLVING CREDIT AND SWINGLINE LOANS.

         (a) REQUESTS FOR BORROWING. The Borrowers shall give the Administrative Agent irrevocable prior written notice in the form attached hereto as EXHIBIT B (a "NOTICE OF BORROWING") not later than 11:00 a.m. (Charlotte time) (i) on the same Business Day as each Base Rate Loan and each Swingline Loan and (ii) at least three (3) Business Days before each LIBOR Rate Loan, of its intention to borrow, specifying (A) the date of such borrowing, which shall be a Business Day, (B) the amount of such borrowing, which shall be (x) with respect to Base Rate Loans in an aggregate principal amount of $3,000,000 or a whole multiple of $1,000,000 in excess thereof, (y) with respect to LIBOR Rate Loans in an aggregate principal amount of $3,000,000 or a whole multiple of $1,000,000 in excess thereof and (z) with respect to Swingline Loans in an aggregate principal amount of $500,000 or a whole multiple of $100,000 in excess thereof, (C) whether such Loan is to be a Revolving Credit Loan, (D) in the case of a Revolving Credit Loan whether the Loans are to be LIBOR Rate Loans or Base Rate Loans, and (E) in the case of a LIBOR Rate Loan, the duration of the Interest Period applicable thereto. Notices received after 11:00 a.m. (Charlotte time) shall be deemed received on the next Business Day. The Administrative Agent shall promptly notify the Lenders of each Notice of Borrowing.

         (b) DISBURSEMENT OF REVOLVING CREDIT AND SWINGLINE LOANS. Not later than 2:00 p.m. (Charlotte time) on the proposed borrowing date, (i) each Lender will make available to the Administrative Agent, for the account of the Borrowers, at the office of the Administrative Agent in funds immediately available to the Administrative Agent, such Lender's Revolving Credit Commitment Percentage of the Revolving Credit Loans to be made on such borrowing date and
(ii) the Swingline Lender will make available to the Administrative Agent, for the account of the Borrowers, at the office of the Administrative Agent in funds immediately available to the Administrative Agent, the Swingline Loans to be made on such borrowing date. The Borrowers hereby irrevocably authorize the Administrative Agent to disburse the proceeds of each borrowing requested pursuant to this SECTION 2.2 in immediately available funds by crediting or wiring such proceeds to the deposit account of the Borrowers identified in the most recent notice substantially in the form of EXHIBIT C hereto (a "NOTICE OF ACCOUNT DESIGNATION") delivered by the Borrowers to the Administrative Agent or may be otherwise agreed upon by the Borrowers and the Administrative Agent from time to time. Subject to SECTION 5.7, the Administrative Agent shall not be obligated to disburse the portion of the proceeds of any Revolving Credit Loan requested pursuant to this SECTION 2.3 to the extent that any Lender has not made available to the Administrative Agent its Revolving Credit Commitment Percentage of such Loan. Revolving Credit Loans to be made for the purpose of refunding Swingline Loans shall be made by the Lenders as provided in SECTION 2.2(b).

         SECTION 2.4 REPAYMENT OF LOANS.

         (a) REPAYMENT ON REVOLVING CREDIT TERMINATION DATE. The Borrowers shall repay the outstanding principal amount of (i) all Revolving Credit Loans in full on the Revolving Credit Termination Date, and (ii) all Swingline Loans in accordance with SECTION 2.2(b), together, in each case, with all accrued but unpaid interest thereon.

         (b) MANDATORY REPAYMENT OF EXCESS LOANS. If at any time the sum of (i) the aggregate principal amount of all Revolving Credit Loans outstanding at such time, PLUS (ii) the aggregate principal amount of Swingline Loans outstanding at such time PLUS (iii) the aggregate principal amount of L/C Obligations outstanding at such time exceeds the Revolving Credit Commitment, the Borrowers shall repay immediately upon notice from the Administrative Agent, by payment to the Administrative Agent for the account of the Lenders, Revolving Credit Loans, Swingline Loans, furnishing cash collateral reasonably satisfactory to the Administrative Agent and/or repay the L/C Obligations in an amount equal to such excess with each such repayment applied FIRST to the principal amount of outstanding Swingline Loans, SECOND to the principal amount of outstanding Revolving Credit Loans and THIRD to the principal amount of the L/C Obligations. Such cash collateral shall be applied in accordance with SECTION 12.2(b). Each such repayment shall be accompanied by any amount required to be paid pursuant to SECTION 5.9.

         (c) OPTIONAL REPAYMENTS. The Borrowers may at any time and from time to time repay the Loans, in whole or in part, upon at least three (3) Business Days' irrevocable notice to the Administrative Agent with respect to LIBOR Rate Loans and one (1) Business Day irrevocable notice with respect to Base Rate Loans and Swingline Loans, in the form attached hereto as EXHIBIT D (a "NOTICE OF PREPAYMENT") specifying the date and amount of repayment and whether the repayment is of LIBOR Rate Loans, Base Rate Loans, Swingline Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each. Upon receipt of such notice, the Administrative Agent shall promptly notify each Lender. If any such notice is given, the amount specified in such notice shall be due and payable on the date set forth in such notice. Partial repayments shall be in an aggregate amount of $3,000,000 or a whole multiple of $1,000,000 in excess thereof with respect to Base Rate Loans, $3,000,000 or a whole multiple of $1,000,000 in excess thereof with respect to LIBOR Rate Loans and $500,000 or a whole multiple of $100,000 in excess thereof with respect to Swingline Loans. Each such repayment shall be accompanied by any amount required to be paid pursuant to SECTION 5.9.

         (d) LIMITATION ON REPAYMENT OF LIBOR RATE LOANS. The Borrowers may not repay any LIBOR Rate Loan on any day other than on the last day of the Interest Period applicable thereto unless such repayment is accompanied by any amount required to be paid pursuant to SECTION 4.9.

         SECTION 2.5 NOTES.

         (a) REVOLVING CREDIT NOTES. Each Lender's Revolving Credit Loans and the obligation of the Borrowers to repay such Revolving Credit Loans shall be evidenced by a separate Revolving Credit Note executed by the Borrowers payable to the order of such Lender representing the Borrowers' obligation to pay such Lender's Commitment or, if less, the aggregate unpaid principal amount of all Revolving Credit Loans made and to be made by such Lender to the Borrowers hereunder, PLUS interest and all other fees, charges and other amounts due thereon. Each Revolving Credit Note shall be dated the date hereof and shall bear interest on the unpaid principal amount thereof at the applicable interest rate per annum specified in SECTION 5.1.

         (b) SWINGLINE NOTE. The Swingline Loans and the obligations of the Borrowers to repay such Swingline Loans shall be evidenced by a Swingline Note executed by the Borrowers payable to the order of the Swingline Lender representing the Borrowers' obligation to pay the Swingline Lender's Swingline Commitment or, if less, the aggregate unpaid principal amount of all Swingline Loans made by the Swingline Lender to the Borrowers hereunder, PLUS interest on such principal amounts and all other fees, charges and other amounts due thereon. The Swingline

Note shall be dated the date hereof and shall bear interest on the unpaid principal amount thereof at the applicable interest rate per annum specified in
SECTION 5.1.

         SECTION 2.6 PERMANENT REDUCTION OF REVOLVING CREDIT FACILITY.

         (a) VOLUNTARY REDUCTION. The Borrowers shall have the right at any time and from time to time, upon at least five (5) Business Days prior written notice to the Administrative Agent, to permanently reduce, without premium or penalty,
(i) the entire Revolving Credit Commitment at any time or (ii) portions of the Revolving Credit Commitment, from time to time, in an aggregate principal amount not less than $3,000,000 or any whole multiple of $1,000,000 in excess thereof.

         (b) Each permanent reduction permitted or required pursuant to this
SECTION 2.6 shall be accompanied by a payment of principal sufficient to reduce the aggregate outstanding Extensions of Credit of the Lenders after such reduction to the Revolving Credit Commitment as so reduced and if the Revolving Credit Commitment as so reduced is less than the aggregate amount of all outstanding Letters of Credit, the Borrowers shall be required to deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Any reduction of the Revolving Credit Commitment to zero shall be accompanied by payment of all outstanding Obligations (and furnishing of cash collateral satisfactory to the Administrative Agent for all L/C Obligations) and shall result in the termination of the Revolving Credit Commitments and Revolving Credit Facility. Such cash collateral shall be applied in accordance with
SECTION 12.2(b). If the reduction of the Revolving Credit Commitment requires the repayment of any LIBOR Rate Loan, such repayment shall be accompanied by any amount required to be paid pursuant to SECTION 5.9.

         SECTION 2.7 TERMINATION OF REVOLVING CREDIT FACILITY. The Revolving Credit Facility shall terminate on the earliest of (a) that date which is three
(3) years from the Closing Date, (b) the date of termination by the Borrowers pursuant to SECTION 2.6(a), and (c) the date of termination by the Administrative Agent on behalf of the Lenders pursuant to SECTION 12.2(a).

         SECTION 2.8 USE OF PROCEEDS. The Borrowers shall use the proceeds of the Extensions of Credit (a) to finance Permitted Acquisitions, (b) to refinance certain existing indebtedness including, without limitation, the Existing Facility, and (c) for working capital and general corporate requirements of the Borrowers and their Subsidiaries, including the payment of certain fees and expenses incurred in connection with the transactions.

                                   ARTICLE III

                            LETTER OF CREDIT FACILITY

         SECTION 3.1 L/C COMMITMENT. Subject to the terms and conditions hereof, the Issuing Lender, in reliance on the agreements of the other Lenders set forth in SECTION 3.4(a), agrees to issue standby letters of credit ("LETTERS OF CREDIT") for the account of the Borrowers on any Business Day from the Closing Date through but not including the Revolving Credit Termination Date in such form as may be approved from time to time by the Issuing Lender; PROVIDED, that the Issuing Lender shall have no obligation to issue any Letter of Credit if, after giving effect to such issuance, (a) the L/C Obligations would exceed the L/C Commitment or (b) the aggregate principal amount of outstanding Revolving Credit Loans, PLUS the aggregate principal amount of outstanding Swingline Loans, PLUS the aggregate amount of the L/C Obligations would exceed the Revolving Credit Commitment. Each Letter of Credit shall (i) be denominated in Dollars in a minimum amount of $1,000,000, (ii) be a standby letter of credit issued to support obligations of any Borrower, contingent or otherwise, incurred in the ordinary course of business, (iii) have an original expiry date of, or prior to that date which is one (1) year from the date of issuance, (iv) as originally issued or extended, have an expiry date on, or prior to the Revolving Credit Termination Date and (v) be subject to the Uniform Customs and/or ISPA98, as applicable in the sole discretion of the Issuing Lender, and, to the extent not inconsistent therewith, the laws of the State of New York. The Issuing Lender shall not at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause the Issuing Lender or any L/C Participant to exceed any limits imposed by, any Applicable Law. References herein to "ISSUE" and derivations thereof with respect to Letters of Credit shall also include extensions or modifications of any existing Letters of Credit, unless the context otherwise requires.

         SECTION 3.2 PROCEDURE FOR ISSUANCE OF LETTERS OF CREDIT. The Borrowers may from time to time request that the Issuing Lender issue a Letter of Credit by delivering to the Issuing Lender at the Administrative Agent's Office an Application therefor, completed to the satisfaction of the Issuing Lender, and such other certificates, documents and other papers and information as the Issuing Lender may request. Upon receipt of any Application, the Issuing Lender shall process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall, subject to SECTION 3.1 and ARTICLE VI hereof, promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Lender be required to issue any Letter of Credit earlier than three (3) Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by the Issuing Lender and such Borrowers. The Issuing Lender shall promptly furnish to such Borrower a copy of such Letter of Credit and promptly notify each Lender of the issuance and upon request by any Lender, furnish to such Lender a copy of such Letter of Credit and the amount of such Lender's L/C Participation therein.

         SECTION 3.3 COMMISSIONS AND OTHER CHARGES.

         (a) The Borrowers shall pay to the Administrative Agent, for the account of the

Issuing Lender and the L/C Participants, a letter of credit commission with respect to each Letter of Credit in an amount equal to the Applicable Margin then in effect for LIBOR Rate Loans on a per annum basis on the face amount of such Letter of Credit. Such commission shall be payable quarterly in arrears on the last Business Day of each calendar quarter and on the Revolving Credit Termination Date.

         (b) In addition to the foregoing commission, the Borrowers shall pay the Issuing Lender an issuance fee of 0.125% per annum on the face amount of each Letter of Credit, payable quarterly in arrears on the last Business Day of each calendar quarter and on the Revolving Credit Termination Date.

         (c) In addition to the fees set forth in SECTIONS 3.3(a) and (b), the Borrowers promise to pay to or reimburse the Issuing Lender, for its own account without sharing by the other Lenders, for such normal and customary costs and expenses as are incurred or charged by the Issuing Lender in Issuing, effecting payment under, amending or otherwise administering any Letter of Credit.

         (d) The Administrative Agent shall, promptly following its receipt thereof, distribute to the Issuing Lender and the L/C Participants all commissions received by the Administrative Agent in accordance with their respective Revolving Credit Commitment Percentages.

         SECTION 3.4 L/C PARTICIPATIONS.

         (a) The Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Revolving Credit Commitment Percentage in the Issuing Lender's obligations and rights under each Letter of Credit issued hereunder and the amount of each draft paid by the Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with the Issuing Lender that, if a draft is paid under any Letter of Credit for which the Issuing Lender is not reimbursed in full by the Borrowers in accordance with the terms of this Agreement, such L/C Participant shall pay to the Issuing Lender upon demand at the Issuing Lender's address for notices specified herein an amount equal to such L/C Participant's Revolving Credit Commitment Percentage of the amount of such draft, or any part thereof, which is not so reimbursed.

         (b) Upon becoming aware of any amount required to be paid by any L/C Participant to the Issuing Lender pursuant to SECTION 3.4(a) in respect of any unreimbursed portion of any payment made by the Issuing Lender under any Letter of Credit, the Issuing Lender shall notify each L/C Participant of the amount and due date of such required payment and such L/C Participant shall pay to the Issuing Lender the amount specified on the applicable due date. If any such amount is paid to the Issuing Lender after the date such payment is due, such L/C

Participant shall pay to the Issuing Lender on demand, in addition to such amount, the product of (i) such amount, TIMES (ii) the daily average Federal Funds Rate as determined by the Administrative Agent during the period from and including the date such payment is due to the date on which such payment is immediately available to the Issuing Lender, TIMES (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. A certificate of the Issuing Lender with respect to any amounts owing under this SECTION 3.4(b) shall be conclusive in the absence of manifest error. With respect to payment to the Issuing Lender of the unreimbursed amounts described in this SECTION 3.4(b), if the L/C Participants receive notice that any such payment is due (A) prior to 1:00 p.m. (Charlotte time) on any Business Day, such payment shall be due that Business Day, and (B) after 1:00 p.m. (Charlotte time) on any Business Day, such payment shall be due on the following Business Day.

         (c) Whenever, at any time after the Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its Revolving Credit Commitment Percentage of such payment in accordance with this
SECTION 3.4, the Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrowers or otherwise) or any payment of interest on account thereof, the Issuing Lender will distribute to such L/C Participant its PRO RATA share thereof; PROVIDED, that in the event that any such payment received by the Issuing Lender shall be required to be returned by the Issuing Lender, such L/C Participant shall return to the Issuing Lender the portion thereof previously distributed by the Issuing Lender to it.

         SECTION 3.5 REIMBURSEMENT OBLIGATION OF THE BORROWERS. In the event of any drawing under any Letter of Credit, the Borrowers agree to reimburse (either with the proceeds of a Revolving Credit Loan obtained as provided herein or with funds from other sources), in same day funds, the Issuing Lender on each date on which the Issuing Lender notifies the Borrowers of the date and amount of a draft paid under any Letter of Credit for the amount of (a) such draft so paid and (b) any taxes, fees, charges or other costs or expenses incurred by the Issuing Lender in connection with such payment. Unless the Borrowers shall immediately notify the Issuing Lender that the Borrowers intend to reimburse the Issuing Lender for such drawing from other sources of funds, the Borrowers shall be deemed to have timely given a Notice of Borrowing to the Administrative Agent requesting that the Lenders make a Base Rate Loan on such date in the amount of
(a) such draft so paid and (b) any taxes, fees, charges or other costs or expenses incurred by the Issuing Lender in connection with such payment, regardless of whether or not the conditions precedent specified in ARTICLE VI have been satisfied, and the Lenders shall make Base Rate Loans in such amount, the proceeds of which shall be applied to reimburse the Issuing Lender for the amount of the related drawing and costs and expenses. If the Borrowers shall fail to reimburse the Issuing Lender as provided above, the unreimbursed amount of such drawing shall bear interest at the rate which would be payable on any outstanding Base Rate Loans which were then overdue from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full.

         SECTION 3.6 OBLIGATIONS ABSOLUTE. The Borrowers' obligations under this
Article III (including without limitation the

Reimbursement Obligation) shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which the Borrowers may have or have had against the Issuing Lender or any beneficiary of a Letter of Credit. The Borrowers also agree with the Issuing Lender that the Issuing Lender shall not be responsible for, and the Borrowers' Reimbursement Obligation under SECTION 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrowers and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of a Borrower against any beneficiary of such Letter of Credit or any such transferee. The Issuing Lender shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions caused by the Issuing Lender's gross negligence or willful misconduct. The Borrowers agree that any action taken or omitted by the Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Customs and, to the extent not inconsistent therewith, the UCC shall be binding on the Borrowers and shall not result in any liability of the Issuing Lender to the Borrowers. The responsibility of the Issuing Lender to the Borrowers in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are in conformity with such Letter of Credit.

         SECTION 3.7 EFFECT OF APPLICATION. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Article III, the provisions of this Article III shall apply.

         SECTION 3.8 LETTERS OF CREDIT ISSUED PURSUANT TO THE EXISTING FACILITY. The Borrowers, the Administrative Agent and each Lender agree that on the Closing Date each letter of credit issued by First Union Commercial Corporation pursuant to the terms of the Existing Facility shall, notwithstanding the provision of SECTION 3.1 (i) or SECTION 3.2, be deemed to be a Letter of Credit issued under and pursuant to and shall be subject to the terms of this Agreement as if originally issued pursuant to the terms of this Agreement.

                                   ARTICLE IV

                               TERM LOAN FACILITY

         SECTION 4.1 TERM LOAN. Subject to the terms and conditions of this Agreement, each Lender severally agrees to make a Term Loan to the Borrowers on the Closing Date. The Term Loan shall be funded by each Lender in a principal amount equal to such Lender's Term Loan Commitment Percentage of the aggregate principal amount of the Term Loans made on the Closing Date, which aggregate principal amount shall equal the total Term Loan Commitment.

         SECTION 4.2 PROCEDURE FOR ADVANCE OF TERM LOAN. The Borrowers shall give the Administrative Agent an irrevocable Notice of Borrowing prior to 10:00 a.m. (Charlotte time) on the Closing Date requesting that the Lenders make the Term Loans as a Base Rate Loan on such date. Upon receipt of such Notice of Borrowing from the Borrowers, the Administrative Agent shall promptly notify each Lender thereof. Not later than 2:00 p.m. (Charlotte time) on the Closing Date, each Lender will make available to the Administrative Agent for the account of the Borrowers, at the office of the Administrative Agent in immediately available funds, the amount of such Term Loan to be made by such Lender on such borrowing date. The Borrowers hereby irrevocably authorize the Administrative Agent to disburse the proceeds of the Term Loan in immediately available funds by wire transfer to such Person or Persons as may be designated by the Borrowers.

         SECTION 4.3 REPAYMENT OF TERM LOAN. The Borrowers shall repay the aggregate outstanding principal amount of the Term Loan in consecutive quarterly installments on the last Business Day of each fiscal quarter commencing with the fiscal quarter ending June 1999 as set forth below:

-------------------------- ----------------- -----------------------
                               PRINCIPAL           TERM LOAN
                              INSTALLMENT         COMMITMENT
       FISCAL QUARTER            ($)                 ($)
-------------------------- ----------------- -----------------------
-------------------------- ----------------- -----------------------
June 1999                       62,500            24,937,500
-------------------------- ----------------- -----------------------
-------------------------- ----------------- -----------------------
September 1999                  62,500            24,875,000
-------------------------- ----------------- -----------------------
-------------------------- ----------------- -----------------------
December 1999                   62,500            24,812,500
-------------------------- ----------------- -----------------------
-------------------------- ----------------- -----------------------
March 2000                      62,500            24,750,000
-------------------------- ----------------- -----------------------
-------------------------- ----------------- -----------------------
June 2000                       62,500            24,687,500
-------------------------- ----------------- -----------------------
-------------------------- ----------------- -----------------------
September 2000                  62,500            24,625,000
-------------------------- ----------------- -----------------------
-------------------------- ----------------- -----------------------
December 2000                   62,500            24,562,500
-------------------------- ----------------- -----------------------
-------------------------- ----------------- -----------------------
March 2001                      62,500            24,500,000
-------------------------- ----------------- -----------------------
-------------------------- ----------------- -----------------------
June 2001                       62,500            24,437,500
-------------------------- ----------------- -----------------------
-------------------------- ----------------- -----------------------
September 2001                  62,500            24,375,000
-------------------------- ----------------- -----------------------
-------------------------- ----------------- -----------------------
December 2001                   62,500            24,312,500
-------------------------- ----------------- -----------------------
-------------------------- ----------------- -----------------------
March 2002                      62,500            24,250,000
-------------------------- ----------------- -----------------------
-------------------------- ----------------- -----------------------
June 2002                       62,500            24,187,500
-------------------------- ----------------- -----------------------
-------------------------- ----------------- -----------------------
September 2002                  62,500            24,125,000
-------------------------- ----------------- -----------------------
-------------------------- ----------------- -----------------------
December 2002                   62,500            24,062,500
-------------------------- ----------------- -----------------------
-------------------------- ----------------- -----------------------
March 2003                      62,500            24,000,000
-------------------------- ----------------- -----------------------
-------------------------- ----------------- -----------------------
June 2003                      6,000,000          18,000,000
-------------------------- ----------------- -----------------------
-------------------------- ----------------- -----------------------
September 2003                 6,000,000          12,000,000
-------------------------- ----------------- -----------------------
-------------------------- ----------------- -----------------------
December 2003                  6,000,000           6,000,000
-------------------------- ----------------- -----------------------
-------------------------- ----------------- -----------------------
March 2004                     6,000,000              -0-
-------------------------- ----------------- -----------------------

If not sooner paid, the Term Loan shall be paid in full, together with accrued interest and all other fees, charges and amounts due thereon, on the Term Loan Maturity Date.

         SECTION 4.4 OPTIONAL PREPAYMENT OF TERM LOAN. The Borrowers shall have the right at any time and from time to time, upon delivery to the Administrative Agent of a Notice of Prepayment at least three (3) Business Days prior to any repayment, to prepay the Term Loan in whole or in part without premium or penalty except as provided in SECTION 5.9. Each optional prepayment of the Term Loan hereunder shall be in an aggregate principal amount of at least $3,000,000 or any whole multiple of $1,000,000 in excess thereof and shall be applied to the outstanding principal installments of the Term Loan in inverse order of maturity thereof. Amounts prepaid under the Term Loan pursuant to this SECTION
4.4 may not be reborrowed and will constitute a permanent reduction in such Term Loan Commitment.

         SECTION 4.5 TERM NOTES. Each Lender's Term Loan and the obligation of the Borrowers to repay such Term Loan shall be evidenced by a separate Term Note executed by the Borrowers payable to the order of such Lender representing the Borrowers' obligation to pay such Term Loan, PLUS interest and all other fees, charges and other amounts due thereon. Each Term Note shall bear interest on the unpaid principal amount thereof at the applicable interest rate per annum specified in SECTION 5.1.

                                    ARTICLE V

                             GENERAL LOAN PROVISIONS

         SECTION 5.1 INTEREST.

         (a) INTEREST RATE OPTIONS. Subject to the provisions of this SECTION 5.1, at the election of the Borrowers, the aggregate principal balance of (i) the Revolving Credit Loans shall bear interest at (A) the Base Rate PLUS the Applicable Margin as set forth in SECTION 5.1(c), or (b) the LIBOR Rate PLUS the Applicable Margin as set forth in SECTION 5.1(c); PROVIDED that the LIBOR Rate shall not be available until three (3) Business Days after the Closing Date unless the Borrowers and the Administrative Agent have executed an indemnification agreement in form and substance satisfactory to the Administrative Agent, (ii) any Swingline Loan shall bear interest at the Base Rate PLUS the Applicable Margin as set forth in SECTION 5.1(c); and (iii) the Term Loans shall bear interest at (A) the Base Rate PLUS one and one half percent (1.5%), or (B) the LIBOR Rate PLUS three percent (3%); provided that the LIBOR Rate shall not be available until three (3) Business Days after the Closing Date unless the Borrowers and the Administrative Agent have executed an indemnification agreement in form and substance satisfactory to the Administrative Agent. The Borrowers shall select the rate of interest and Interest Period, if any, applicable to any Loan at the time a Notice of Borrowing is given pursuant to SECTION 2.3 or at the time a Notice of Conversion/Continuation is given pursuant to SECTION 5.2. Each Loan or portion thereof bearing interest based on the Base Rate shall be a "BASE RATE LOAN", each Loan or portion thereof bearing interest based on the LIBOR Rate shall be a "LIBOR RATE LOAN." Any Loan or any portion thereof as to which the Borrowers have not duly specified an interest rate as provided herein shall be deemed a Base Rate Loan.

         (b) INTEREST PERIODS. In connection with each LIBOR Rate Loan, the Company, by giving notice at the times described in SECTION 5.1(a), shall elect an interest period (each, an "INTEREST PERIOD") to be applicable to such Loan, which Interest Period shall be a period of one (1), two (2), three (3), or six
(6) months with respect to each LIBOR Rate Loan; PROVIDED that:

                  (i) the Interest Period shall commence on the date of advance of or conversion to any LIBOR Rate Loan and, in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the date on which the next preceding Interest Period expires;

                  (ii) if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; PROVIDED, that if any Interest Period with respect to a LIBOR Rate Loan would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

                  (iii) any Interest Period with respect to a LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month at the end of such Interest Period;

                  (iv) no Interest Period shall extend beyond (i) with respect to a Revolving Credit Loan, the Revolving Credit Termination Date or, (ii) with respect to a Term Loan, the Term Loan Maturity Date; and

                  (v) there shall be no more than five (5) Interest Periods in effect at any time.

         (c) APPLICABLE MARGIN. The Applicable Margin provided for in SECTION 5.1(a) with respect to the Loans (excluding the Term Loans) (the "APPLICABLE MARGIN") shall (i) for the period commencing on the Closing Date through the receipt by the Administrative Agent of the Officer's Compliance Certificate for the fiscal quarter ending June 30, 1999, be at a level not lower than Level II and (ii) for each quarter thereafter be determined by reference to the Leverage Ratio as of the end of the fiscal quarter immediately preceding the delivery of the applicable Officer's Compliance Certificate as follows:

------------------------------- ---------------------------------------- ---------------------------------------------
Level                           Leverage Ratio                                   Applicable Margin Per Annum
------------------------------- ---------------------------------------- ---------------------------------------------
------------------------------- ---------------------------------------- ----------------------- ---------------------
                                                                               Base Rate +             LIBOR Rate +
------------------------------- ---------------------------------------- ----------------------- ---------------------
------------------------------- ---------------------------------------- ----------------------- ---------------------
Level I                         Greater than or equal to 3.0 to 1.0               1.500%                  2.750%
------------------------------- ---------------------------------------- ----------------------- ---------------------
------------------------------- ---------------------------------------- ----------------------- ---------------------
Level II                        Greater than or equal to 2.5 to 1.0 but           1.250%                  2.500%
                                Less than 3.0 to 1.0
------------------------------- ---------------------------------------- ----------------------- ---------------------
------------------------------- ---------------------------------------- ----------------------- ---------------------
Level III                       Greater than or equal to 2.0 to 1.0 but           1.00%                   2.250%
                                Less than 2.5 to 1.0
------------------------------- ---------------------------------------- ----------------------- ---------------------


------------------------------- ---------------------------------------- ----------------------- ---------------------
Level IV                        Greater than or equal to 1.5 to 1.0 but           0.750%                  2.000%
                                Less than 2.0 to 1.0
------------------------------- ---------------------------------------- ----------------------- ---------------------
------------------------------- ---------------------------------------- ----------------------- ---------------------
Level V                         Less than 1.5 to 1.0                              0.500%                  1.750%
------------------------------- ---------------------------------------- ----------------------- ---------------------

Adjustments, if any, in the Applicable Margin shall be made by the Administrative Agent on the tenth (10th) Business Day after receipt by the Administrative Agent of (i) quarterly financial statements for the Borrowers and their Subsidiaries and the accompanying Officer's Compliance Certificate setting forth the Leverage Ratio of the Borrowers as of the most recent fiscal quarter end or (ii) written evidence of compliance with SECTION 11.4(c)(ix). Subject to
SECTION 5.1(d), in the event the Borrowers fail to deliver such financial statements and certificate within the time required by SECTION 8.2(c), the Applicable Margin shall be the highest Applicable Margin set forth above until the delivery of such financial statements and certificate.

         (d) DEFAULT RATE. Subject to SECTION 12.2 and SECTION 12.3, at the discretion of the Administrative Agent and Required Lenders, upon the occurrence and during the continuance of an Event of Default, (i) the Borrowers shall no longer have the option to request LIBOR Rate Loans or Swingline Loans, (ii) all outstanding LIBOR Rate Loans shall bear interest at a rate per annum of two percent (2%) in excess of the rate then applicable to LIBOR Rate Loans, as applicable, until the end of the applicable Interest Period and thereafter at a rate equal to two percent (2%) in excess of the rate then applicable to Base Rate Loans, and (iii) all outstanding Base Rate Loans and any fees owing hereunder or under any other Loan Document shall bear interest at a rate per annum equal to two percent (2%) in excess of the rate then applicable to Base Rate Loans. Interest shall continue to accrue on the Notes after the filing by or against the Borrowers of any petition seeking any relief in bankruptcy or under any act or law pertaining to insolvency or debtor relief, whether state, federal or foreign.

         (e) INTEREST PAYMENT AND COMPUTATION. Interest on each Base Rate Loan shall be payable in arrears on the last Business Day of each calendar quarter commencing March 31, 1999; and interest on each LIBOR Rate Loan shall be payable on the last day of each Interest Period applicable thereto, and if such Interest Period extends over three (3) months, at the end of each three (3) month interval during such Interest Period. Interest on LIBOR Rate Loans and all fees payable hereunder shall be computed on the basis of a 360-day year and assessed for the actual number of days elapsed and interest on Base Rate Loans shall be computed on the basis of a 365/66-day year and assessed for the actual number of days elapsed.

         (f) MAXIMUM RATE. In no contingency or event whatsoever shall the aggregate of all amounts deemed interest hereunder or under any of the Notes charged or collected pursuant to the terms of this Agreement or pursuant to any of the Notes exceed the highest rate permissible under any Applicable Law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that the Lenders have charged or received interest hereunder in excess of the highest applicable rate, the rate in effect hereunder shall automatically be reduced to the maximum rate permitted by Applicable Law and the Lenders shall at the Administrative Agent's option (i) promptly refund to the Borrowers any interest received by Lenders in excess of the maximum lawful rate or (ii) shall apply such excess to the principal balance of the Obligations. It is the intent hereof that the Borrowers not pay or contract to pay, and that neither the Administrative Agent nor any Lender receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by the Borrowers under Applicable Law.

         SECTION 5.2 NOTICE AND MANNER OF CONVERSION OR CONTINUATION OF LOANS. Provided that no Event of Default has occurred and is then continuing, the Borrowers shall have the option to (a) convert at any time following the third Business Day after the Closing Date all or any portion of its outstanding Base Rate Loans (other than Swingline Loans) in a principal amount equal to $3,000,000 or any whole multiple of $1,000,000 in excess thereof into one or more LIBOR Rate Loans and (b) upon the expiration of any Interest Period, (i) convert all or any part of its outstanding LIBOR Rate Loans in a principal amount equal to $3,000,000 or a whole multiple of $1,000,000 in excess thereof into Base Rate Loans or (ii) continue such LIBOR Rate Loans as LIBOR Rate Loans. Whenever the Borrowers desire to convert or continue Loans as provided above, the Borrowers shall give the Administrative Agent irrevocable prior written notice in the form attached as EXHIBIT E (a "NOTICE OF CONVERSION/ CONTINUATION") not later than 11:00 a.m. (Charlotte time) three (3) Business Days before the day on which a proposed conversion or continuation of such Loan is to be effective specifying (A) the principal amount of the Loans to be converted or continued, and, in the case of any LIBOR Rate Loan to be converted or continued, the last day of the Interest Period therefor, (B) the effective date of such conversion or continuation (which shall be a Business Day), (C) the principal amount of such Loans to be converted or continued, and (D) the Interest Period to be applicable to such converted or continued LIBOR Rate Loan. The Administrative Agent shall promptly notify the Lenders of such Notice of Conversion/Continuation.

         SECTION 5.3 FEES.

         (a) COMMITMENT FEE. Commencing on the Closing Date, the Borrowers shall pay to the Administrative Agent, for the account of the Lenders, a non-refundable commitment fee on the average daily amount of the Revolving Credit Commitment LESS the outstanding principal balance of all Revolving Credit Loans and L/C Obligations, at a rate per annum equal to the product of (i) the Commitment Fee Rate and (ii) the average daily amount of the Revolving Credit Commitment LESS the outstanding principal balance of all Revolving Credit Loans and L/C Obligations. The "COMMITMENT FEE RATE" shall be the rate per annum set forth below opposite the Average Utilization as of the most recent calendar quarter end.

         -------------------------------------------------- ------------------------------------------
                        AVERAGE UTILIZATION                            COMMITMENT FEE RATE
         -------------------------------------------------- ------------------------------------------
         -------------------------------------------------- ------------------------------------------
         Less than $18,750,000                                               0.750%
         -------------------------------------------------- ------------------------------------------
         -------------------------------------------------- ------------------------------------------
         Equal to or greater  than  $18,750,000,  but less                   0.625%
         than $37,500,000
         -------------------------------------------------- ------------------------------------------
         -------------------------------------------------- ------------------------------------------
         Greater than or equal to $37,500,000                                0.500%
         -------------------------------------------------- ------------------------------------------

The amount of outstanding Swingline Loans shall not be considered usage of the Revolving Credit Commitment for the purpose of calculating such commitment fee. The commitment fee shall be payable in arrears on the last Business Day of each calendar quarter during the term of this Agreement commencing March 31, 1999, and on the Revolving Credit Termination Date. Such commitment fee shall be distributed by the Administrative Agent to the Lenders PRO RATA in accordance with the Lenders' respective Revolving Credit Commitment Percentages.

         (b) ADMINISTRATIVE AGENT'S AND OTHER FEES. In order to compensate the Administrative Agent for structuring and syndicating the Loans and for its obligations hereunder, the Company agrees to pay to the Administrative Agent, for its account, the fees set forth in the separate fee letter agreement executed by the Company and First Union Commercial Corporation dated December 16, 1998.

         SECTION 5.4 MANNER OF PAYMENT. Each payment by the Borrowers on account of the principal of or interest on the Loans or of any fee, commission or other amounts (including the Reimbursement Obligation) payable to the Lenders under this Agreement or any Note shall be made not later than 1:00 p.m. (Charlotte time) on the date specified for payment under this Agreement to the Administrative Agent at the Administrative Agent's Office for the account of the Lenders (other than as set forth below) PRO RATA in accordance with their respective Revolving Credit Commitment Percentages or Term Loan Commitment Percentages, as applicable, (except as specified below), in Dollars, in immediately available funds and shall be made without any set-off, counterclaim or deduction whatsoever. Any payment received after such time but before 2:00 p.m. (Charlotte time) on such day shall be deemed a payment on such date for the purposes of SECTION 12.1, but for all other purposes shall be deemed to have been made on the next succeeding Business Day. Any payment received after 2:00 p.m. (Charlotte time) shall be deemed to have been made on the next succeeding Business Day for all purposes. Upon receipt by the Administrative Agent of each such payment, the Administrative Agent shall distribute to each Lender at its address for notices set forth herein its PRO RATA share of such payment in accordance with such Lender's Revolving Credit Commitment Percentage or Term Loan Commitment Percentage, as applicable, (except as specified below) and shall wire advice of the amount of such credit to each Lender. Each payment to the Administrative Agent of the Issuing Lender's fees or L/C Participants' commissions shall be made in like manner, but for the account of the Issuing Lender or the L/C Participants, as the case may be. Each payment to the Administrative Agent of Administrative Agent's fees or expenses shall be made for the account of the Administrative Agent and any amount payable to any Lender under SECTIONS 5.8, 5.9, 5.10, 5.11 or 14.2 shall be paid to the Administrative Agent for the account of the applicable Lender. Subject to SECTION 5.1(b)(ii) in any payment under this Agreement or any Note shall be specified to be made upon a day which is not a Business Day, it shall be made on the next succeeding day which is a Business Day and such extension of time shall in such case be included in computing any interest if payable along with such payment.

         SECTION 5.5 CREDITING OF PAYMENTS AND PROCEEDS. In the event that the Borrowers shall fail to pay any of the Obligations when due and the Obligations have been accelerated pursuant to SECTION 12.2, all payments received by the Lenders upon the Notes and the other Obligations and all net proceeds from the enforcement of the

Obligations shall be applied first to all expenses then due and payable by the Borrowers hereunder, then to all indemnity obligations then due and payable by the Borrowers hereunder, then to all Administrative Agent's and Issuing Lender's fees then due and payable, then to all commitment and other fees and commissions then due and payable, then to accrued and unpaid interest on the Swingline Note to the Swingline Lender, then to the principal amount outstanding under the Swingline Note to the Swingline Lender, then to accrued and unpaid interest on all other Notes, the Reimbursement Obligation and any termination payments due in respect of a Hedging Agreement with any Lender (which such Hedging Agreement is permitted or required hereunder) (PRO RATA in accordance with all such amounts due), then to the principal amount of all other Notes and Reimbursement Obligation (PRO RATA in accordance with all such amounts due) and then to the cash collateral account described in SECTION 12.2(b) to the extent of any L/C Obligations then outstanding, in that order.

         SECTION 5.6 ADJUSTMENTS. If any Lender (a "BENEFITED LENDER") shall at any time receive any payment of all or part of the Obligations owing to it, or interest thereon, or if any Lender shall at any time receive any collateral in respect to the Obligations owing to it (whether voluntarily or involuntarily, by set-off or otherwise) in a greater proportion than any such payment to and Collateral received by any other Lender, if any, in respect of the Obligations owing to such other Lender, or interest thereon, such Benefited Lender shall purchase for cash from the other Lenders such portion of each such other Lender's Extensions of Credit, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such Collateral or proceeds ratably with each of the Lenders; PROVIDED, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned to the extent of such recovery, but without interest. The Borrowers agree that each Lender so purchasing a portion of another Lender's Extensions of Credit may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

         SECTION 5.7 NATURE OF OBLIGATIONS OF LENDERS REGARDING EXTENSIONS OF CREDIT; ASSUMPTION BY THE ADMINISTRATIVE AGENT. The obligations of the Lenders under this Agreement to make the Loans and issue or participate in Letters of Credit are several and are not joint or joint and several. Unless the Administrative Agent shall have received notice from a Lender prior to a proposed borrowing date that such Lender will not make available to the Administrative Agent such Lender's ratable portion of the amount to be borrowed on such date (which notice shall not release such Lender of its obligations hereunder), the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the proposed borrowing date in accordance with SECTION 2.3(b) and the Administrative Agent may, in reliance upon such assumption, make available to the Borrowers on such date a corresponding amount. If such amount is made available to the Administrative Agent on a date after such borrowing date, such Lender shall pay to the Administrative Agent on demand an amount, until paid, equal to the product of
(a) the amount not made available by such Lender in accordance with the terms hereof, TIMES (b) the daily average Federal Funds Rate during such period as determined by the Administrative Agent, TIMES (c) a fraction the numerator of which is the number of days that elapse from and including such borrowing date to the date on which such amount not made available by such Lender in accordance with the terms hereof shall have become immediately available to the Administrative Agent and the denominator of which is 360. A certificate of the Administrative Agent with respect to any amounts owing under this SECTION 5.7 shall be conclusive, absent manifest error. If such Lender's Revolving Credit Commitment Percentage or Term Loan Commitment Percentage, as applicable, of such borrowing is not made available to the Administrative Agent by such Lender within three (3) Business Days of such borrowing date, the Administrative Agent shall be entitled to recover such amount made available by the Administrative Agent with interest thereon at the rate per annum applicable to Base Rate Loans hereunder, on demand, from the Borrowers. The failure of any Lender to make available its Revolving Credit Commitment Percentage or Term Loan Commitment Percentage, as applicable, of any Loan requested by any Borrower shall not relieve it or any other Lender of its obligation, if any, hereunder to make its Revolving Credit Commitment Percentage or Term Loan Commitment Percentage, as applicable, of such Loan available on the borrowing date, but no Lender shall be responsible for the failure of any other Lender to make its Revolving Credit Commitment Percentage or Term Loan Commitment Percentage, as applicable, of such Loan available on the borrowing date.

         SECTION 5.8 CHANGED CIRCUMSTANCES.

         (a) CIRCUMSTANCES AFFECTING LIBOR RATE AVAILABILITY . If with respect to any Interest Period the Administrative Agent or any Lender (after consultation with Administrative Agent) shall determine that, by reason of circumstances affecting the foreign exchange and interbank markets generally, deposits in eurodollars, in the applicable amounts are not being quoted via Dow Jones Market Screen 3750 or offered to the Administrative Agent or such Lender for such Interest Period, then the Administrative Agent shall forthwith give notice thereof to the Borrowers. Thereafter, until the Administrative Agent notifies the Borrowers that such circumstances no longer exist, the obligation of the Lenders to make LIBOR Rate Loans and the right of the Borrowers to convert any Loan to or continue any Loan as a LIBOR Rate Loan shall be suspended, and the Borrowers shall repay in full (or cause to be repaid in full) the then outstanding principal amount of each such LIBOR Rate Loans together with accrued interest thereon, on the last day of the then current Interest Period applicable to such LIBOR Rate Loan or convert the then outstanding principal amount of each such LIBOR Rate Loan to a Base Rate Loan as of the last day of such Interest Period.

         (b) LAWS AFFECTING LIBOR RATE AVAILABILITY. If, after the date hereof, the introduction of, or any change in, any Applicable Law or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any of their respective Lending Offices) with any request or directive (whether or not having the force of law) of any such Authority, central bank or comparable agency, shall make it unlawful or impossible for any of the Lenders (or any of their respective Lending Offices) to honor its obligations hereunder to make or maintain any LIBOR Rate Loan, such Lender shall promptly give notice thereof to the Administrative Agent and the Administrative Agent shall promptly give notice to the Borrowers and the other Lenders. Thereafter, until the Administrative Agent notifies the Borrowers that such circumstances no longer exist, (i) the obligations of the Lenders to make LIBOR Rate Loans and the right of the Borrowers to convert any Loan or continue any Loan as a LIBOR Rate Loan shall be suspended and thereafter the Borrowers may select only Base Rate Loans hereunder, and (ii) if any of the Lenders may not lawfully continue to maintain a LIBOR Rate Loan to the end of the then current Interest Period applicable thereto as a LIBOR Rate Loan, the applicable LIBOR Rate Loan shall immediately be converted to a Base Rate Loan for the remainder of such Interest Period.

         (c) INCREASED COSTS. If, after the date hereof, the introduction of, or any change in, any Applicable Law, or in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any of the Lenders (or any of their respective Lending Offices) with any request or directive (whether or not having the force of law) of such Authority, central bank or comparable agency:

                  (i) shall subject any of the Lenders (or any of their respective Lending Offices) to any tax, duty or other charge with respect to any Note, Letter of Credit or Application or shall change the basis of taxation of payments to any of the Lenders (or any of their respective Lending Offices) of the principal of or interest on any Note, Letter of Credit or Application or any other amounts due under this Agreement in respect thereof (except for changes in the rate of tax on the overall net income of any of the Lenders or any of their respective Lending Offices imposed by the jurisdiction in which such Lender is organized or is or should be qualified to do business or such Lending Office is located); or

                  (ii) shall impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit, insurance or capital or similar requirement against assets of, deposits with or for the account of, or credit extended by any of the Lenders (or any of their respective Lending Offices) or shall impose on any of the Lenders (or any of their respective Lending Offices) or the foreign exchange and interbank markets any other condition affecting any Note; and the result of any of the foregoing is to increase the costs to any of the Lenders of maintaining any LIBOR Rate Loan or issuing or participating in Letters of Credit or to reduce the yield or amount of any sum received or receivable by any of the Lenders under this Agreement or under the Notes in respect of a LIBOR Rate Loan or Letter of Credit or Application, then such Lender shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify the Borrowers of such fact and demand compensation therefor and, within fifteen (15) days after such notice by the Administrative Agent, the Borrowers shall pay to such Lender such additional amount or amounts as will compensate such Lender or Lenders for such increased cost or reduction. The Administrative Agent will promptly notify the Borrowers of any event of which it has knowledge which will entitle such Lender to compensation pursuant to this SECTION 5.8(c); PROVIDED, that the Administrative Agent shall incur no liability whatsoever to the Lenders or the Borrowers in the event it fails to do so. The amount of such compensation shall be determined, in the applicable Lender's sole discretion, based upon the assumption that such Lender funded its Revolving Credit Commitment Percentage or Term Loan Commitment Percentage, as applicable, of the LIBOR Rate Loans in the London interbank market and using any reasonable attribution or averaging methods which such Lender deems appropriate and practical. A certificate of such Lender setting forth the basis for determining such amount or amounts necessary to compensate such Lender shall be forwarded to the Borrowers through the Administrative Agent and shall be conclusively presumed to be correct save for manifest error.

         SECTION 5.9 INDEMNITY. The Borrowers hereby indemnify each of the Lenders against any loss or expense which may arise or be attributable to each Lender's obtaining, liquidating or employing deposits or other funds acquired to effect, fund or maintain any Loan (a) as a consequence of any failure by the Borrowers to make any payment when due of any amount due hereunder in connection with a LIBOR Rate Loan, (b) due to any failure of the Borrowers to borrow on a date specified therefor in a Notice of Borrowing or Notice of Continuation/Conversion or (c) due to any payment, prepayment or conversion of any LIBOR Rate Loan on a date other than the last day of the Interest Period therefor. The amount of such loss or expense shall be determined, in the applicable Lender's sole discretion, based upon the assumption that such Lender funded its Revolving Credit Commitment Percentage or Term Loan Commitment Percentage, as applicable, of the LIBOR Rate Loans in the London interbank market and using any reasonable attribution or averaging methods which such Lender deems appropriate and practical. A certificate of such Lender setting forth the basis for determining such amount or amounts necessary to compensate such Lender shall be forwarded to the Borrowers through the Administrative Agent and shall be conclusively presumed to be correct save for manifest error.

         SECTION 5.10 CAPITAL REQUIREMENTS. If either (a) the introduction of, or any change in, or in the interpretation of, any Applicable Law or (b) compliance with any guideline or request from any central bank or comparable agency or other Governmental Authority (whether or not having the force of law), has or would have the effect of reducing the rate of return on the capital of, or has affected or would affect the amount of capital required to be maintained by, any Lender or any corporation controlling such Lender as a consequence of, or with reference to the Commitments and other commitments of this type, below the rate which the Lender or such other corporation could have achieved but for such introduction, change or compliance, then within five (5) Business Days after written demand by any such Lender, the Borrowers shall pay to such Lender from time to time as specified by such Lender additional amounts sufficient to compensate such Lender or other corporation for such reduction. A certificate as to such amounts submitted to the Borrowers and the Administrative Agent by such Lender, shall, in the absence of manifest error, be presumed to be correct and binding for all purposes.

         SECTION 5.11 TAXES.

         (a) PAYMENTS FREE AND CLEAR. Any and all payments by the Borrowers hereunder or under the Notes or the Letters of Credit shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholding, and all liabilities with respect thereto excluding, (i) in the case of each Lender and the Administrative Agent, income and franchise taxes imposed by the jurisdiction under the laws of which such Lender or the Administrative Agent (as the case may be) is organized or is or should be qualified to do business or any political subdivision thereof and
(ii) in the case of each Lender, income and franchise taxes imposed by the jurisdiction of such Lender's Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "TAXES"). If the Borrowers shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note or Letter of Credit to any Lender or the Administrative Agent, (A) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this SECTION 5.11) such Lender or the Administrative Agent (as the case may be) receives an amount equal to the amount such party would have received had no such deductions been made, (B) the Borrowers shall make such deductions, (C) the Borrowers shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable law, and (D) the Borrowers shall deliver to the Administrative Agent evidence of such payment to the relevant taxing authority or other authority in the manner provided in SECTION 5.11(d).

         (b) STAMP AND OTHER TAXES. In addition, the Borrowers shall pay any present or future stamp, registration, recordation or documentary taxes or any other similar fees or charges or excise or property taxes, levies of the United States or any state or political subdivision thereof or any applicable foreign jurisdiction which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, the Loans, the Letters of Credit, the other Loan Documents, or the perfection of any rights or security interest in respect thereto (hereinafter referred to as "OTHER TAXES").

         (c) INDEMNITY. The Borrowers shall indemnify each Lender and the Administrative Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes and Other Taxes imposed by any jurisdiction on amounts payable under this SECTION 5.11) paid by such Lender or the Administrative Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Such indemnification shall be made within thirty (30) days from the date such Lender or the Administrative Agent (as the case may be) makes written demand therefor.

         (d) EVIDENCE OF PAYMENT. Within thirty (30) days after the date of any payment of Taxes or Other Taxes, the Borrowers shall furnish to the Administrative Agent, at its address referred to in SECTION 14.1, the original or a certified copy of a receipt evidencing payment thereof or other evidence of payment satisfactory to the Administrative Agent.

         (e) DELIVERY OF TAX FORMS. Each Lender organized under the laws of a jurisdiction other than the United States or any state thereof shall deliver to the Borrowers, with a copy to the Administrative Agent, on the Closing Date or concurrently with the delivery of the relevant Assignment and Acceptance, as applicable, (i) two United States Internal Revenue Service Forms 4224 or Forms 1001, as applicable (or successor forms) properly completed and certifying in each case that such Lender is entitled to a complete exemption from withholding or deduction for or on account of any United States federal income taxes, and
(ii) an Internal Revenue Service Form W-8 or W-9, or successor applicable form, as the case may be, to establish an exemption from United States backup withholding taxes. Each such Lender further agrees to deliver to the Borrowers, with a copy to the Administrative Agent, a Form 1001 or 4224 and Form W-8 or W-9 or successor applicable forms or manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrowers, certifying in the case of a Form 1001 or 4224 that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes (unless in any such case an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders such forms inapplicable or the exemption to which such forms relate unavailable and such Lender notifies the Borrowers and the Administrative Agent that it is not entitled to receive payments without deduction or withholding of United States federal income taxes) and, in the case of a Form W-8 or W-9, establishing an exemption from United States backup withholding tax.

         (f) SURVIVAL. Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreements and obligations of the Borrowers contained in this SECTION 5.11 shall survive the payment in full of the Obligations and the termination of the Commitments.

         SECTION 5.12 SECURITY. The Obligations of the Borrowers shall be secured as provided in the Security Documents.

         SECTION 5.13 JOINT AND SEVERAL LIABILITY; CONTRIBUTION.

         (a) The Obligations of the Borrowers under this Agreement and the Notes shall be joint and several.

         (b) To the extent any Borrower is required, by reason of its Obligations hereunder, to pay to the Administrative Agent and the Lenders an amount greater than the amount of Loans actually made available to or for the account of such Borrower, such Borrower shall have an enforceable right of contribution against the remaining Borrowers, and the remaining Borrowers shall be jointly and severally liable, for repayment of the full amount of such excess payment. Subject only to the subordination provided in the following subsection
(e), such Borrower further shall be subrogated to any and all rights of the Administrative Agent and the Lenders against the remaining Borrowers to the extent of such excess payment.

         (c) To the extent that any Borrower would, but for the operation of this SECTION 5.13 and by reason of its Obligations hereunder or its obligations to other Subsidiaries under this SECTION 5.13, be rendered insolvent for any purpose under Applicable Law, each Borrower hereby agrees to indemnify such Borrower in an amount at least equal to the amount necessary to prevent such Borrower from having been rendered insolvent by reason of the incurring of any such obligations.

         (d) To the extent that any Borrower would, but for the operation of this SECTION 5.13, be rendered insolvent under any Applicable Law by reason of its incurring of obligations to any other Borrower under the foregoing subsections (b) and (c) above, such Borrower shall, in turn, have rights of contribution and indemnity, to the full extent provided in the foregoing subsections (b) and (c) above, against the remaining Borrowers, such that all Obligations of all of the Borrowers hereunder and under this SECTION 5.13 shall be allocated in a manner such that no Borrower shall be rendered insolvent for any purpose under Applicable Law by reason of its incurring of such obligations.

         (e) The rights of any Borrower to contribution, subrogation and indemnity under this SECTION 5.13 or under Applicable Law shall in all events and all respects be subject and subordinate to the rights of the Administrative Agent and the Lenders under this Agreement and subject to the prior full, final and indefeasible payment to the Administrative Agent and the Lenders of all Obligations and no such right may be exercised until all of such Obligations have been fully, finally and indefeasibly paid and such payments are in no event subject to avoidance under Title 11 of the United States Code or any other Applicable Law.

         SECTION 5.14 MITIGATION OF OBLIGATIONS; REPLACEMENT OF LENDERS.

         (a) DESIGNATION OF A DIFFERENT LENDING OFFICE. If any Lender requests compensation or if a Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to
SECTION 5.8 or SECTION 5.10, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to SECTION 5.8 or SECTION 5.10, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

         (b) REPLACEMENT OF LENDERS. If any Lender requests compensation or if a Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to SECTION 5.8 or
SECTION 5.10, or if any Lender defaults in its obligation to fund Loans hereunder, then such Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in SECTION 12.10), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment). A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling such Borrower to require such assignment and delegation cease to apply.

                                   ARTICLE VI

                  CLOSING; CONDITIONS OF CLOSING AND BORROWING

         SECTION 6.1 CLOSING. The closing shall take place at the offices of Kennedy Covington Lobdell & Hickman, L.L.P. at 10:00 a.m. on April 16, 1999, or on such other date and at such other place as the parties hereto shall mutually agree.

         SECTION 6.2 CONDITIONS TO CLOSING AND INITIAL EXTENSIONS OF CREDIT. The obligation of the Lenders to close this Agreement and to make the initial Extensions of Credit is subject to the satisfaction of each of the following conditions:

         (a) EXECUTED LOAN DOCUMENTS. This Agreement, the Revolving Credit Notes, the Term Notes, the Swingline Note, the Collateral Agreement, the Side Letter and the other Security Documents shall have been duly authorized, executed and delivered to the Administrative Agent or the Collateral Agent, as applicable, by the parties thereto, shall be in full force and effect and no default shall exist thereunder, and the Borrowers shall have delivered original counterparts thereof to the Administrative Agent.

         (b) CLOSING CERTIFICATES; ETC.

                  (i) OFFICER'S CERTIFICATE OF THE BORROWERS. The Administrative Agent shall have received a certificate from a Responsible Officer of each Borrower, in form and substance satisfactory to the Administrative Agent, to the effect that all representations and warranties of the Borrowers contained in this Agreement and the other Loan Documents are true, correct and complete; that the Borrowers are not in violation of any of the covenants contained in this Agreement and the other Loan Documents; that, after giving effect to the transactions contemplated by this Agreement, no Default or Event of Default has occurred and is continuing; and that the Borrowers have satisfied each of the closing conditions.

                  (ii) CERTIFICATE OF SECRETARY OF THE BORROWERS. The Administrative Agent shall have received a certificate of the secretary or assistant secretary of each Borrower certifying as to the incumbency and genuineness of the signature of each officer of such Borrower executing Loan Documents to which it is a party and certifying that attached thereto is a true, correct and complete copy of (A) the articles of incorporation of such Borrower and all amendments thereto, certified as of a recent date by the appropriate Governmental Authority in its jurisdiction of incorporation, (B) the bylaws of such Borrower as in effect on the date of such certifications, (C) resolutions duly adopted by the Board of Directors of such Borrower authorizing the borrowings contemplated hereunder and the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party, and (D) each certificate required to be delivered pursuant to
SECTION 6.2(b)(iii).

                  (iii) CERTIFICATES OF GOOD STANDING. To the extent requested by the Administrative Agent, the Administrative Agent shall have received long-form certificates as of a recent date of the good standing of each Borrower under the laws of its jurisdiction of organization and each other jurisdiction where such Borrower is qualified to do business and, if separately available, a certificate of the relevant taxing authorities of such jurisdictions certifying that such Person has filed required tax returns and owes no delinquent taxes.

                  (iv) OPINIONS OF COUNSEL. The Administrative Agent shall have received favorable opinions of counsel to the Borrowers and their Subsidiaries addressed to the Administrative Agent and the Lenders with respect to the Borrowers, the Loan Documents and such other matters as the Lenders shall request.

                  (v) TAX FORMS. The Administrative Agent shall have received copies of the United States Internal Revenue Service forms required by SECTION 5.11(e).

         (c) COLLATERAL.

                  (i) FILINGS AND RECORDINGS. All filings and recordations that are necessary to perfect the security interests of the Lenders in the collateral described in the Security Documents shall have been received by the Collateral Agent and the Collateral Agent shall have received evidence satisfactory to the Administrative Agent that upon such filings and recordations such security interests constitute valid and perfected first priority Liens therein.

                  (ii) PLEDGED COLLATERAL. The Collateral Agent shall have received (A) original stock certificates or other certificates evidencing the capital stock or other ownership interests pledged pursuant to the Collateral Agreement, together with an undated stock power for each such certificate duly executed in blank by the registered owner thereof and (B) as applicable, each original promissory note pledged pursuant to the Collateral Agreement.

                  (iii) LIEN SEARCH. The Collateral Agent shall have received the results of a Lien search (including a search as to judgments, pending litigation and tax matters) made against the Borrowers under the Uniform Commercial Code (or applicable judicial docket) as in effect in any state in which any of its assets are located, indicating among other things that its assets are free and clear of any Lien except for Liens permitted hereunder.

                  (iv) HAZARD AND LIABILITY INSURANCE. The Collateral Agent shall have received certificates of insurance designating the Collateral Agent as loss payee and additional insured and in form and substance reasonably satisfactory to the Collateral Agent.

         (d) CONSENTS; DEFAULTS.

                  (i) GOVERNMENTAL AND THIRD PARTY APPROVALS. The Borrowers shall have obtained all necessary approvals, authorizations and consents of any Person and of all Governmental Authorities and courts having jurisdiction with respect to the transactions contemplated by this Agreement and the other Loan Documents.

                  (ii) NO INJUNCTION, ETC. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any Governmental Authority to enjoin, restrain, or prohibit, or to obtain substantial damages in respect of, or which is related to or arises out of this Agreement or the other Loan Documents or the consummation of the transactions contemplated hereby or thereby, or which, in the Administrative Agent's sole discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement and such other Loan Documents.

                  (iii) NO EVENT OF DEFAULT. No Default or Event of Default shall have occurred and be continuing.

         (e) FINANCIAL MATTERS.

                  (i) FINANCIAL STATEMENTS. The Administrative Agent shall have received the most recent audited Consolidated financial statements of the Borrowers and their Subsidiaries, all in form and substance satisfactory to the Administrative Agent.

                  (ii) FINANCIAL CONDITION CERTIFICATE. The Borrowers shall have delivered to the Administrative Agent a certificate, in form and substance satisfactory to the Administrative Agent, and certified as accurate by a Responsible Officer of the Company on behalf of itself and the other Borrowers, that (A) the Borrowers and their Subsidiaries are each Solvent, (B) the Borrowers' payables are current and not past due, (C) attached thereto is a PRO FORMA balance sheet of the Borrowers and their Subsidiaries setting forth on a PRO forma basis the financial condition of the Borrowers and their Subsidiaries on a Consolidated basis as of December 31, 1998, reflecting a PRO FORMA basis the effect of the transactions contemplated herein, including all fees and expenses in connection therewith, and evidencing compliance on a PRO FORMA basis with the covenants contained in Articles X and XI, and (D) attached thereto are the financial projections previously delivered to the Administrative Agent representing the good faith opinions of the Borrowers and senior management thereof as to the projected results contained therein.

                  (iii) PAYMENT AT CLOSING; FEE LETTERS. The Borrowers shall have paid the fees set forth or referenced in SECTION 5.3 and any other accrued and unpaid fees or commissions due hereunder (including, without limitation, legal fees and expenses) to the Administrative Agent and Lenders, and to any other Person such amount as may be due thereto in connection with the transactions contemplated hereby, including all taxes, fees and other charges in connection with the execution, delivery, recording, filing and registration of any of the Loan Documents. The

Administrative Agent shall have received duly authorized and executed copies of the fee letter agreement referred to in SECTION 5.3(b).

         (f) MISCELLANEOUS.

                  (i) NOTICE OF BORROWING. The Administrative Agent shall have received a Notice of Borrowing from the Borrowers in accordance with SECTION 2.3(a) and SECTION 4.2, and a Notice of Account Designation specifying the account or accounts to which the proceeds of any Loans made after the Closing Date are to be disbursed.

                  (ii) PROCEEDINGS AND DOCUMENTS. All opinions, certificates and other instruments and all proceedings in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Administrative Agent. The Lenders shall have received copies of all other instruments and other evidence as any Lender may reasonably request, with respect to the transactions contemplated by this Agreement and the taking of all actions in connection therewith.

                  (iii) EXISTING FACILITY. The Existing Facility shall be repaid in full and terminated and all collateral security therefor shall be released, and the Administrative Agent shall have received a pay-off letter in form and substance satisfactory to it evidencing such repayment, termination, reconveyance and release.

                  (iv) DUE DILIGENCE AND OTHER DOCUMENTS. The Borrowers shall have delivered to the Administrative Agent such other documents, certificates and opinions as the Administrative Agent may reasonably request.

         SECTION 6.3 CONDITIONS TO ALL EXTENSIONS OF CREDIT. The obligations of the Lenders to make any Extension of Credit is subject to the satisfaction of the following conditions precedent on the relevant borrowing or issue date, as applicable:

         (a) CONTINUATION OF REPRESENTATIONS AND WARRANTIES. The representations and warranties contained in ARTICLE VII shall be true and correct on and as of such borrowing or issuance date with the same effect as if made on and as of such date; except for any representation and warranty made as of an earlier date, which representation and warranty shall remain true and correct as of such earlier date.

         (b) NO EXISTING DEFAULT. No Default or Event of Default shall have occurred and be continuing hereunder (i) on the borrowing date with respect to such Loan or after giving effect to the Loans to be made on such date or (ii) on the issue date with respect to such Letter of Credit or after giving affect to such Letters of Credit on such date.

         (c) OFFICER'S COMPLIANCE CERTIFICATE; ADDITIONAL DOCUMENTS. The Administrative Agent shall have received the current Officer's Compliance Certificate and each additional document, instrument, legal opinion or other item of information reasonably requested by it.

                                   ARTICLE VII

                 REPRESENTATIONS AND WARRANTIES OF THE BORROWERS

         SECTION 7.1 REPRESENTATIONS AND WARRANTIES. To induce the Administrative Agent and Lenders to enter into this Agreement and to induce the Lenders to make Extensions of Credit, the Borrowers and their Subsidiaries hereby represent and warrant to the Agents and Lenders both before and after giving effect to the transactions contemplated hereunder that:

         (a) ORGANIZATION; POWER; QUALIFICATION. Each of the Borrowers and each of their respective Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, has the corporate power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted and is duly qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification and authorization. The jurisdictions in which the Borrowers and their Subsidiaries are organized and qualified to do business as of the Closing Date are listed on SCHEDULE 7.1(a).

         (b) OWNERSHIP. Each of the Borrowers and their Subsidiaries as of the Closing Date is listed on SCHEDULE 7.1(b). As of the Closing Date, the capitalization of the Borrowers and their Subsidiaries consists of the number of shares, authorized, issued and outstanding, of such classes and series, with or without par value, described on SCHEDULE 7.1(b). All outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable. The shareholders of the Borrowers and their Subsidiaries and the number of shares owned by each as of the Closing Date are described on SCHEDULE 7.1(b). As of the Closing Date, there are no outstanding stock purchase warrants, subscriptions, options, securities, instruments or other rights of any type or nature whatsoever, which are convertible into, exchangeable for or otherwise provide for or permit the issuance of capital stock of the Borrowers and their Subsidiaries, except as described on SCHEDULE 7.1(b).

         (c) AUTHORIZATION OF AGREEMENT, LOAN DOCUMENTS AND BORROWING. Each of the Borrowers has the right, power and authority and has taken all necessary corporate and other action to authorize the execution, delivery and performance of this Agreement and each of the other Loan Documents to which it is a party in accordance with their respective terms. This Agreement and each of the other Loan Documents have been duly executed and delivered by the duly authorized officers of the Borrowers party thereto, and each such document constitutes the legal, valid and binding obligation of the Borrowers party thereto, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws from time to time in effect which affect the enforcement of creditors' rights in general and the availability of equitable remedies.

         (d) COMPLIANCE OF AGREEMENT, LOAN DOCUMENTS AND BORROWING WITH LAWS, ETC. The execution, delivery and performance by each Borrower of the Loan Documents to which it is a party, in accordance with their respective terms, the borrowings hereunder and the transactions contemplated hereby do not and will not, by the passing of time, the giving of notice or otherwise, (i) require any Governmental Approval or violate any Applicable Law relating to the Borrowers, (ii) conflict with, result in a breach of or constitute a default under the articles of incorporation, bylaws or other organizational documents of the Borrowers or any indenture, agreement or other instrument to which any Borrower is a party or by which any of its properties may be bound or any Governmental Approval relating to such Person, or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by such Person other than Liens arising under the Loan Documents.

         (e) COMPLIANCE WITH LAW; GOVERNMENTAL APPROVALS. Except to the extent the failure to obtain such approval or comply with any Applicable Law would not reasonably be expected to have a Material Adverse Effect, each of the Borrowers and each of their respective Subsidiaries (i) has all Governmental Approvals required by any Applicable Law for it to conduct its business, each of which is in full force and effect, is final and not subject to review on appeal and is not the subject of any pending or, to the best of its knowledge, threatened attack by direct or collateral proceeding, and (ii) is in compliance with each Governmental Approval applicable to it and in compliance with all other Applicable Laws relating to it or any of its respective properties.

         (f) TAX RETURNS AND PAYMENTS. Each of the Borrowers and each of their respective Subsidiaries has duly filed or caused to be filed all federal, state, local and other tax returns required by Applicable Law to be filed, and has paid, or made adequate provision for the payment of, all federal, state, local and other taxes, assessments and governmental charges or levies upon it and its property, income, profits and assets which are due and payable, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect. No Governmental Authority has asserted any Lien or other claim against any Borrower or Subsidiary with respect to unpaid taxes which has not been discharged or resolved. The charges, accruals and reserves on the books of the Borrowers and their Subsidiaries in respect of federal, state, local and other taxes for all Fiscal Years and portions thereof since the organization of the Borrowers and their Subsidiaries are in the judgment of the Borrowers adequate, and the Borrowers do not anticipate any additional taxes or assessments for any of such years.

         (g) INTELLECTUAL PROPERTY MATTERS. Each of the Borrowers and each of their respective Subsidiaries owns or possesses rights to use all franchises, licenses, copyrights, copyright applications, patents, patent rights or licenses, patent applications, trademarks, trademark rights, trade names, trade name rights, copyrights and rights with respect to the foregoing which are required to conduct its business. No event has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any such rights, and no Borrower is liable to any Person for infringement under Applicable Law with respect to any such rights as a result of its business operations, except where such event, revocation or termination would not reasonably be expected to have a Material Adverse Effect.

         (h) ENVIRONMENTAL MATTERS.

                  (i) The properties owned, leased or operated by the Borrowers and their Subsidiaries now or in the past do not contain, and to their knowledge have not previously contained, any Hazardous Materials in amounts or concentrations which (A) constitute or constituted a violation of applicable Environmental Laws or (B) could give rise to liability under applicable Environmental Laws;

                  (ii) The Borrowers, each Subsidiary and such properties and all operations conducted in connection therewith are in compliance, and have been in compliance, with all applicable Environmental Laws, except where the failure to so comply would not reasonably be expected to have a Material Adverse Effect, and there is no contamination at, under or about such properties or such operations which could interfere with the continued operation of such properties or impair the fair saleable value thereof;

                  (iii) Neither the Borrowers nor any Subsidiary has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters, Hazardous Materials, or compliance with Environmental Laws which would reasonably be expected to have a Material Adverse Effect, nor do the Borrowers or any Subsidiary have knowledge or reason to believe that any such notice will be received or is being threatened;

                  (iv) Hazardous Materials have not been transported or disposed of to or from the properties owned, leased or operated by the Borrowers and their Subsidiaries in violation of, or in a manner or to a location which could give rise to liability under, Environmental Laws, nor have any Hazardous Materials been generated, treated, stored or disposed of at, on or under any of such properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Laws which would reasonably be expected to have a Material Adverse Effect;

                  (v) No judicial proceedings or governmental or administrative action is pending, or, to the knowledge of the Borrowers, threatened, under any Environmental Law to which the Borrowers or any Subsidiary is or will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to Borrowers, any Subsidiary or such properties or operations; and

                  (vi) There has been no release, or to the best of the Borrowers' knowledge, threat of release, of Hazardous Materials at or from properties owned, leased or operated by the Borrowers or any Subsidiary, now or in the past, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws.

         (i) ERISA.

                  (i) As of the Closing Date, neither the Borrowers nor any ERISA Affiliate maintains or contributes to, or has any obligation under, any Employee Benefit Plans other than those identified on SCHEDULE 7.1(i);

                  (ii) the Borrowers and each ERISA Affiliate are in compliance with all applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans except for any required amendments for which the remedial amendment period as defined in
Section 401(b) of the Code has not yet expired. Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified, and each trust related to such plan has been determined to be exempt under Section 501(a) of the Code. No liability has been incurred by the Borrowers or any ERISA Affiliate which remains unsatisfied for any taxes or penalties with respect to any Employee Benefit Plan or any Multiemployer Plan;

                  (iii) No Pension Plan has been terminated, nor has any accumulated funding deficiency (as defined in Section 412 of the Code) been incurred (without regard to any waiver granted under Section 412 of the Code), nor has any funding waiver from the Internal Revenue Service been received or requested with respect to any Pension Plan, nor have the Borrowers or any ERISA Affiliate failed to make any contributions or to pay any amounts due and owing as required by Section 412 of the Code, Section 302 of ERISA or the terms of any Pension Plan prior to the due dates of such contributions under Section 412 of the Code or Section 302 of ERISA, nor has there been any event requiring any disclosure under Section 4041(c)(3)(C) or 4063(a) of ERISA with respect to any Pension Plan;

                  (iv) Neither the Borrowers nor any ERISA Affiliate has: (A) engaged in a nonexempt prohibited transaction described in Section 406 of the ERISA or Section 4975 of the Code, (B) incurred any liability to the PBGC which remains outstanding other than the payment of premiums and there are no premium payments which are due and unpaid, (C) failed to make a required contribution or payment to a Multiemployer Plan, or (D) failed to make a required installment or other required payment under Section 412 of the Code;

                  (v) No Termination Event has occurred or is reasonably expected to occur; and

                  (vi) No proceeding, claim, lawsuit and/or investigation is existing or, to the best knowledge of the Borrowers after due inquiry, threatened concerning or involving any (A) employee welfare benefit plan (as defined in Section 3(1) of ERISA) currently maintained or contributed to by the Borrowers or any ERISA Affiliate, (B) Pension Plan or (C) Multiemployer Plan.

         (j) MARGIN STOCK. No Borrower is engaged principally, or as one of its activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" (as each such term is defined or used in Regulation U of the Board of Governors of the Federal Reserve System). No part of the proceeds of any of the Loans or Letters of Credit will be used for purchasing or carrying margin stock or for any purpose which violates, or which would be inconsistent with, the provisions of Regulation T, U or X of such Board of Governors.

         (k) GOVERNMENT REGULATION. No Borrower is an "investment company" or a company "controlled" by an "investment company" (as each such term is defined or used in the Investment Company Act of 1940, as amended) and no Borrower is, or after giving effect to any Extension of Credit will be, subject to regulation under the Public Utility Holding Company Act of 1935 or the Interstate Commerce Act, each as amended, or any other Applicable Law which limits its ability to incur or consummate the transactions contemplated hereby.

         (l) MATERIAL CONTRACTS. SCHEDULE 7.1(l) sets forth a complete and accurate list of all Material Contracts of the Borrowers and their Subsidiaries in effect as of the Closing Date not listed on any other Schedule hereto; other than as set forth in SCHEDULE 7.1(l), each such Material Contract is, and after giving effect to the consummation of the transactions contemplated by the Loan Documents will be, in full force and effect in accordance with the terms thereof except where the failure thereto would not reasonably be expected to have a Material Adverse Effect. The Borrowers have delivered or caused their Subsidiaries to deliver to the Administrative Agent a true and complete copy of each Material Contract required to be listed on SCHEDULE 7.1(l) or any other Schedule hereto.

         (m) EMPLOYEE RELATIONS. Each of the Borrowers and each of their respective Subsidiaries has a stable work force in place and is not, as of the Closing Date, party to any collective bargaining agreement nor has any labor union been recognized as the representative of its employees except as set forth on SCHEDULE 7.1(m). No Borrower knows of any pending, threatened or contemplated strikes, work stoppage or other collective labor disputes involving its employees.

         (n) BURDENSOME PROVISIONS. No Borrower is a party to any indenture, agreement, lease or other instrument, or subject to any corporate or partnership restriction, Governmental Approval or Applicable Law which is so unusual or burdensome as in the foreseeable future could be reasonably expected to have a Material Adverse Effect. The Borrowers and their Subsidiaries do not presently anticipate that future expenditures needed to meet the provisions of any statutes, orders, rules or regulations of a Governmental Authority will be so burdensome as to have a Material Adverse Effect.

         (o) FINANCIAL STATEMENTS. The (i) Consolidated balance sheets of the Borrowers and their Subsidiaries as of December 31, 1997, and the related statements of income and retained earnings and cash flows for the Fiscal Year then ended and (ii) unaudited Consolidated balance sheet of the Borrowers and their Subsidiaries as of September 30, 1998, and related unaudited interim statements of revenue and retained earnings, copies of which have been furnished to the Administrative Agent and each Lender, are true and accurate in all material respects, and are not misleading in any material respect and fairly present the assets, liabilities and financial position of the Borrowers and their Subsidiaries as at such dates, and the results of the operations and changes of financial position for the periods then ended. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP. The

Borrowers and their Subsidiaries have no Debt, obligation or other unusual forward or long-term commitment which is not fairly reflected in the foregoing financial statements or in the notes thereto.

         (p) NO MATERIAL ADVERSE CHANGE. Since December 31, 1998, there has been no material adverse change in the properties, business, operations or condition (financial or otherwise) of the Borrowers and their Subsidiaries and no event has occurred or condition arisen that could reasonably be expected to have a Material Adverse Effect.

         (q) SOLVENCY. As of the Closing Date and after giving effect to each Extension of Credit made hereunder, each of the Borrowers and each of their respective Subsidiaries will be Solvent.

         (r) TITLES TO PROPERTIES. Each of the Borrowers and each of their respective Subsidiaries has such title to the real property owned by it as is necessary or desirable to the conduct of its business and valid and legal title to all of its personal property and assets, including, but not limited to, those reflected on the balance sheets of the Borrowers and their Subsidiaries delivered pursuant to SECTION 7.1(o), except those which have been disposed of by the Borrowers and their Subsidiaries subsequent to such date which dispositions have been in the ordinary course of business or as otherwise expressly permitted hereunder.

         (s) LIENS. None of the properties and assets of the Borrowers and their Subsidiaries is subject to any Lien, except Liens permitted pursuant to SECTION
11.3. No financing statement under the Uniform Commercial Code of any state which names any Borrower or any Subsidiary or any of their respective trade names or divisions as debtor and which has not been terminated, has been filed in any state or other jurisdiction and no Borrower has signed any such financing statement or any security agreement authorizing any secured party thereunder to file any such financing statement, except to perfect those Liens permitted by
SECTION 11.3.

         (t) DEBT AND GUARANTY OBLIGATIONS. SCHEDULE 7.1(t) is a complete and correct listing of all Debt and Guaranty Obligations of the Borrowers and their Subsidiaries as of the Closing Date in excess of $1,000,000. The Borrowers and their Subsidiaries have performed and are in compliance with all of the terms of such Debt and Guaranty Obligations and all instruments and agreements relating thereto, and no default or event of default, or event or condition which with notice or lapse of time or both would constitute such a default or event of default on the part of the Borrowers and their Subsidiaries exists with respect to any such Debt or Guaranty Obligation.

         (u) LITIGATION. Except for matters existing on the Closing Date and set forth on SCHEDULE 7.1(u), there are no actions, suits or proceedings pending nor, to the knowledge of the Borrowers and their Subsidiaries, threatened against or in any other way relating adversely to or affecting the Borrowers, their Subsidiaries, or any of their respective properties in any court or before any arbitrator of any kind or before or by any Governmental Authority which involves the possibility of any judgment or liability not fully covered by insurance and which could reasonably be expected to have a Material Adverse Effect.

         (v) ABSENCE OF DEFAULTS. No event has occurred or is continuing which constitutes a Default or an Event of Default, or which constitutes, or which with the passing of time or giving of notice or both would constitute, a default or event of default by the Borrowers and their Subsidiaries under any Material Contract or a violation of any judgment, decree or order to which any Borrower or Subsidiary is a party or by which the Borrowers, their Subsidiaries, or any of their respective properties may be bound or which would require the Borrowers or their Subsidiaries to make any payment thereunder prior to the scheduled maturity date therefor.

         (w) ACCURACY AND COMPLETENESS OF INFORMATION. All written information, reports and other papers and data produced by or on behalf of the Borrowers and their Subsidiaries and furnished to the Lenders (except for projections) were, at the time the same were so furnished, complete and correct in all respects to the extent necessary to give the recipient a true and accurate knowledge of the subject matter. No document furnished or written statement made to the Administrative Agent or the Lenders by the Borrowers and their Subsidiaries in connection with the negotiation, preparation or execution of this Agreement or any of the Loan Documents contains or will contain any untrue statement of a fact material to the creditworthiness of the Borrowers and their Subsidiaries or omits or will omit to state a fact necessary in order to make the statements contained therein not misleading. The Borrowers and their Subsidiaries are not aware of any facts which they have not disclosed in writing to the Administrative Agent having a Material Adverse Effect, or insofar as the Borrowers and their Subsidiaries can now foresee, could reasonably be expected to have a Material Adverse Effect.

         SECTION 7.2 SURVIVAL OF REPRESENTATIONS AND WARRANTIES, ETC. All representations and warranties set forth in this Article VII and all representations and warranties contained in any certificate, or any of the Loan Documents (including but not limited to any such representation or warranty made in or in connection with any amendment thereto) shall constitute representations and warranties made under this Agreement. All representations and warranties made under this Agreement shall be made or deemed to be made at and as of the Closing Date, shall survive the Closing Date and shall not be waived by the execution and delivery of this Agreement, any investigation made by or on behalf of the Lenders or any borrowing hereunder.

                                  ARTICLE VIII

                        FINANCIAL INFORMATION AND NOTICES

         Until all the Obligations have been paid and satisfied in full and the Commitments terminated, unless consent has been obtained in the manner set forth in SECTION 14.11, the Borrowers will furnish or cause to be furnished to the Administrative Agent and to the Lenders at their respective addresses as set forth on SCHEDULE 1, or such other office as may be designated by the Administrative Agent and Lenders from time to time:

         SECTION 8.1 FINANCIAL STATEMENTS AND PROJECTIONS.

         (a) QUARTERLY FINANCIAL STATEMENTS. As soon as practicable and in any event within forty-five (45) days after the end of the first three (3) fiscal quarters on each Fiscal Year, an unaudited Consolidated balance sheet of the Borrowers and their Subsidiaries as of the close of such fiscal quarter and unaudited Consolidated statements of income, and cash flows for the fiscal quarter then ended and that portion of the Fiscal Year then ended, including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures for the preceding Fiscal Year and prepared by the Borrowers and their Subsidiaries in accordance with GAAP and SEC quarterly requirements and, if applicable, containing disclosure of the effect on the financial position or results of operations of any change in the application of accounting principles and practices during the period, and certified by the chief financial officer of the Company to present fairly in all material respects the financial condition of the Borrowers and their Subsidiaries as of their respective dates and the results of operations of the Borrowers and their Subsidiaries for the respective periods then ended, subject to normal year-end adjustments.

         (b) ANNUAL FINANCIAL STATEMENTS. As soon as practicable and in any event within one hundred twenty (120) days after the end of each Fiscal Year, audited Consolidated and consolidating balance sheets of the Borrowers and their Subsidiaries as of the close of such Fiscal Year and audited Consolidated and consolidating statements of income, Consolidated statements of stockholder's equity and Consolidated statements of cash flows for the Fiscal Year then ended, including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures for the preceding Fiscal Year and audited by a nationally recognized public accounting firm in accordance with GAAP and, if applicable, containing disclosure of the effect on the financial position or results of operation of any change in the application of accounting principles and practices during the year, and accompanied by a report thereon by such certified public accountants that is not qualified with respect to scope limitations imposed by the Borrowers and their Subsidiaries or with respect to accounting principles followed by the Borrowers and their Subsidiaries not in accordance with GAAP.

         (c) ANNUAL BUSINESS PLAN AND FINANCIAL PROJECTIONS. As soon as practicable and in any event within forty-five (45) days prior to the beginning of each Fiscal Year, a business plan of the Borrowers and their Subsidiaries for the ensuing four (4) fiscal quarters, such plan to be prepared in accordance with GAAP and to include, on a quarterly basis, the following, on a Consolidated basis,: a projected income statement, statement of cash flows and balance sheet and a report containing management's discussion and analysis of such projections, accompanied by a certificate from the chief financial officers of the Company on behalf of itself and the other Borrowers to the effect that, to the best of such officers' knowledge, such projections are good faith estimates of the financial condition and operations of the Borrowers and their Subsidiaries for such four (4) quarter period.

         SECTION 8.2 OFFICER'S COMPLIANCE CERTIFICATE.

At each time financial statements are delivered pursuant to SECTIONS 8.1 (a) or
(b) and at such other times as the Administrative Agent shall reasonably request, a certificate of the chief financial officer or the treasurer of the Company on behalf of itself and the other Borrowers in the form of EXHIBIT F attached hereto (an "OFFICER'S COMPLIANCE CERTIFICATE").

         SECTION 8.3 ACCOUNTANTS' CERTIFICATE. At each time financial statements are delivered pursuant to SECTION 8.1(b), a certificate of the independent public accountants certifying such financial statements addressed to the Administrative Agent for the benefit of the Lenders:

         (a) stating that in making the examination necessary for the certification of such financial statements, they obtained no knowledge of any Default or Event of Default or, if such is not the case, specifying such Default or Event of Default and its nature and period of existence; and

         (b) including the calculations prepared by such accountants required to establish whether or not the Borrowers and their Subsidiaries are in compliance with the financial covenants set forth in Article X as at the end of each respective period.

         SECTION 8.4 OTHER REPORTS.

         (a) Promptly upon receipt thereof, copies of all reports, if any, submitted to the Borrowers and their Subsidiaries or its Board of Directors by its independent public accountants in connection with their auditing function, including, without limitation, any management report and any management responses thereto; and

         (b) Such other information regarding the operations, business affairs and financial condition of the Borrowers or any of their Subsidiaries as the Administrative Agent or any Lender may reasonably request including, without limitation, copies of Forms 10-Q and 10-K and any other annual or periodic reports required to be delivered to a shareholder pursuant to the Securities Exchange Act of 1934.

         SECTION 8.5 NOTICE OF LITIGATION AND OTHER MATTERS. Prompt (but in no event later than ten (10) days after an officer of the Borrowers obtains knowledge thereof) telephonic and written notice of:

         (a) the commencement of all proceedings and investigations by or before any Governmental Authority and all actions and proceedings in any court or before any arbitrator against or involving the Borrowers and their Subsidiaries or any of their respective properties, assets or businesses;

         (b) any notice of any violation received by the Borrowers and their Subsidiaries from any Governmental Authority including, without limitation, any notice of violation of

Environmental Laws which in any such case could reasonably be expected to have a Material Adverse Effect;

         (c) any labor controversy that has resulted in, or threatens to result in, a strike or other work action against the Borrowers and their Subsidiaries;

         (d) any attachment, judgment, lien, levy or order exceeding $1,000,000 that may be assessed against or threatened against the Borrowers and their Subsidiaries;

         (e) any Default or Event of Default, or any event which constitutes or which with the passing of time or giving of notice or both would constitute a default or event of default under any Material Contract to which the Borrowers and their Subsidiaries is a party or by which the Borrowers and their Subsidiaries or any of their respective properties may be bound;

         (f) (i) any unfavorable determination letter from the Internal Revenue Service regarding the qualification of an Employee Benefit Plan under Section 401(a) of the Code (along with a copy thereof), (ii) all notices received by the Borrowers or any ERISA Affiliate of the PBGC's intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan, (iii) all notices received by any Borrowers or any ERISA Affiliate from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA and (iv) the Borrowers obtaining knowledge or reason to know that the Borrowers or any ERISA Affiliate has filed or intends to file a notice of intent to terminate any Pension Plan under a distress termination within the meaning of Section 4041(c) of ERISA; and

         (g) any event which makes any of the representations set forth in
SECTION 7.1 inaccurate in any respect.

         SECTION 8.6 ACCURACY OF INFORMATION. All written information, reports, statements and other papers and data furnished by or on behalf of the Borrowers to the Administrative Agent or any Lender (other than financial forecasts) whether pursuant to this Article VIII or any other provision of this Agreement, or any of the Security Documents, shall be, at the time the same is so furnished, complete and correct in all material respects to the extent necessary to give the Administrative Agent or any Lender complete, true and accurate knowledge of the subject matter based on the Borrowers' knowledge thereof.

                                   ARTICLE IX

                              AFFIRMATIVE COVENANTS

         Until all of the Obligations have been paid and satisfied in full and the Commitments terminated, unless consent has been obtained in the manner provided for in SECTION 14.11 each of the Borrowers will:

         SECTION 9.1 PRESERVATION OF CORPORATE EXISTENCE AND RELATED MATTERS. Except as permitted by SECTION 11.5, preserve and maintain its separate corporate existence and all rights, franchises, licenses and privileges necessary to the conduct of its business, and qualify and remain qualified as a foreign corporation and authorized to do business in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect.

         SECTION 9.2 MAINTENANCE OF PROPERTY. In addition to the requirements of any of the Security Documents and, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect, protect and preserve all properties useful in and material to its business, including copyrights, patents, trade names and trademarks; maintain in good working order and condition all buildings, equipment and other tangible real and personal property; and from time to time make or cause to be made all renewals, replacements and additions to such property necessary for the conduct of its business, so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

         SECTION 9.3 INSURANCE. Maintain insurance with financially sound and reputable insurance companies against such risks and in such amounts as are customarily maintained by similar businesses and as may be required by Applicable Law and as are required by any Security Documents, and on the Closing Date and from time to time thereafter deliver to the Administrative Agent upon its request a detailed list of the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby.

         SECTION 9.4 ACCOUNTING METHODS AND FINANCIAL RECORDS. Maintain a system of accounting, and keep such books, records and accounts (which shall be true and complete in all material respects) as may be required or as may be necessary to permit the preparation of financial statements in accordance with GAAP and in compliance with the regulations of any Governmental Authority having jurisdiction over it or any of its properties.

         SECTION 9.5 PAYMENT AND PERFORMANCE OF OBLIGATIONS. Pay and perform all Obligations under this Agreement and the other Loan Documents, and pay or perform (a) all taxes, assessments and other governmental charges that may be levied or assessed upon it or any of its property, and (b) all other indebtedness, obligations and liabilities in accordance with customary trade practices; PROVIDED, that any Borrower may contest any item described in clauses
(a) or (b) of this SECTION 9.5 in good faith so long as adequate reserves are maintained with respect thereto in accordance with GAAP.

         SECTION 9.6 COMPLIANCE WITH LAWS AND APPROVALS. Observe and remain in compliance with all Applicable Laws and maintain in full force and effect all Governmental Approvals, in each case applicable to the conduct of its business except where the failure to so comply would not reasonably be expected to have a Material Adverse

Effect.

         SECTION 9.7 ENVIRONMENTAL LAWS. In addition to and without limiting the generality of SECTION 9.6 and to the extent that the failure to so comply would not reasonably be expected to have a Material Adverse Effect, (a) comply with, and ensure such compliance by all tenants and subtenants with all applicable Environmental Laws and obtain and comply with and maintain, and ensure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, (b) conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws, and promptly comply with all lawful orders and directives of any Governmental Authority regarding Environmental Laws, and
(c) defend, indemnify and hold harmless the Administrative Agent and the Lenders, and their respective parents, Subsidiaries, Affiliates, employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the presence of Hazardous Materials, or the violation of, noncompliance with or liability under any Environmental Laws applicable to the operations of the Borrowers or such Subsidiary, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, reasonable attorney's and consultant's fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing directly result from the gross negligence or willful misconduct of the party seeking indemnification therefor.

         SECTION 9.8 COMPLIANCE WITH ERISA. In addition to and without limiting the generality of SECTION 9.6, (a) comply with all applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans, (b) not take any action or fail to take action the result of which could be a liability to the PBGC or to a Multiemployer Plan,
(c) not participate in any prohibited transaction that could result in any civil penalty under ERISA or tax under the Code, (d) operate each Employee Benefit Plan in such a manner that will not incur any tax liability under Section 4980B of the Code or any liability to any qualified beneficiary as defined in Section 4980B of the Code and (e) furnish to the Administrative Agent upon the Administrative Agent's request such additional information about any Employee Benefit Plan as may be reasonably requested by the Administrative Agent.

         SECTION 9.9 COMPLIANCE WITH AGREEMENTS. Comply in all respects with each term, condition and provision of all leases, agreements and other instruments entered into in the conduct of its business including, without limitation, any Material Contract; PROVIDED, that any Borrower may contest any such lease, agreement or other instrument in good faith through applicable proceedings so long as adequate reserves are maintained in accordance with GAAP.

         SECTION 9.10 CONDUCT OF BUSINESS.

Engage only in businesses in substantially the same fields as the businesses conducted on the Closing Date.

         SECTION 9.11 VISITS AND INSPECTIONS. Permit representatives of the Administrative Agent, the Collateral Agent or any Lender, from time to time, to visit and inspect its properties; inspect, audit and make extracts from its books, records and files, including, but not limited to, management letters prepared by independent accountants; and discuss with its principal officers, and its independent accountants, its business, assets, liabilities, financial condition, results of operations and business prospects.

         SECTION 9.12 ADDITIONAL SUBSIDIARIES. Within ten (10) days after any Subsidiary of the Company or of any other Borrower, which is created or acquired after the Closing Date, becomes a Material Subsidiary, cause to be executed and delivered to the Administrative Agent (a) a duly executed joinder agreement in substantially the form of EXHIBIT I, (b) a duly executed Collateral Agreement or supplement thereto, with such changes as the Administrative Agent may reasonably request, such that all of the assets, capital stock or other equity interests of such Subsidiary are pledged to the Administrative Agent for the ratable benefit of itself and the Lenders and (c) favorable legal opinions addressed to the Administrative Agent and Lenders in form and substance satisfactory thereto with respect to such Collateral Agreement and such other documents and closing certificates as may be requested by the Administrative Agent.

         SECTION 9.13 YEAR 2000 COMPATIBILITY. Take all actions reasonably necessary to assure that Borrowers and their Subsidiaries' computer based systems are able to operate and effectively process data which includes dates on and after January 1, 2000. At the request of the Administrative Agent, the Borrowers and their Subsidiaries shall provide reasonable assurances satisfactory to the Administrative Agent of the Borrowers and their Subsidiaries' Year 2000 compatibility.

         SECTION 9.14 FURTHER ASSURANCES. Make, execute and deliver all such additional and further acts, things, deeds and instruments as the Administrative Agent or any Lender may reasonably require to document and consummate the transactions contemplated hereby and to vest completely in and insure the Administrative Agent and the Lenders their respective rights under this Agreement, the Notes, the Letters of Credit and the other Loan Documents.

                                    ARTICLE X

                               FINANCIAL COVENANTS

         Until all of the Obligations have been paid and satisfied in full and the Commitments terminated, unless consent has been obtained in the manner set forth in SECTION 14.11, the Borrowers and their Subsidiaries on a Consolidated basis will not:

         SECTION 10.1 LEVERAGE RATIO. As of any fiscal quarter end, permit the ratio of (a) Total Debt on such date TO (b) Pro Forma EBITDA for the period of four (4) consecutive fiscal quarters ending on or immediately prior to such date to exceed the corresponding ratio set forth below (the "LEVERAGE RATIO"):

         From and Including          To and Including            Ratio
         ------------------          ----------------            -----
         Closing Date                March 31, 2000              3.25 to 1.00
         April 1, 2000               March 31, 2001              3.00 to 1.00
         April 1, 2001               all times thereafter        2.75 to 1.00

         SECTION 10.2 INTEREST COVERAGE RATIO. As of any fiscal quarter end, permit the ratio of (a) EBITDA for the period of four (4) consecutive fiscal quarters ending on or immediately prior to such date to (b) Interest Expense for the period of four (4) consecutive fiscal quarters ending on or immediately prior to such date to be less than 3.0 to 1.0.

         SECTION 10.3 LIMITATIONS ON CAPITAL EXPENDITURES. Permit Capital Expenditures in the aggregate in any Fiscal Year to exceed the corresponding number set forth below:

                        Fiscal Year 1999   $ 8,000,000
                        Fiscal Year 2000   $ 10,000,000
                        Fiscal Year 2001   $ 12,000,000

         SECTION 10.4 MINIMUM NET WORTH. Permit Net Worth as of the last day of any fiscal quarter of the Borrowers and their Subsidiaries commencing after Fiscal Year 1998, to be less than the "MINIMUM COMPLIANCE LEVEL." The Minimum Compliance Level shall be the actual Net Worth as of December 31, 1998; and shall be increased as of the last day of each fiscal quarter of the Borrowers and their Subsidiaries ending after December 31, 1998, by an amount equal to (i) 50% of Net Income (if positive) for such fiscal quarter and (ii) 75% of the Net Cash Proceeds of any equity issuance occurring after the December 31, 1998. The foregoing increases in the Minimum Compliance Level shall be made to reflect negative Net Income for such period.

         SECTION 10.5 MINIMUM PRO FORMA EBITDA . As of any fiscal quarter end, permit Pro Forma EBITDA for the period of four (4) consecutive fiscal quarters ending on or immediately prior to such date to be less than the sum of (x) 85% of Acquired EBITDA for the period commencing on the Closing Date and at all times thereafter through the applicable fiscal quarter end and (y) the amount set forth below which corresponds to such fiscal quarter:

------------------------- ---------------------- ----------------------- ---------------------- ----------------------
      FISCAL YEAR              1ST QUARTER            2ND QUARTER             3RD QUARTER            4TH QUARTER
      -----------              -----------            -----------             -----------            -----------
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
          1999                 26,000,000              29,000,000             32,000,000             34,000,000
------------------------- ---------------------- ----------------------- ---------------------- ----------------------


------------------------- ---------------------- ----------------------- ---------------------- ----------------------
          2000                 35,000,000              36,000,000             38,000,000             40,000,000
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
  2001 and thereafter          40,000,000              40,000,000             40,000,000             40,000,000
------------------------- ---------------------- ----------------------- ---------------------- ----------------------

                                   ARTICLE XI

                               NEGATIVE COVENANTS

         Until all of the Obligations have been paid and satisfied in full and the Commitments terminated, unless consent has been obtained in the manner set forth in SECTION 14.11, the Borrowers have not and will not permit their Subsidiaries to:

         SECTION 11.1 LIMITATIONS ON DEBT. Create, incur, assume or suffer to exist any Debt except:

         (a) the Obligations;

         (b) Debt incurred in connection with a Hedging Agreement with a counterparty and upon terms and conditions (including interest rate) reasonably satisfactory to the Administrative Agent;

         (c) Subordinated Debt in an aggregate amount not to exceed $10,000,000 on any date of determination;

         (d) Debt existing on the Closing Date and not otherwise permitted under this SECTION 11.1, as set forth on SCHEDULE 7.1(t) and the renewal and refinancing (but not the increase in the aggregate principal amount thereof) thereof;

         (e) Debt of the Borrowers and their Subsidiaries incurred in connection with Capitalized Leases in an aggregate amount not to exceed $3,000,000 on any date of determination;

         (f) purchase money Debt of the Borrowers and their Subsidiaries in an aggregate amount not to exceed $2,000,000 on any date of determination;

         (g) Debt consisting of Guaranty Obligations permitted by SECTION 11.2;

         (h) Debt evidenced by Intercompany Notes to the extent permitted pursuant to SECTION 11.4(d); and

         (i) Debt consisting of loans and advances to the extent permitted by
SECTION 11.4(e);

PROVIDED, that no agreement or instrument with respect to Debt permitted to be incurred by this SECTION 11.1 shall restrict, limit or otherwise encumber (by covenant or otherwise) the ability of

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any Subsidiary of the Borrowers to make any payment to the Borrowers or any of their Subsidiaries (in the form of dividends, intercompany advances or otherwise) for the purpose of enabling the Borrowers to pay the Obligations.

         SECTION 11.2 LIMITATIONS ON GUARANTY OBLIGATIONS. Create, incur, assume or suffer to exist any Guaranty Obligations except (i) Guaranty Obligations in favor of the Administrative Agent for the benefit of the Administrative Agent and the Lenders and (ii) Guaranty Obligations incurred in connection with performance of tenders, statutory obligations, bids, leases, government contracts, or performance and return-of-money bonds in an aggregate amount not to exceed $5,000,000.

         SECTION 11.3 LIMITATIONS ON LIENS. Create, incur, assume or suffer to exist, any Lien on or with respect to any of its assets or properties (including without limitation shares of capital stock or other ownership interests), real or personal, whether now owned or hereafter acquired, except:

         (a) Liens for taxes, assessments and other governmental charges or levies (excluding any Lien imposed pursuant to any of the provisions of ERISA or Environmental Laws) not yet due or as to which the period of grace (not to exceed thirty (30) days), if any, related thereto has not expired or which are being contested in good faith and by appropriate proceedings if adequate reserves are maintained to the extent required by GAAP;

         (b) the claims of materialmen, mechanics, carriers, warehousemen, processors or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business, (i) which are not overdue for a period of more than thirty (30) days or (ii) which are being contested in good faith and by appropriate proceedings;

         (c) Liens consisting of deposits or pledges made in the ordinary course of business in connection with, or to secure payment of, obligations under workers' compensation, unemployment insurance or similar legislation or obligations under customer service contracts;

         (d) Liens constituting encumbrances in the nature of zoning restrictions, easements and rights or restrictions of record on the use of real property, which in the aggregate are not substantial in amount and which do not, in any case, detract from the value of such property or impair the use thereof in the ordinary conduct of business;

         (e) Liens in favor of the Administrative Agent for the benefit of the Administrative Agent and the Lenders;

         (f) Liens not otherwise permitted by this SECTION 11.3 and in existence on the Closing Date and described on SCHEDULE 11.3;

         (g) Liens securing Debt permitted under SECTION 11.1(f); PROVIDED that
(i) such Liens shall be created substantially simultaneously with the acquisition of the related asset, (ii) such

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Liens do not at any time encumber any property other than the property financed by such Debt, (iii) the amount of Debt secured thereby is not increased and (iv) the principal amount of Debt secured by any such Lien shall at no time exceed one hundred percent (100%) of the original purchase price of such property at the time it was acquired; and

         (h) Liens to secure or incurred in connection with the performance of tenders, statutory obligations, bids, leases, government contracts, or performance and return-of-money bonds in an aggregate amount not to exceed $5,000,000.

         SECTION 11.4 LIMITATIONS ON LOANS, ADVANCES, INVESTMENTS AND ACQUISITIONS. Purchase, own, invest in or otherwise acquire, directly or indirectly, any capital stock, interests in any partnership or joint venture (including without limitation the creation or capitalization of any Subsidiary), evidence of Debt or other obligation or security, substantially all or a portion of the business or assets of any other Person or any other investment or interest whatsoever in any other Person, or make or permit to exist, directly or indirectly, any loans, advances or extensions of credit to, or any investment in cash or by delivery of property in, any Person except:

         (a) investments not otherwise permitted by this SECTION 11.4 in Subsidiaries existing on the Closing Date and the other existing loans, advances and investments not otherwise permitted by this SECTION 11.4 described on
SCHEDULE 11.4; provided that there shall be no investment in Foreign Subsidiaries except as disclosed on Schedule 11.4 unless otherwise consented to by the Required Lenders.

         (b) investments in (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency thereof maturing within 120 days from the date of acquisition thereof, (ii) commercial paper maturing no more than 120 days from the date of creation thereof and currently having the highest rating obtainable from either Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. or Moody's Investors Service, Inc., (iii) certificates of deposit maturing no more than 120 days from the date of creation thereof issued by commercial banks incorporated under the laws of the United States of America, each having combined capital, surplus and undivided profits of not less than $500,000,000 and having a rating of "A" or better by a nationally recognized rating agency; PROVIDED, that the aggregate amount invested in such certificates of deposit shall not at any time exceed $5,000,000 for any one such certificate of deposit and $10,000,000 for any one such bank, or (iv) time deposits maturing no more than 30 days from the date of creation thereof with commercial banks or savings banks or savings and loan associations each having membership either in the FDIC or the deposits of which are insured by the FDIC and in amounts not exceeding the maximum amounts of insurance thereunder;

         (c) acquisitions of all or substantially all of the business or line of business (whether by acquisition of capital stock, other equity interest, assets or any combination thereof) in an aggregate amount not to exceed, over the term of the Credit Facilities $40,000,000 in total cash consideration (including, the gross amount of potential cash payments associated with any earn out obligation incurred in connection with such acquisition); PROVIDED that the following

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conditions are met: (i) the entity to be acquired is a going concern; (ii) the entity to be acquired is in a Substantially Similar Line of Business; (iii) the Company on behalf of itself and the other Borrowers shall have delivered written evidence to the Administrative Agent that the acquisition does not have a negative impact on Pro Forma EBITDA of the Borrowers and their Subsidiaries taken as a whole for the four (4) consecutive fiscal quarter period ending on or immediately prior to the date of such proposed acquisition; (iv) a Borrower is the surviving, controlling corporation upon the consummation of any such acquisition; (v) the Required Lenders shall have previously consented in writing to any single acquisition or series of related acquisitions having total cash consideration in excess of $40,000,000; (vi) the Company on behalf of itself and the other Borrowers shall have delivered evidence in form and substance satisfactory to the Administrative Agent that the board of directors of the entity or entities to be acquired have approved such proposed acquisition; (vii) the entity to be acquired is not subject to material pending litigation which could reasonably be expected to have a Material Adverse Effect; (viii) no Default and no Event of Default has occurred and is continuing or would result from the consummation of such proposed acquisition, (ix) the Company on behalf of itself and the other Borrowers shall have delivered to the Administrative Agent written evidence of compliance on a PRO FORMA basis with the financial covenants set forth in Article X, (x) the Borrowers shall have delivered to the Administrative Agent written evidence that the Leverage Ratio (after giving PRO FORMA effect to the proposed acquisition) will not exceed (I) 3.00 to 1.00 for the period commencing on the Closing Date through March 31, 2000, (II) 2.75 to
1.00 for the period commencing April 1, 2000 through March 31, 2001, and (III)
2.50 to 1.00 for the period commencing April 1, 2001 and at all times thereafter, and (xi) the total aggregate consideration for any acquisition or series of related acquisitions (including, without limitation, all cash payments, Debt and other obligations assumed, earn out payments, seller financing or equity issued, actual liabilities assumed and potential future liabilities assumed as reasonably valued by the Borrowers and their Subsidiaries and recorded on the balance sheet of the Borrowers and their Subsidiaries) shall not exceed (I) $20,000,000 (of which the total cash consideration paid shall not exceed $10,000,000) if the Leverage Ratio is greater than or equal to 2.00 to
1.00 and (II) $45,000,000 (of which the total cash consideration paid shall not exceed $20,000,000) if the Leverage Ratio is less than 2.00 to 1.00;

         (d) without duplication, intercompany loans made after the Closing Date by Systems to Immaterial Subsidiaries; PROVIDED, that (i) each such intercompany loan is evidenced by an Intercompany Note pledged and delivered to the Collateral Agent pursuant to the Collateral Agreement, (ii) any such intercompany loan shall be permitted only so long as such Person remains an Immaterial Subsidiary and (iii) the aggregate principal amount of all such intercompany loans shall at no time exceed $2,000,000; and

         (e) without duplication and after the Closing Date, intercompany loans or advances made by Condor or Systems to another Borrower; provided that any such intercompany loan or advance is characterized as a loan on the financial statements of such borrower and lender.

         SECTION 11.5 LIMITATIONS ON MERGERS AND LIQUIDATION. Merge, consolidate or enter into any similar combination with any other Person or liquidate,

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wind-up or dissolve itself (or suffer any liquidation or dissolution) except:

         (a) any Wholly-Owned Subsidiary of the Company may merge with any other Wholly-Owned Subsidiary of the Company or System;

         (b) any Wholly-Owned Subsidiary may merge into the Person such Wholly-Owned Subsidiary was formed to acquire in connection with an acquisition permitted by SECTION 11.4(c); and

         (c) any Wholly-Owned Subsidiary of the Company may wind-up into a Borrower or any other Wholly-Owned Subsidiary of the Company or System.

         SECTION 11.6 LIMITATIONS ON SALE OF ASSETS. Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, the sale of any receivables and leasehold interests and any sale-leaseback or similar transaction), whether now owned or hereafter acquired except:

         (a) the sale of inventory in the ordinary course of business;

         (b) the sale of obsolete assets no longer used or usable in the business of the Borrowers or any of their Subsidiaries;

         (c) the transfer of assets to a Borrower or any Wholly-Owned Subsidiary of the Company or System pursuant to SECTION 11.5(c);

         (d) the sale or discount without recourse of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof; and

         (e) the sale or other disposition of assets in the ordinary course of business not otherwise permitted pursuant to this SECTION 11.6 in an aggregate amount not to exceed $5,000,000.

         SECTION 11.7 LIMITATIONS ON DIVIDENDS AND DISTRIBUTIONS. Declare or pay any dividends upon any of its capital stock; purchase, redeem, retire or otherwise acquire, directly or indirectly, any shares of its capital stock, or make any distribution of cash, property or assets among the holders of shares of its capital stock, or make any change in its capital structure that could reasonably be expected to have a Material Adverse Effect; PROVIDED that:

         (a) a Borrower or any Wholly-Owned Subsidiary may pay dividends in shares of its own capital stock; and

         (b) any Wholly-Owned Subsidiary may pay cash dividends to the Borrowers.

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         SECTION 11.8 LIMITATIONS ON EXCHANGE AND ISSUANCE OF CAPITAL STOCK.
Issue, sell or otherwise dispose of any class or series of capital stock that, by its terms or by the terms of any security into which it is convertible or exchangeable, is, or upon the happening of an event or passing of time would be,
(a) convertible or exchangeable into Debt or (b) required to be redeemed or repurchased, including at the option of the holder, in whole or in part, or has, or upon the happening of an event or passing of time would have, a redemption or similar payment due; PROVIDED, that, any Borrower may issue its own capital stock in connection with (i) any Permitted Acquisition, (ii) stock options granted to key employees of any Borrower (including, without limitation, prospective employees, consultants, directors, prospective directors or any other persons eligible for stock options pursuant to the Company's 1997 Long-Term Incentive Plan, as amended in November 1997), and (iii) earn outs (in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders) incurred in connection with a Permitted Acquisition.

         SECTION 11.9 TRANSACTIONS WITH AFFILIATES. Directly or indirectly (a) make any loan (other than an intercompany loan permitted pursuant to the terms of SECTION 11.4(d) or (e)) or advance to, or purchase or assume any note or other obligation to or from, any of its officers, directors, shareholders or other Affiliates, or to or from any member of the immediate family of any of its officers, directors, shareholders or other Affiliates, or subcontract any operations to any of its Affiliates, or (b) enter into, or be a party to, any other transaction with any of its Affiliates, except (i) (A) pursuant to the reasonable requirements of its business and upon fair and reasonable terms which are no less favorable to it than it would obtain in a comparable arm's length transaction with a Person not its Affiliate and (B) with respect to any transaction in excess of $1,000,000, that are fully disclosed to and approved in writing by the Required Lenders prior to the consummation thereof and (ii) those agreements existing on the Closing Date, not otherwise permitted under this
SECTION 11.9 and set forth on SCHEDULE 11.9 hereto.

         SECTION 11.10 CERTAIN ACCOUNTING CHANGES; ORGANIZATIONAL DOCUMENTS. (a) Change its Fiscal Year end, or make any change in its accounting treatment and reporting practices except as required by GAAP or (b) amend, modify or change its articles of incorporation (or corporate charter or other similar organizational document) in any respect or amend, modify or change its bylaws (or other similar document) in any manner adverse in any respect to the rights or interests of the Lenders.

         SECTION 11.11 AMENDMENTS; PAYMENTS AND PREPAYMENTS OF SUBORDINATED DEBT. Amend or modify (or permit the modification or amendment of) any of the terms or provisions of any Subordinated Debt, or cancel or forgive, make any voluntary or optional payment or prepayment on, or redeem or acquire for value (including without limitation by way of depositing with any trustee with respect thereto money or securities before due for the purpose of paying when due) any Subordinated Debt.

         SECTION 11.12 RESTRICTIVE AGREEMENTS. Enter into any Debt which contains any negative pledge on assets or any covenants more

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restrictive than the provisions of Articles IX, X and XI, or which restricts, limits or otherwise encumbers its ability to incur Liens on or with respect to any of its assets or properties other than the assets or properties securing such Debt. Enter into any amendment or modification or waiver that is adverse in any respect to the Lenders to any Material Contract in effect on the Closing Date. Notwithstanding the preceding, without duplication, and with respect to any agreement existing on the Closing Date which contains an earn out obligation, waive, modify, supplement or amend any of the terms agreements, covenants or conditions applicable to such earn out without the approval of all the Lenders.

         SECTION 11.13 OWNERSHIP OF SUBSIDIARIES; LIMITATIONS ON THE COMPANY AND ITS SUBSIDIARIES. The Company will not permit any Person (other than a Borrower or a Wholly-Owned Subsidiary of a Borrower) to own any capital stock of any Subsidiary of a Borrower or any Borrower.

         SECTION 11.14 IMPAIRMENT OF SECURITY INTERESTS. No Borrower will take or omit to take any action, which action or omission might or would have the result of materially impairing the security interests in favor of the Collateral Agent on behalf of the Agents and the Lenders with respect to the Collateral and no Borrower will grant to any Person (other than the Collateral Agent pursuant to the Security Documents) any interest whatsoever in the Collateral, except for Permitted Liens.

                                   ARTICLE XII

                              DEFAULT AND REMEDIES

         SECTION 12.1 EVENTS OF DEFAULT. Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any Governmental Authority or otherwise:

         (a) DEFAULT IN PAYMENT OF PRINCIPAL OF LOANS AND REIMBURSEMENT OBLIGATIONS. The Borrowers shall default in any payment of principal of any Loan, Note or Reimbursement Obligation when and as due (whether at maturity, by reason of acceleration or otherwise).

         (b) OTHER PAYMENT DEFAULT. The Borrowers shall default in the payment when and as due (whether at maturity, by reason of acceleration or otherwise) of interest on any Loan, Note or Reimbursement Obligation or the payment of any other Obligation, and such default shall continue unremedied for five (5) Business Days.

         (c) MISREPRESENTATION. Any representation or warranty made or deemed to be made by the Borrowers or any of their Subsidiaries under this Agreement, any Loan Document or any amendment hereto or thereto, shall at any

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time prove to have been incorrect or misleading in any material respect when made or deemed made.

         (d) DEFAULT IN PERFORMANCE OF CERTAIN COVENANTS. The Borrowers shall default in the performance or observance of any covenant or agreement contained in SECTIONS 2.8, 8.1, 8.2, 8.5(e) or 9.12 or Articles X or XI of this Agreement.

         (e) DEFAULT IN PERFORMANCE OF OTHER COVENANTS AND CONDITIONS. (i) The Borrowers or any Subsidiary shall default in the performance or observance of any term, covenant, condition or agreement contained in this Agreement (other than as specifically provided for otherwise in this SECTION 12.1) or any other Loan Document and such default shall continue for a period of thirty (30) days after the earlier of (A) the date on which written notice thereof has been given to the Borrowers by the Administrative Agent or (B) the date on which any Responsible Officer of any Borrower first learns of such default or (ii) any Loan Document shall fail to be in full force and effect or to give the Administrative Agent or the Collateral Agent, as the case may be, or any other secured party the Liens, rights, power and privileges purported to be created thereby.

         (f) [RESERVED]

         (g) DEBT CROSS-DEFAULT. The Borrowers or any of their Subsidiaries shall (i) default in the payment of any Debt (other than the Notes or any Reimbursement Obligation) the aggregate outstanding amount of which Debt is in excess of $1,000,000 beyond the period of grace if any, provided in the instrument or agreement under which such Debt was created, or (ii) default in the observance or performance of any other agreement or condition relating to any Debt (other than the Notes or any Reimbursement Obligation) the aggregate outstanding amount of which Debt is in excess of $1,000,000 or contained in any instrument or agreement evidencing, securing or relating thereto or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Debt (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice if required, any such Debt to become due prior to its stated maturity (any applicable grace period having expired).

         (h) OTHER CROSS-DEFAULTS. The Borrowers or any of their Subsidiaries shall default in the payment when due, or in the performance or observance, of any material obligation or material condition of any Material Contract unless, but only as long as, the existence of any such default is being contested by the Borrowers or such Subsidiary in good faith by appropriate proceedings and adequate reserves in respect thereof have been established on the books of the Borrowers or such Subsidiary to the extent required by GAAP.

         (i) CHANGE IN CONTROL. Any person or group of persons (within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended) shall obtain ownership or control in one or more series of transactions of more than thirty-five percent (35.0%) of the common stock or thirty-five percent (35.0%) of the voting power of the Borrowers entitled to vote in the election of members of the board of directors of the Borrowers or there shall have occurred under any indenture or other instrument evidencing any Debt in excess of $1,000,000

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any "CHANGE IN CONTROL" (as defined in such indenture or other evidence of Debt)
obligating the Borrowers to repurchase, redeem or repay all or any part of the Debt or capital stock provided for therein (any such event, a "CHANGE IN CONTROL").

         (j) VOLUNTARY BANKRUPTCY PROCEEDING. The Borrowers or any Subsidiary shall (i) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect), (ii) file a petition seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition for adjustment of debts, (iii) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under such bankruptcy laws or other laws, (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign, (v) admit in writing its inability to pay its debts as they become due, (vi) make a general assignment for the benefit of creditors, or
(vii) take any corporate action for the purpose of authorizing any of the foregoing.

         (k) INVOLUNTARY BANKRUPTCY PROCEEDING. A case or other proceeding shall be commenced against the Borrowers or any Subsidiary in any court of competent jurisdiction seeking (i) relief under the federal bankruptcy laws (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts, or
(ii) the appointment of a trustee, receiver, custodian, liquidator or the like for the Borrowers or any Subsidiary or for all or any substantial part of their respective assets, domestic or foreign, and such case or proceeding shall continue without dismissal or stay for a period of sixty (60) consecutive days, or an order granting the relief requested in such case or proceeding (including, but not limited to, an order for relief under such federal bankruptcy laws) shall be entered.

         (l) TERMINATION EVENT. The occurrence of any of the following events:
(i) the Borrowers or any ERISA Affiliate fails to make full payment when due of all amounts which, under the provisions of any Pension Plan or Section 412 of the Code, the Borrowers or any ERISA Affiliate is required to pay as contributions thereto, (ii) an accumulated funding deficiency in excess of $100,000 occurs or exists, whether or not waived, with respect to any Pension Plan, (iii) a Termination Event or (iv) the Borrowers or any ERISA Affiliate as employers under one or more Multiemployer Plan makes a complete or partial withdrawal from any such Multiemployer Plan and the plan sponsor of such Multiemployer Plans notifies such withdrawing employer that such employer has incurred a withdrawal liability requiring payments in an amount exceeding $100,000.

         (m) JUDGMENT. A judgment or order for the payment of money which causes the aggregate amount of all such judgments to exceed $1,000,000 in any Fiscal Year shall be entered against the Borrowers or any of their Subsidiaries by any court and such judgment or order shall continue without discharge or stay for a period of thirty (30) days.

         (n) DEBARMENT AND/OR SUSPENSION WITH A GOVERNMENTAL AUTHORITY. (i) The debarment

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or suspension of any Borrower from contracting with (A) any Federal Governmental
Authority or (B) any State Governmental Authority to the extent it would reasonably be expected to have a Material Adverse Effect; (ii) the issuance of a notice of debarment or suspension to any Borrower (excluding any notice from a State Governmental Authority to the extent that debarment or suspension of such Borrower by such State Governmental Authority would not reasonably be expected to have a Material Adverse Effect); (iii) a notice of termination or the actual termination of any Government Contract shall have been issued to or received by any Borrower (other than a termination for convenience approved by the Administrative Agent) (except to the extent that such notice of termination or termination of a Governmental Contract with a State Governmental Authority would not reasonably be expected to have a Material Adverse Effect); (iv) an investigation or inquiry by a Federal Governmental Authority relating to any Borrower shall have been commenced in connection with (A) any Borrower's activities, which investigation could reasonably result in criminal or civil liability, suspension, debarment or any other adverse administrative action arising by reason of alleged fraud, willful misconduct, neglect, default or other wrongdoing; or (B) any Government Contract with a Federal Governmental Authority; or (v) to the extent it would reasonably be expected to have a Material Adverse Effect, an investigation or inquiry by a State Governmental Authority relating to any Borrower shall have been commenced in connection with
(A) any Borrower's activities, which investigation could reasonably result in criminal or civil liability, suspension, debarment or any other adverse administrative action arising by reason of alleged fraud, willful misconduct, neglect, default or other wrongdoing; or (B) any Government Contract with a State Governmental Authority.

         SECTION 12.2 REMEDIES. Upon the occurrence of an Event of Default, with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrowers:

         (a) ACCELERATION; TERMINATION OF FACILITIES. Declare the principal of and interest on the Loans, the Notes and the Reimbursement Obligations at the time outstanding, and all other amounts owed to the Lenders and to the Administrative Agent under this Agreement or any of the other Loan Documents (other than any Hedging Agreement) (including, without limitation, all L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) and all other Obligations (other than obligations owing under any Hedging Agreement), to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in this Agreement or the other Loan Documents to the contrary notwithstanding, and terminate the Credit Facility and any right of the Borrowers to request borrowings or Letters of Credit thereunder; PROVIDED, that upon the occurrence of an Event of Default specified in SECTION 12.1(j) or (k), the Credit Facility shall be automatically terminated and all Obligations (other than obligations owing under any Hedging Agreement) shall automatically become due and payable.

         (b) LETTERS OF CREDIT. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to the

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preceding paragraph, require the Borrowers at such time to deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay the other Obligations. After all such Letters of Credit shall have expired or been fully drawn upon, the Reimbursement Obligation shall have been satisfied and all other Obligations shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrowers.

         (c) RIGHTS OF COLLECTION. Exercise on behalf of the Lenders all of its other rights and remedies under this Agreement, the other Loan Documents and Applicable Law, in order to satisfy all of the Borrowers' Obligations.

         SECTION 12.3 RIGHTS AND REMEDIES CUMULATIVE; NON-WAIVER; ETC. The enumeration of the rights and remedies of the Administrative Agent and the Lenders set forth in this Agreement is not intended to be exhaustive and the exercise by the Administrative Agent and the Lenders of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder or under the Loan Documents or that may now or hereafter exist in law or in equity or by suit or otherwise. No delay or failure to take action on the part of the Administrative Agent or any Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default. No course of dealing between the Borrowers, the Administrative Agent and the Lenders or their respective agents or employees shall be effective to change, modify or discharge any provision of this Agreement or any of the other Loan Documents or to constitute a waiver of any Event of Default.

                                  ARTICLE XIII

                THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT

         SECTION 13.1 APPOINTMENT. Each of the Lenders hereby irrevocably designates and appoints First Union as Administrative Agent and Collateral Agent of such Lender under this Agreement and the other Loan Documents for the term hereof and each such Lender irrevocably authorizes First Union as Administrative Agent and Collateral Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and such other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement or such other Loan Documents, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein and therein, or any fiduciary relationship

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with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or the other Loan Documents or otherwise exist against the Administrative Agent. Any reference to the Administrative Agent or Collateral Agent, as applicable, in this Article XIII shall be deemed to refer to the Administrative Agent solely in its capacity as Administrative Agent or Collateral Agent, as applicable, and not in its capacity as a Lender.

         SECTION 13.2 DELEGATION OF DUTIES. The Agents may execute any of their respective duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by such Agent with reasonable care.

         SECTION 13.3 EXCULPATORY PROVISIONS. Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact, Subsidiaries or Affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or the other Loan Documents (except for actions occasioned solely by its or such Person's own gross negligence or willful misconduct), or (b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrowers or any of their Subsidiaries or any officer thereof contained in this Agreement or the other Loan Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or the other Loan Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the other Loan Documents or for any failure of the Borrowers or any of their Subsidiaries to perform their obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Borrowers or any of their Subsidiaries.

         SECTION 13.4 RELIANCE BY THE AGENTS. The Agents shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrowers), independent accountants and other experts selected by such Agent. The Agents may deem and treat the payee of any Note as the owner thereof for all purposes unless such Note shall have been transferred in accordance with hereof. The Agents shall be fully justified in failing or refusing to take any action under this Agreement and the other Loan Documents unless it shall first receive such advice or concurrence of the Required Lenders (or, when expressly required hereby or by the relevant other Loan Documents, all the Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and

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expense which may be incurred by it by reason of taking or continuing to take any such action except for its own gross negligence or willful misconduct. The Agents shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the Notes in accordance with a request of the Required Lenders (or, when expressly required hereby, all the Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.

         SECTION 13.5 NOTICE OF DEFAULT. No Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless it has received notice from a Lender or the Borrowers referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "NOTICE OF DEFAULT." In the event that any Agent receives such a notice, it shall promptly give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; PROVIDED that unless and until such Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders, EXCEPT to the extent that other provisions of this Agreement expressly require that any such action be taken or not be taken only with the consent and authorization or the request of the Lenders or Required Lenders, as applicable.

         SECTION 13.6 NON-RELIANCE ON THE AGENTS AND OTHER LENDERS. Each Lender expressly acknowledges that neither Agent nor any of such Agent's officers, directors, employees, agents, attorneys-in-fact, Subsidiaries or Affiliates has made any representations or warranties to it and that no act by any Agent hereinafter taken, including any review of the affairs of the Borrowers or any of their Subsidiaries, shall be deemed to constitute any representation or warranty by such Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrowers and their Subsidiaries and made its own decision to make its Loans and issue or participate in Letter of Credit hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrowers and their Subsidiaries. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agents hereunder or by the other Loan Documents, the Agents shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Borrowers or any of their Subsidiaries which may come into the possession of any Agent or any of its respective officers, directors, employees, agents, attorneys-

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in-fact, Subsidiaries or Affiliates.

         SECTION 13.7 INDEMNIFICATION. The Lenders agree to indemnify the Administrative Agent and in its respective capacity as such and (to the extent not reimbursed by the Borrowers and without limiting the obligation of the Borrowers to do so), ratably according to the respective amounts of their Revolving Credit Commitment Percentages and Term Loan Commitment Percentages, as applicable, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Notes or any Reimbursement Obligation) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or the other Loan Documents, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; PROVIDED that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Administrative Agent's bad faith, gross negligence or willful misconduct. The agreements in this SECTION 13.7 shall survive the payment of the Notes, any Reimbursement Obligation and all other amounts payable hereunder and the termination of this Agreement.

         SECTION 13.8 THE AGENTS IN THEIR INDIVIDUAL CAPACITY. Each Agent and its respective Subsidiaries and Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrowers as though such Agent were not an Agent hereunder. With respect to any Loans made or renewed by it and any Note issued to it and with respect to any Letter of Credit issued by it or participated in by it, such Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms "LENDER" and "LENDERS" shall include such Agent in its individual capacity.

         SECTION 13.9 RESIGNATION OF THE AGENTS; SUCCESSOR AGENTS. Subject to the appointment and acceptance of a successor as provided below, any Agent may resign at any time by giving notice thereof to the Lenders and the Borrowers. Upon any such resignation, the Required Lenders shall, with the consent of the Company on behalf of itself and the other Borrowers, so long as no Default or Event of Default has occurred and is continuing, have the right to appoint a successor Agent, which successor shall have minimum capital and surplus of at least $500,000,000. If no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after such Agent's giving of notice of resignation, then such Agent may, on behalf of the Lenders, appoint a successor Agent, which successor shall have minimum capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as

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Agent, the provisions of this SECTION 13.9 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

                                   ARTICLE XIV

                                  MISCELLANEOUS

         SECTION 14.1 NOTICES.

         (a) METHOD OF COMMUNICATION. Except as otherwise provided in this Agreement, all notices and communications hereunder shall be in writing, or by telephone subsequently confirmed in writing. Any notice shall be effective if delivered by hand delivery or sent via telecopy, recognized overnight courier service or certified mail, return receipt requested, and shall be presumed to be received by a party hereto (i) on the date of delivery if delivered by hand or sent by telecopy, (ii) on the next Business Day if sent by recognized overnight courier service and (iii) on the third Business Day following the date sent by certified mail, return receipt requested. A telephonic notice to the Administrative Agent as understood by the Administrative Agent will be deemed to be the controlling and proper notice in the event of a discrepancy with or failure to receive a confirming written notice.

         (b) ADDRESSES FOR NOTICES. Notices to any party shall be sent to it at the following addresses, or any other address as to which all the other parties are notified in writing.

       If to the Borrowers:       Condor Technology Solutions, Inc.
                                  Annapolis Office Plaza
                                  170 Jennifer Road, Suite 325
                                  Annapolis, Maryland 21401
                                  Attention: Mr. William J. Caragol
                                  Telephone No.: 410-266-8700
                                  Telecopy No.: 410-266-8400

       With copies to:             Morgan, Lewis & Bockius, LLP
                                  101 Park Avenue
                                  New York, New York 10178
                                  Attention: Christopher T. Jensen, Esq.
                                  Telephone No.: 212-309-6134
                                  Telecopy No.: 212-309-6273

       If to First Union as       First Union National Bank
       Administrative Agent       One First Union Center, TW-4
       or as Collateral Agent:    301 South College Street
                                  Charlotte, North Carolina 28288-0608
                                  Attention: Syndication Agency Services

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                                  Telephone No.: (704) 374-2698
                                  Telecopy No.: (704) 383-0288

       If to any Lender:          To the Address set forth on SCHEDULE 1 hereto


         (c) ADMINISTRATIVE AGENT'S OFFICE. The Administrative Agent hereby designates its office located at the address set forth above, or any subsequent office which shall have been specified for such purpose by written notice to the Borrowers and Lenders, as the Administrative Agent's Office referred to herein, to which payments due are to be made and at which Loans will be disbursed and Letters of Credit issued.

         SECTION 14.2 EXPENSES; INDEMNITY. The Borrowers will (a) pay all out-of-pocket expenses of the Agent in connection with (i) the preparation, execution and delivery of this Agreement and each other Loan Document, whenever the same shall be executed and delivered, including without limitation all out-of-pocket syndication and due diligence expenses and reasonable fees and disbursements of counsel for the Agents and (ii) the preparation, execution and delivery of any waiver, amendment or consent by the Agents or the Lenders relating to this Agreement or any other Loan Document, including without limitation reasonable fees and disbursements of counsel for the Agents, (b) pay all reasonable out-of-pocket expenses of the Agents and each Lender actually incurred in connection with the administration and enforcement of any rights and remedies of the Agents and Lenders under the Credit Facility, including consulting with appraisers, accountants, engineers, attorneys and other Persons concerning the nature, scope or value of any right or remedy of the Administrative Agent or any Lender hereunder or under any other Loan Document or any factual matters in connection therewith, which expenses shall include without limitation the reasonable fees and disbursements of such Persons, and
(c) defend, indemnify and hold harmless the Agents and the Lenders, and their respective parents, Subsidiaries, Affiliates, employees, agents, officers and directors, from and against any losses, penalties, fines, liabilities, settlements, damages, costs and expenses, suffered by any such Person in connection with any claim, investigation, litigation or other proceeding (whether or not the Agents or any Lender is a party thereto) and the prosecution and defense thereof, arising out of or in any way connected with the Agreement, any other Loan Document or the Loans, including without limitation reasonable attorney's and consultant's fees, except to the extent that any of the foregoing directly result from the gross negligence or willful misconduct of the party seeking indemnification therefor.

         SECTION 14.3 SET-OFF. In addition to any rights now or hereafter granted under Applicable Law and to the extent permitted by law, and not by way of limitation of any such rights, upon and after the occurrence of any Event of Default and during the continuance thereof, the Lenders and any assignee or participant of a Lender in accordance with SECTION 14.10 are hereby authorized by the Borrowers at any time or from time to time, without notice to the Borrowers or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, time or demand, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness

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at any time held or owing by the Lenders, or any such assignee or participant to or for the credit or the account of the Borrowers against and on account of the Obligations irrespective of whether or not (a) the Lenders shall have made any demand under this Agreement or any of the other Loan Documents or (b) the Administrative Agent shall have declared any or all of the Obligations to be due and payable as permitted by SECTION 12.2 and although such Obligations shall be contingent or unmatured.

         SECTION 14.4 GOVERNING LAW. This Agreement, the Notes and the other Loan Documents, unless otherwise expressly set forth therein, shall be governed by, construed and enforced in accordance with the laws of the State of New York, without regard to the conflicts or choice of law principles thereof.

         SECTION 14.5 CONSENT TO JURISDICTION. The Borrowers hereby irrevocably consent to the personal jurisdiction of the state and federal courts located in Mecklenburg County, North Carolina, and in New York, New York, in any action, claim or other proceeding arising out of any dispute in connection with this Agreement, the Notes and the other Loan Documents, any rights or obligations hereunder or thereunder, or the performance of such rights and obligations. The Borrowers hereby irrevocably consent to the service of a summons and complaint and other process in any action, claim or proceeding brought by the Administrative Agent or any Lender in connection with this Agreement, the Notes or the other Loan Documents, any rights or obligations hereunder or thereunder, or the performance of such rights and obligations, on behalf of itself or its property, in the manner specified in SECTION 14.1. Nothing in this SECTION 14.5 shall affect the right of the Administrative Agent or any Lender to serve legal process in any other manner permitted by Applicable Law or affect the right of the Administrative Agent or any Lender to bring any action or proceeding against the Borrowers or their properties in the courts of any other jurisdictions.

         SECTION 14.6 BINDING ARBITRATION; WAIVER OF JURY TRIAL.

         (a) BINDING ARBITRATION. Upon demand of any party, whether made before or after institution of any judicial proceeding, any dispute, claim or controversy arising out of, connected with or relating to the Notes or any other Loan Documents ("DISPUTES"), between or among parties to the Notes or any other Loan Document shall be resolved by binding arbitration as provided herein. Institution of a judicial proceeding by a party does not waive the right of that party to demand arbitration hereunder. Disputes may include, without limitation, tort claims, counterclaims, claims brought as class actions, claims arising from Loan Documents executed in the future, disputes as to whether a matter is subject to arbitration, or claims concerning any aspect of the past, present or future relationships arising out of or connected with the Loan Documents. Arbitration shall be conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the "ARBITRATION RULES") of the American Arbitration Association and Title 9 of the U.S. Code. All arbitration hearings shall be conducted in Charlotte, North Carolina. The expedited procedures set forth in Rule 51, ET SEQ. of the Arbitration Rules shall be applicable to claims of less than $1,000,000. All applicable statutes of limitation shall apply to

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any Dispute. A judgment upon the award may be entered in any court having jurisdiction. Notwithstanding anything foregoing to the contrary, any arbitration proceeding demanded hereunder shall begin within ninety (90) days after such demand thereof and shall be concluded within one-hundred twenty (120) days after such demand. These time limitations may not be extended unless a party hereto shows cause for extension and then such extension shall not exceed a total of sixty (60) days. The panel from which all arbitrators are selected shall be comprised of licensed attorneys. The single arbitrator selected for expedited procedure shall be a retired judge from the highest court of general jurisdiction, state or federal, of the state where the hearing will be conducted. The parties hereto do not waive any applicable Federal or state substantive law except as provided herein. Notwithstanding the foregoing, this paragraph shall not apply to any Hedging Agreement that is a Loan Document.

         (b) JURY TRIAL. THE ADMINISTRATIVE AGENT, EACH COLLATERAL AGENT, EACH LENDER AND THE BORROWERS HEREBY ACKNOWLEDGE THAT BY AGREEING TO BINDING ARBITRATION THEY HAVE IRREVOCABLY WAIVED THEIR RESPECTIVE RIGHTS TO A JURY TRIAL WITH RESPECT TO ANY ACTION, CLAIM OR OTHER PROCEEDING ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER, OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS.

         (c) PRESERVATION OF CERTAIN REMEDIES. Notwithstanding the preceding binding arbitration provisions, the parties hereto and the other Loan Documents preserve, without diminution, certain remedies that such Persons may employ or exercise freely, either alone, in conjunction with or during a Dispute. Each such Person shall have and hereby reserves the right to proceed in any court of proper jurisdiction or by self help to exercise or prosecute the following remedies: (i) all rights to foreclose against any real or personal property or other security by exercising a power of sale granted in the Loan Documents or under applicable law or by judicial foreclosure and sale, (ii) all rights of self help including peaceful occupation of property and collection of rents, set off, and peaceful possession of property, (iii) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and in filing an involuntary bankruptcy proceeding, and (iv) when applicable, a judgment by confession of judgment. Preservation of these remedies does not limit the power of an arbitrator to grant similar remedies that may be requested by a party in a Dispute.

         SECTION 14.7 REVERSAL OF PAYMENTS. To the extent the Borrowers make a payment or payments to the Administrative Agent for the ratable benefit of the Lenders or the Administrative Agent receives any payment or proceeds of the collateral which payments or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds repaid, the Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect as if such

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payment or proceeds had not been received by the Administrative Agent.

         SECTION 14.8 INJUNCTIVE RELIEF; PUNITIVE DAMAGES.

         (a) The Borrowers recognize that, in the event the Borrowers fail to perform, observe or discharge any of their obligations or liabilities under this Agreement, any remedy of law may prove to be inadequate relief to the Lenders. Therefore, the Borrowers agree that the Lenders, at the Lenders' option, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

         (b) Each of the Administrative Agent, Lenders and Borrowers (on behalf of itself and its Subsidiaries) hereby agree that no such Person shall have a remedy of punitive or exemplary damages against any other party to a Loan Document and each such Person hereby waives any right or claim to punitive or exemplary damages that they may now have or may arise in the future in connection with any Dispute, whether such Dispute is resolved through arbitration or judicially.

         (c) The parties agree that they shall not have a remedy of punitive or exemplary damages against any other party in any Dispute and hereby waive any right or claim to punitive or exemplary damages they have now or which may arise in the future in connection with any Dispute whether the Dispute is resolved by arbitration or judicially.

         SECTION 14.9 ACCOUNTING MATTERS. All financial and accounting calculations, measurements and computations made for any purpose relating to this Agreement, including, without limitation, all computations utilized by the Borrowers or any Subsidiary to determine compliance with any covenant contained herein, shall, except as otherwise expressly contemplated hereby or unless there is an express written direction by the Administrative Agent to the contrary agreed to by the Borrowers, be performed in accordance with GAAP as in effect on the Closing Date. In the event that changes in GAAP shall be mandated by the Financial Accounting Standards Board, or any similar accounting body of comparable standing, or shall be recommended by the Borrowers' certified public accountants, to the extent that such changes would modify such accounting terms or the interpretation or computation thereof, such changes shall be followed in defining such accounting terms only from and after the date the Borrowers and the Lenders shall have amended this Agreement to the extent necessary to reflect any such changes in the financial covenants and other terms and conditions of this Agreement.

         SECTION 14.10 SUCCESSORS AND ASSIGNS; PARTICIPATIONS.

         (a) BENEFIT OF AGREEMENT. This Agreement shall be binding upon and inure to the benefit of the Borrowers, the Agents and the Lenders, all future holders of the Notes, and their respective successors and assigns, except that the Borrowers shall not assign or transfer any of

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their rights or obligations under this Agreement without the prior written consent of each Lender.

         (b) ASSIGNMENT BY LENDERS. Each Lender may, with the consent of the Borrowers (so long as no Default or Event of Default has occurred and is continuing) and the consent of the Administrative Agent, which consents shall not be unreasonably withheld, assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including, without limitation, all or a portion of the Extensions of Credit at the time owing to it and the Notes held by it); PROVIDED that:

                  (i) if less than all of the assigning Lender's Revolving Credit Commitment or Term Loan Commitment is to be assigned, the Commitment so assigned shall not be less than $5,000,000;

                  (ii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance in the form of EXHIBIT G attached hereto (an "ASSIGNMENT AND ACCEPTANCE"), together with any Note or Notes subject to such assignment;

                  (iii) each Eligible Assignee must, concurrent with the delivery by such Eligible Assignee of the Assignment and Acceptance, have available to it and deliver the forms required pursuant to SECTION 5.11(e);

                  (iv) such assignment shall not, without the consent of the Borrowers, require the Borrowers to file a registration statement with the Securities and Exchange Commission or apply to or qualify the Loans or the Notes under the blue sky laws of any state; and

                  (v) the assigning Lender shall pay to the Administrative Agent an assignment fee of $3,500 upon the execution by such Lender of the Assignment and Acceptance; PROVIDED that no such fee shall be payable upon any assignment by a Lender to an Affiliate thereof.

Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, (A) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereby and (B) the Lender thereunder shall, to the extent provided in such assignment, be released from its obligations under this Agreement.

         (c) RIGHTS AND DUTIES UPON ASSIGNMENT. By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as set forth in such Assignment and Acceptance.

         (d) REGISTER. The Administrative Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of

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the Lenders and the amount of the Extensions of Credit with respect to each
Lender from time to time (the "REGISTER"). The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, the Administrative Agent and the Lenders may treat each person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers or Lender at any reasonable time and from time to time upon reasonable prior notice.

         (e) ISSUANCE OF NEW NOTES. Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Eligible Assignee together with any Note or Notes subject to such assignment and the written consent to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is substantially in the form of EXHIBIT G:

                  (i) accept such Assignment and Acceptance;

                  (ii) record the information contained therein in the Register;

                  (iii) give prompt notice thereof to the Lenders and the Borrowers; and

                  (iv) promptly deliver a copy of such Assignment and Acceptance to the Borrowers.

Within five (5) Business Days after receipt of notice, the Borrowers shall execute and deliver to the Administrative Agent, in exchange for the surrendered Note or Notes, a new Note or Notes to the order of such Eligible Assignee in amounts equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and a new Note or Notes to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the assigned Notes delivered to the assigning Lender. Each surrendered Note or Notes shall be canceled and returned to the Borrowers.

         (f) PARTICIPATIONS. Each Lender may sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Extensions of Credit and the Notes held by it); PROVIDED that:

                  (i) each such participation shall be in an amount not less than $5,000,000;

                  (ii) such Lender's obligations under this Agreement (including, without limitation, its Revolving Credit Commitment or Term Loan Commitment, as applicable) shall remain unchanged;

                  (iii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations;

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                  (iv) such Lender shall remain the holder of the Notes held by it for all purposes of this Agreement;

                  (v) the Borrowers, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement;

                  (vi) such Lender shall not permit such participant the right to approve any waivers, amendments or other modifications to this Agreement or any other Loan Document other than waivers, amendments or modifications which would reduce the principal of or the interest rate on any Loan or Reimbursement Obligation, extend the term or increase the amount of the Commitment, reduce the amount of any fees to which such participant is entitled, extend any scheduled payment date for principal of any Loan or, except as expressly contemplated hereby or thereby, release substantially all of the Collateral; and

                  (vii) any such disposition shall not, without the consent of the Borrowers, require the Borrowers to file a registration statement with the Securities and Exchange Commission to apply to qualify the Loans or the Notes under the blue sky law of any state.

         (g) DISCLOSURE OF INFORMATION; CONFIDENTIALITY. The Agents and the Lenders shall hold all non-public information with respect to the Borrowers obtained pursuant to the Loan Documents in accordance with their customary procedures for handling confidential information; PROVIDED, that the Agents may disclose information relating to this Agreement to GOLD SHEETS and other similar bank trade publications, such information to consist of deal terms and other information customarily found in such publications and PROVIDED FURTHER, that the Agents and Lenders may disclose any such information to the extent such disclosure is required by law or requested by any regulatory authority. Any Lender may, in connection with any assignment, proposed assignment, participation or proposed participation pursuant to this SECTION 14.10, disclose to the assignee, participant, proposed assignee or proposed participant, any information relating to the Borrowers furnished to such Lender by or on behalf of the Borrowers; PROVIDED, that prior to any such disclosure, each such assignee, proposed assignee, participant or proposed participant shall agree with the Borrowers or such Lender to preserve the confidentiality of any confidential information relating to the Borrowers received from such Lender.

         (h) CERTAIN PLEDGES OR ASSIGNMENTS. Nothing herein shall prohibit any Lender from pledging or assigning any Note to any Federal Reserve Bank in accordance with Applicable Law.

         SECTION 14.11 AMENDMENTS, WAIVERS AND CONSENTS. Except as set forth below, any term, covenant, agreement or condition of this Agreement or any of the other Loan Documents may be amended or waived by the Lenders, and any consent given by the Lenders, if, but only if, such amendment, waiver or consent is in writing signed by the Required Lenders (or by the Administrative Agent or Collateral Agent, as applicable, with the consent of the Required Lenders) and delivered to the Administrative Agent and, in the case of

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

an amendment, signed by the Borrowers; PROVIDED, that no amendment, waiver or consent shall:

         (a) (i) increase the Revolving Credit Commitment of any Lender, (ii) reduce the rate of interest or fees payable on any Revolving Credit Loan or Reimbursement Obligation, (iii) reduce or forgive the principal amount of any Revolving Credit Loan or Reimbursement Obligation, (iv) extend the originally scheduled time or times of payment of the principal of any Revolving Credit Loan or Reimbursement Obligation or the time or times of payment of interest on any Revolving Credit Loan or Reimbursement Obligation or any fee or commission with respect thereto, (v) permit any subordination of the principal or interest on any Revolving Credit Loan or Reimbursement Obligation or (vi) extend the time of the obligation of the Revolving Commitment Lenders to make or issue or participate in Letters of Credit, in any case, without the written consent of each Lender holding Revolving Credit Loans or a Revolving Credit Commitment;

         (b) (i) increase the Term Loan Commitment of any Lender, (ii) reduce the rate of interest or fees payable on any Term Loan, (iii) reduce or forgive the principal amount of any Term Loan, (iv) permit any subordination of the principal or interest on any Term Loan or (v) extend the originally scheduled time or times of payment of the principal of any Term Loan or the time or times of payment of interest on any Term Loan or any fee or commission with respect thereto, in any case, without the consent of each Lender holding a Term Loan or a Term Loan Commitment;

         (c) (i) release the Borrowers from the Obligations hereunder, (ii) permit any assignment (other than as specifically permitted or contemplated in this Agreement) of any of the Borrowers' rights and obligations hereunder, (iii) release any material portion of the Collateral or release any Security Document (other than asset sales permitted pursuant to SECTION 11.6 and as otherwise specifically permitted or contemplated in this Agreement or this applicable Security Document) or (iv) amend the provisions of this SECTION 14.11 or the definition of Required Lenders, without the prior written consent of each Lender.

In addition, (a) no amendment, waiver or consent to the provisions of (i)
Article XIII shall be made without the written consent of the Administrative Agent and (ii) Article III without the written consent of the Issuing Lender and
(b) with respect to the primary syndication of the Term Loan Facility, any amendment of this Agreement solely effecting an increase in the rate of interest or fees payable in connection with any Term Loan shall not require the consent of the Required Lenders or Lenders solely holding Revolving Credit Loans or a Revolving Credit Commitment.

         SECTION 14.12 PERFORMANCE OF DUTIES. The Borrowers' obligations under this Agreement and each of the Loan Documents shall be performed by the Borrowers at their sole cost and expense.

         SECTION 14.13 ALL POWERS COUPLED WITH INTEREST. All powers of attorney and other authorizations granted to the Lenders, the Agents and any

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

Persons designated by the Agents or any Lender pursuant to any provisions of this Agreement or any of the other Loan Documents shall be deemed coupled with an interest and shall be irrevocable so long as any of the Obligations remain unpaid or unsatisfied or the Credit Facility has not been terminated.

         SECTION 14.14 SURVIVAL OF INDEMNITIES. Notwithstanding any termination of this Agreement, the indemnities to which the Agents and the Lenders are entitled under the provisions of this Article XIV and any other provision of this Agreement and the Loan Documents shall continue in full force and effect and shall protect the Agents and the Lenders against events arising after such termination as well as before.

         SECTION 14.15 TITLES AND CAPTIONS. Titles and captions of Articles, Sections and subsections in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.

         SECTION 14.16 SEVERABILITY OF PROVISIONS. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

         SECTION 14.17 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same agreement.

         SECTION 14.18 TERM OF AGREEMENT. This Agreement shall remain in effect from the Closing Date through and including the date upon which all Obligations shall have been indefeasibly and irrevocably paid and satisfied in full. The Collateral Agent is hereby permitted to release all Liens on the Collateral upon repayment of the outstanding principal of and all accrued interest on the Loans, payment of all outstanding fees and expenses hereunder and the termination of the Lender's Commitments. No termination of this Agreement shall affect the rights and obligations of the parties hereto arising prior to such termination.

         SECTION 14.19 INCONSISTENCIES WITH OTHER DOCUMENTS; INDEPENDENT EFFECT OF COVENANTS. (a) In the event there is a conflict or inconsistency between this Agreement and any other Loan Document, the terms of this Agreement shall control; PROVIDED, that any provision of the Security Documents which imposes additional burdens on the Borrowers or their Subsidiaries or further restricts the rights of the Borrowers or their Subsidiaries or gives the Agents or Lenders additional rights shall not be deemed to be in conflict or inconsistent with this Agreement and

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

shall be given full force and effect.

         (b) The Borrowers expressly acknowledge and agree that each covenant contained in Articles IX, X, or XI shall be given independent effect. Accordingly, the Borrowers shall not engage in any transaction or other act otherwise permitted under any covenant contained in Articles IX, X, or XI if, before or after giving effect to such transaction or act, the Borrowers shall or would be in breach of any other covenant contained in Articles IX, X, or XI.

         SECTION 14.20 COMPANY AS AGENT FOR SUBSIDIARY BORROWERS. Each Subsidiary Borrower hereby irrevocably appoints and authorizes the Company (a) to provide the Agents with all notices with respect to Loans obtained for the benefit of any Subsidiary Borrower and all other notices and instructions under this Agreement and (b) to take such action on behalf of any Subsidiary Borrower it deems appropriate on their behalf to obtain Loans and to exercise such other powers as are reasonably incidental thereto to carry out the purposes of this Agreement.


                           [Signature pages to follow]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal by their duly authorized officers, all as of the day and year first written above.

                                 CONDOR TECHNOLOGY SOLUTIONS, INC., COMPUTER
                                 HARDWARE MAINTENANCE COMPANY, INC.,
                                 CORPORATE ACCESS, INC., DECISION SUPPORT
                                 TECHNOLOGY, INC., FEDERAL COMPUTER
                                 CORPORATION, GLOBAL CORE STRATEGIES
                                 ACQUISITION, INC., INTERACTIVE SOFTWARE
                                 SYSTEMS INCORPORATED, INVENTURE GROUP, INC.,
                                 LINC SYSTEMS CORPORATION, LOUDEN ASSOCIATES,
                                 INC., MANAGEMENT SUPPORT TECHNOLOGY CORP.,
                                 MIS TECHNOLOGIES, INC., POWERCREW, INC.,
                                 TITAN TECHNOLOGIES GROUP L.L.C., and U.S.
                                 COMMUNICATIONS, INC., as Borrowers


[CORPORATE SEAL]                 By:   /s/ William J. Caragol
                                      Name:  William J. Caragol
                                      Title: Vice President

                                 CONDOR SYSTEM SOLUTIONS, INC., as Borrower

                                 By:   /s/ William J. Caragol
                                      Name:  William J. Caragol
                                      Title: President


                                 FIRST UNION NATIONAL BANK,
                                 as Collateral Agent, Administrative Agent and Issuing Lender

                                 By:   /s/ Richard M. Schmersal
                                       Name:  Richard M. Schmersal
                                       Title: Vice President


                                 FIRST UNION COMMERCIAL CORPORATION,
                                 as Swingline Lender, and Lender

                                 By:  /s/ Richard M. Schmersal
                                      Name:  Richard M. Schmersal

                                      Title: Vice President

                                 FLEET NATIONAL BANK, as Lender

                                 By:    /s/ Thomas Engels
                                      Name:  Thomas Engels
                                      Title: Senior Vice President

                                 MELLON BANK, N.A., as Lender


                                 By:    /s/ David Reed
                                      Name:  David Reed
                                      Title: First Vice President

                                                    SCHEDULE 1
                                             (Lenders and Commitments)

---------------------------------------- ---------------------- -------------------- --------------------- --------------------
LENDER                                   REVOLVING CREDIT       REVOLVING CREDIT     TERM LOAN COMMITMENT  TERM LOAN
                                         COMMITMENT             COMMITMENT                                 COMMITMENT
                                                                PERCENTAGE                                 PERCENTAGE
---------------------------------------- ---------------------- -------------------- --------------------- --------------------
---------------------------------------- ---------------------- -------------------- --------------------- --------------------
First Union Commercial Corporation
One First Union Center, TW- 4
301 South College Street
Charlotte, North Carolina 28288-0608
Attention: Syndication Agency Services      $30,000,000.00              40%             $25,000,000.00            100%
Telephone No.: (704) 374-2698
Telecopy No.: (704) 383-0288
---------------------------------------- ---------------------- -------------------- --------------------- --------------------
---------------------------------------- ---------------------- -------------------- --------------------- --------------------
Fleet National Bank
One Federal Street
MA OF DO4J
Boston, Massachusetts  02110
Attn:    Thomas Engels                      $15,000,000.00              20%                   -                     -
         Senior Vice President
Phone:   (617) 346-4236
Fax:     (617) 346-4667
---------------------------------------- ---------------------- -------------------- --------------------- --------------------
---------------------------------------- ---------------------- -------------------- --------------------- --------------------
State Street Bank and Trust
225 Franklin Street
Boston, Massachusetts  02110
Attn:    William S. Rowe*                   $15,000,000.00              20%                   -                     -
Phone:   (617) 664-8715
Fax:     (617) 664-6527
---------------------------------------- ---------------------- -------------------- --------------------- --------------------
---------------------------------------- ---------------------- -------------------- --------------------- --------------------
Mellon Bank, N.A.
1901 Research Boulevard
6th Floor
Rockville, Maryland 20850
Attn:    Peter Heller                       $15,000,000.00              20%                   -                     -
         Vice President
Phone:   (301) 217-0687
Fax:     (301) 309-3458
---------------------------------------- ---------------------- -------------------- --------------------- --------------------
---------------------------------------- ---------------------- -------------------- --------------------- --------------------
               TOTALS                       $75,000,000.00             100%             $25,000,000.00            100%

---------------------------------------- ---------------------- -------------------- --------------------- --------------------